Prospectus Supplement
(to Prospectus dated September 27, 2004)

                                  $969,000,000
                                 (APPROXIMATE)

                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                IndyMac Bank'sm'
                           Seller and Master Servicer

                 HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                               SERIES SPMD 2004-B
                                     Issuer

Distributions payable on the 25th of each month or the next business day, commencing in October 2004

                                 --------------

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                                                          Underwriting
              Approximate       Pass-                      Discount
              Principal        Through       Price to        and       Proceeds to
              Amount(1)        Rate(2)        Public      Commissions   Company(5)
              ---------        -------        ------      -----------   ----------
A-I ......  $562,362,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
A-II-1....  $119,237,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
A-II-2....  $103,919,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
A-II-3....  $ 31,982,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-1 ......  $ 27,500,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-2 ......  $ 28,000,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-3 ......  $ 16,000,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-4 ......  $ 14,500,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-5 ......  $ 14,500,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-6 ......  $ 15,000,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-7 ......  $ 13,000,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-8 ......  $ 10,500,000    Variable(3)(4)    100.00000%     0.2500%      99.7500
M-9 ......  $ 10,000,000    Variable(3)(4)     97.89790%     0.2500%      97.6479
M-10 .....  $  2,500,000    Variable(3)(4)         *            *            *

(1) Subject to a permitted variance in the aggregate of 5%.

(2) As described under "Description of the Certificates--Distributions" in this prospectus supplement, the pass-through rates of the certificates are subject to a rate cap.

(3) The pass-through rate is subject to increase as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

(4) The pass-through rate on the offered certificates will vary as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

(5) Before deducting expenses.

* The Class M-10 Certificates are not being purchased by the underwriters and will be transferred to the seller as partial consideration for the sale of the mortgage loans to the depositor.

     Investing in the certificates involves risks. See "Risk Factors" on page S-13 in this prospectus supplement and on page 6 in the prospectus.

     The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of IndyMac ABS, Inc., IndyMac Bank, F.S.B., Deutsche Bank National Trust Company or any of their affiliates.

     This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

     Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., Morgan Stanley Incorporated and UBS Securities LLC, as underwriters, will purchase the offered certificates (other than the Class M-10 Certificates) from the depositor. The Class M-10 Certificates are not being purchased by the underwriters and will be transferred to the seller as partial consideration for the sale of the mortgage loans to the depositor. See "Method of Distribution" in this prospectus supplement. Delivery of the certificates will take place in book-entry form on or about September 30, 2004.

Deutsche Bank Securities                         Greenwich Capital Markets, Inc.

                     (Joint Lead Managers and Book-Runners)
                    Morgan Stanley        UBS Investment Bank
                                 (Co-Managers)

          The date of this prospectus supplement is September 28, 2004

                                TABLE OF CONTENTS

                                                                           Page
                                                                          ------
SUMMARY........................................................................4
RISK FACTORS..................................................................11
THE MORTGAGE POOL.............................................................19
   GENERAL....................................................................19
   ASSIGNMENT OF THE MORTGAGE LOANS...........................................22
   UNDERWRITING STANDARDS.....................................................26
SERVICING OF MORTGAGE LOANS...................................................27
   THE MASTER SERVICER........................................................27
   FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE...............................28
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES.............................29
   ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID
      MORTGAGE LOANS..........................................................30
   ADVANCES...................................................................30
   CERTAIN MODIFICATIONS AND REFINANCINGS.....................................31
   DEFAULT MANAGEMENT SERVICES................................................31
DESCRIPTION OF THE CERTIFICATES...............................................31
   GENERAL....................................................................31
   BOOK-ENTRY CERTIFICATES....................................................32
   PAYMENTS ON MORTGAGE LOANS; ACCOUNTS.......................................32
   DISTRIBUTIONS..............................................................33
   PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES...............................33
   DISTRIBUTIONS OF INTEREST AND PRINCIPAL....................................34
   GLOSSARY...................................................................40
   CALCULATION OF ONE-MONTH LIBOR.............................................48
   EXCESS RESERVE FUND ACCOUNT................................................49
   OVERCOLLATERALIZATION PROVISIONS...........................................49
   THE CAP CONTRACTS..........................................................50
   OPTIONAL TERMINATION.......................................................53
   THE TRUSTEE................................................................53
   RIGHTS OF THE NIMS INSURER UNDER THE POOLING AND SERVICING AGREEMENT.......54
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.................................55
   DEFAULTS IN DELINQUENT PAYMENTS............................................55
   PREPAYMENT CONSIDERATIONS AND RISKS........................................55
   OFFERED CERTIFICATES.......................................................56
   OVERCOLLATERALIZATION PROVISIONS...........................................57
   SUBORDINATED CERTIFICATES..................................................57
   ADDITIONAL INFORMATION.....................................................58
   STRUCTURING ASSUMPTIONS....................................................58
   WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES.........................64
   DECREMENT TABLES...........................................................64
   PREPAYMENT SCENARIOS.......................................................64
   LAST SCHEDULED DISTRIBUTION DATE...........................................72
USE OF PROCEEDS...............................................................72
FEDERAL INCOME TAX CONSEQUENCES...............................................72
   TAX STATUS.................................................................72
   TAXATION OF REGULAR CERTIFICATES...........................................73
   TAX TREATMENT OF OFFERED CERTIFICATES FOR CERTAIN PURPOSES.................74
   THE EXCESS RESERVE FUND ACCOUNT............................................74
ERISA CONSIDERATIONS..........................................................75
METHOD OF DISTRIBUTION........................................................77
LEGAL MATTERS.................................................................78
RATINGS.......................................................................78
INDEX OF DEFINED TERMS........................................................80
ANNEX I--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.....A-I-1
ANNEX II--COLLATERAL STATISTICS...........................................A-II-1
EXHIBIT I--UNDERWRITING GUIDELINES.........................................E-I-1
EXHIBIT II--OFFERING DOCUMENTATION........................................E-II-1

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
   PROSPECTUS SUPPLEMENT.......................................................3
RISK FACTORS...................................................................4
THE TRUST FUND................................................................24
USE OF PROCEEDS...............................................................30
THE DEPOSITOR.................................................................31
LOAN PROGRAM..................................................................31
DESCRIPTION OF THE SECURITIES.................................................34
CREDIT ENHANCEMENT............................................................49
YIELD AND PREPAYMENT CONSIDERATIONS...........................................52
THE AGREEMENTS................................................................54
CERTAIN LEGAL ASPECTS OF THE LOAN.............................................69
FEDERAL INCOME TAX CONSEQUENCES...............................................82
STATE TAX CONSIDERATIONS.....................................................104
ERISA CONSIDERATIONS.........................................................104
LEGAL INVESTMENT.............................................................108
METHOD OF DISTRIBUTION.......................................................109
LEGAL MATTERS................................................................110
FINANCIAL INFORMATION........................................................110
RATING.......................................................................110
INDEX OF PRINCIPAL TERMS.....................................................111

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series SPMD 2004-B Home Equity Loan Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series SPMD 2004-B Home Equity Mortgage Loan Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

          You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Certificates

          On the closing date, Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD 2004-B will issue seventeen classes of certificates, fourteen of which are being offered pursuant to this prospectus supplement and the accompanying prospectus and are listed on the cover page of this prospectus supplement. The assets of the trust fund that will support the certificates will consist primarily of a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

Cut-off Date

          September 1, 2004.

Closing Date

          On or about September 30, 2004.

Depositor

          IndyMac ABS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Seller and Master Servicer

          IndyMac Bank, F.S.B.

Trustee

          Deutsche Bank National Trust Company

Designations

          The certificates will sometimes be referred to herein by the following designations:

o    Class A Certificates.

          The Class A-I, Class A-II-1, Class A-II-2 and Class A-II-3
Certificates.

o    Group I Certificates.

          Class A-I Certificates.

o    Group II Certificates

          Class A-II-1, Class A-II-2 and Class A-II-3 Certificates.

o    Certificate Group

          Either the Group I Certificates or the Group II Certificates.

o    Regular Certificates

          All classes of certificates except the Class R Certificates.

o    Residual Certificates

          Class R Certificates.

o    Subordinated Certificates

          Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

o    Physical Certificates

          Class P, Class C and Class R Certificates.

o    Book-Entry Certificates

               All classes of certificates except the Physical Certificates.

References to "Class A Certificates" are references to certificates of either or both certificate groups of similar designations, as the context requires.

Other Certificates

          In addition to the offered certificates, the trust will issue the Class R, Class P and Class C Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. Any information contained in this prospectus supplement with respect to the Class R, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

Distribution Dates

          The trustee will make distributions on the 25th day of each calendar month beginning in October 2004 to the holders of record. If the 25th day of a month is not a business day, then the distributions will be made on the next business day after the 25th day of the month.

Record Dates

          The record date for the offered certificates, as long as they are in book entry form, is the business day before the related distribution date. The record date for the physical certificates and any definitive certificates is the last business day of the month preceding the related distribution date.

Interest Payments

          The interest rate for each class of the offered certificates will be equal to the sum of one-month LIBOR plus the fixed margin set forth below, subject to a cap. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. The "Interest Accrual Period" for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.

------------------------
Class    (%)(1)   (%)(2)
------------------------
A-I       0.380    0.760
------------------------
A-II-1    0.190    0.380
------------------------
A-II-2    0.360    0.720
------------------------
A-II-3    0.550    1.100
------------------------
M-1       0.700    1.050
------------------------
M-2       0.750    1.125
------------------------
M-3       0.800    1.200
------------------------
M-4       1.150    1.725
------------------------
M-5       1.200    1.800
------------------------
M-6       1.450    2.175
------------------------
M-7       2.100    3.150
------------------------
M-8       2.200    3.300
------------------------
M-9       3.500    5.250
------------------------
M-10      3.500    5.250
------------------------

(1) For each interest accrual period for each distribution date on or prior to the first distribution date on which the master servicer may exercise its optional termination right.

(2)  For each other interest accrual period.

          See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Principal Payments

          Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions" in this prospectus supplement.

Mortgage Loans

          On the closing date the trust fund will acquire a pool of primarily sub-prime mortgage loans that will be divided into two loan groups, loan group I and loan group II.

          Loan group I will consist of fixed rate and adjustable-rate mortgage loans secured by first liens on mortgaged properties that have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

          Loan group II will consist of fixed rate and adjustable-rate mortgage loans secured by first liens on mortgaged properties that have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac.

Pre-Funding Accounts

On the closing date, the depositor will pay to the trustee approximately $102,522,659 which will be held by the trustee in a pre-funding account relating to the mortgage loans in loan group I and approximately $47,477,341 which will be held by the trustee in another pre-funding account relating to the mortgage loans in loan group II.

The amount on deposit in each pre-funding account will be reduced by the amount used to purchase subsequent mortgage loans for the related loan group during the period from the closing date up to and including October 30, 2004. Any amounts remaining in each pre-funding account after October 30, 2004 will be distributed on the next distribution date to the holders of the related Class A Certificates in the manner set forth in "Description of the Certificates--Distributions of Interest and Principal" herein.

See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" in this prospectus supplement.

Statistical Calculation Information

          The statistical calculation information presented in this prospectus supplement concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the trust fund as of the closing date. The statistical calculation information presented in this prospectus supplement relates to a statistical calculation pool that comprises approximately 71% of the mortgage loans that will be included in the trust fund. The pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical calculation mortgage pool, and the mortgage loans for which information is presented in this prospectus supplement are referred to as statistical calculation mortgage loans. The depositor believes that the information in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date.

          The mortgage loans to be transferred to the trust fund on the closing date will consist of the statistical calculation mortgage loans (other than those removed prior to the closing date) and other mortgage loans referred to as additional mortgage loans, which together are referred to as the closing date mortgage loans. During the 30-day period following the closing date, the trust will acquire subsequent mortgage loans to be included in the mortgage pool subject to the conditions set forth in this prospectus supplement. The closing date mortgage loans and the subsequent mortgage loans are referred to as the mortgage loans. Accordingly, the statistical profile of the final pool of mortgage loans will vary somewhat from the statistical profile of the statistical calculation mortgage loans presented in this prospectus supplement.

          The statistical calculation mortgage loans in loan group I consist of 746 fixed-rate mortgage loans and 2,226 adjustable-rate mortgage loans with an aggregate outstanding principal balance of approximately $487,672,348 as of the cut-off date, after giving effect to principal payments due on or before that date, irrespective of any delinquency in payment by the related mortgagor, and application of all unscheduled payments of principal received prior to the cut-off date. The statistical calculation mortgage loans in loan group II consist of 102 fixed-rate mortgage loans and 456 adjustable-rate mortgage loans with an aggregate outstanding principal balance of approximately $220,449,112 as of the cut-off date, after giving effect to principal payments due on or before that date, irrespective of any delinquency in payment by the related mortgagor, and application of all unscheduled payments of principal received prior to the cut-off date.

          As described in this prospectus supplement under "The Mortgage Pool," the interest rates for the adjustable-rate mortgage loans will generally adjust semi-annually or annually, subject to certain caps and floors, as described in this prospectus supplement.

          Approximately 77.24% of the statistical calculation mortgage loans are mortgage loans that initially have a fixed rate of interest for up to seven years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the mortgage loan, as described under "The Mortgage Pool" in this prospectus supplement.

See "The Mortgage Pool" in this prospectus supplement.

The NIMS Insurer

          On the closing date, it is anticipated that a separate trust will be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any financial guaranty insurance policy, if any, are referred to in this prospectus supplement as the "NIMS Insurer." The references to the NIMS Insurer in this prospectus supplement are applicable only if there is one or more NIMS Insurers. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement. Any insurance policy issued by a NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

               See "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

Optional Termination

          The master servicer may purchase all of the remaining assets of the trust fund after the aggregate principal balance of the mortgage loans and any real estate owned by the trust fund as of the last day of the related remittance period declines to less than 10% of the sum of (i) the aggregate principal balance of the closing date mortgage loans as of the cut-off date and (ii) the sum of the aggregate principal balances of the subsequent mortgage loans as of the related subsequent cut-off dates. If the master servicer fails to exercise its option, provided there are unpaid reimbursable amounts outstanding on the NIM, a NIMS Insurer may exercise that option.

               See "Description of the Certificates--Optional Termination" in this prospectus supplement.

Advances

          The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans unless the master servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

               See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

Credit Enhancement

          Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination

          On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there is not enough money from the mortgage loans on a distribution date to pay all classes of Class A Certificates, the subordinated classes will be the first to forgo payment.

Application of Realized Losses

          If on any distribution date, after the balances of the certificates have been reduced by the amount of principal paid on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the outstanding subordinated certificates that are lowest in order of payment priority will be reduced by the amount of that excess.

Overcollateralization

          On the closing date, the trust fund is issuing a total principal amount of certificates that will be less than the total principal balance of the closing date mortgage loans plus amounts on deposit in the pre-funding accounts resulting in overcollateralization equal to the initial amount required by the pooling and servicing agreement. On any distribution date, the amount of any overcollateralization will be available to absorb losses from liquidated mortgage loans. If the level of overcollateralization falls below what is required, the excess interest described below will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is restored.

Excess Interest

          The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates and expenses of the trust fund. Some of the excess interest may be used to pay interest on the certificates that was previously accrued but not paid, some of the excess interest may be used to reduce any overcollateralization deficiency, and some of the excess interest may be used to reimburse the subordinated certificates for losses that they experienced previously.

               See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Cap Contracts

          The Class A-I, Group II and Subordinate Certificates will have the benefit of interest rate cap contracts. Each of the interest rate cap contracts requires the counterparty to pay amounts as provided in "Description of the Certificates--The Cap Contracts" in this prospectus supplement.

Ratings

          The classes of certificates listed below will not be offered unless they are assigned the following ratings by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and by Fitch, Inc.

Class   Moody's Rating   S&P Rating   Fitch Rating
-----   --------------   ----------   ------------
 A            Aaa            AAA           AAA
M-1           Aa1            AA+           AA
M-2           Aa2             AA           AA
M-3           Aa3             AA           AA
M-4           A1              AA            A
M-5           A2              AA            A
M-6           A3             AA-            A
M-7          Baa1             A           BBB+
M-8          Baa2             A-           BBB
M-9          Baa3           BBB+          BBB-
M-10           *             BBB          BBB-

* This rating agency was not asked to rate this class

  See "Ratings" in this prospectus supplement.

Tax Status

          For federal income tax purposes, the trustee will elect to treat the trust fund (excluding the cap contracts, the pre-funding accounts and the excess reserve fund account) as including one or more REMICs. The certificates (other than the Class R Certificates) will represent ownership of REMIC regular interests (exclusive of any right to receive payments from the excess reserve fund account). The Class R Certificate will represent ownership of the sole class of residual interest in each REMIC. Holders of regular certificates will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholder's regular method of accounting.

          For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

          Subject to the considerations set forth in "ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates (other than the Class M-10 Certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

          If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code, you should review carefully with your lawyer whether you can buy or hold an offered certificate.

          A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

          See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

          The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will not constitute mortgage related securities for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the balances of the pre-funding accounts have been reduced to zero. At such time, the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be mortgage related securities for purposes of SMMEA.

               See "Legal Investment" in the prospectus.

                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

You may have difficulty selling your certificates

          Each underwriter intends to make a secondary market in the certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities especially those that are sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Sub-prime mortgage loans are subject to greater risk of delinquency and loss

          Most of the mortgage loans in the mortgage pool were made to borrowers with prior credit difficulties. We expect that the rates of delinquency, bankruptcy and foreclosure for such mortgage loans will be substantially higher than those of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards. See "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

The subordinated certificates have a greater risk of loss than the Class A Certificates, and subordination may not be sufficient to protect the Class A Certificates from losses

          If you buy a subordinated certificate, you will not receive any payments on your certificate until the holders of the Class A Certificates have received all payments to which they are entitled. Additionally, payments on each class of subordinated certificates, other than the Class M-1 Certificates, will be subordinate to payments on the classes of subordinated certificates with a lower numeric class designation. As a result, the yield on your subordinated certificate will be sensitive to losses on the mortgage loans in either loan group. This sensitivity increases with the subordination of a certificate, so that the yields on the Class M-10 Certificates are the most sensitive. You should carefully consider the risk that you may lose all or a part of the money that you paid for the subordinated certificate if losses are greater than expected.

          If you buy a subordinated certificate you will not receive any principal distributions any earlier, and potentially later, than October 2007, unless the Class A Certificates have been paid down to zero before that date or if an applicable trigger event is not in effect. As a result, the rate at which you receive principal distributions on your subordinated certificate will be less rapid than would be the case if principal were distributed on a proportionate basis among the Class A Certificates and the subordinated certificates. Because more of the balance of your subordinated certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans will affect your subordinated certificate. Therefore the risk that you will lose all or part of the money you paid for the certificate also increases.

          Investors in the Class A Certificates should consider the risk that the subordination of the subordinated classes may not be sufficient to protect your certificates from loss.

Excess interest from the mortgage loans may not provide adequate credit enhancement

          The mortgage loans are expected to generate more interest than is needed to pay interest on the classes of certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. If the amount of interest generated by the mortgage loans is more than the amount that is needed to pay interest on the certificates, some of such "excess interest" will be used to make additional principal payments on the certificates to the extent necessary to maintain or restore the required level of ovecollateralization, some will be used to pay interest on the certificates that was previously accrued but not paid, and to the extent described herein some will be used to reimburse the subordinated certificates for losses that they experienced previously. The use of excess interest to make additional principal payments on the certificates is intended to reduce the total principal balance of those certificates below the aggregate principal balance of the mortgage loans, thereby creating or increasing "overcollateralization." Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificates' share of losses from liquidated mortgage loans.

          However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain or restore the required level of overcollateralization.

          The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the pass-through rates on the offered certificates and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans, and adjustments of the mortgage rates on adjustable-rate mortgage loans. Because the index used to determine the mortgage rates on the adjustable-rate mortgage loans is different from the index used to determine the pass-through rates on the offered certificates, it is possible that the pass-through rate on one or more of these certificates may be higher than the interest rates on the mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the offered certificates. As a result, excess interest may be unavailable for any other purpose.

          Investors in the offered certificates, and particularly the Class M-10 Certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from loss. Excess interest and overcollateralization are the only forms of credit enhancement for the Class M-10 Certificates.

Risk regarding mortgage rates

          The pass-through rates on the offered certificates may adjust monthly and are based on one-month LIBOR. The mortgage rates on the interest only adjustable-rate mortgage loans generally adjust annually or semi-annually based on six-month LIBOR, one-year LIBOR or 1-year CMT ("Loan Index") following an initial period after the origination of such mortgage loans during which time the mortgage rates are fixed. In the case of the statistical calculation mortgage loans in loan group I, this initial period is two years for approximately 61.67% of the statistical calculation mortgage loans in loan group I, three years for approximately 10.88% of the statistical calculation mortgage loans in loan group I, five years for approximately 3.99% of the statistical calculation mortgage loans in loan group I and seven years for approximately 0.06% of the statistical calculation mortgage loans in loan group I. In the case of the statistical calculation mortgage loans in loan group II, this initial period is two years for approximately 63.67% of the statistical calculation mortgage loans in loan group II, three years for approximately 8.88% of the statistical calculation mortgage loans in loan group II, and five years for approximately 5.11% of the statistical calculation mortgage loans in loan group
II. Because the Loan Index and one-month LIBOR may respond differently to economic and market factors, there is not necessarily a correlation in movement between such indices. For example, it is possible that the interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. In addition, although it is possible that both the mortgage rates and pass-through rates on the offered certificates may decline or increase during the same period, because of the difference between mortgage rate adjustment periods and pass-through rate adjustment periods, mortgage rates may decline or increase more slowly than the offered certificate pass-through rates. These differences in changes to the mortgage rates and the pass-through rates may reduce the interest payable on the offered certificates due to the imposition of the Group I Net WAC Cap, the Group II Net WAC Cap or the Subordinated Net WAC Cap, as applicable. In addition, 23.24% of the statistical calculation mortgage loans in loan group I are fixed-rate mortgage loans and 21.70% of the statistical calculation mortgage loans in loan group II are fixed-rate mortgage loans. The pass-through rates of the offered certificates adjust monthly while the mortgage rates on the fixed-rate mortgage loans are fixed.

          Although it is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the applicable pass-through rate cap will be paid to the certificateholder from excess funds on future distribution dates, we cannot assure you that funds will be available or sufficient to make those payments. The ratings assigned to the offered certificates do not address the likelihood that payments of the Net WAC Cap Carry Forward Amounts related to such classes of certificates will be made.

          For a more detailed description of the Group I Net WAC Cap, the Group I Maximum Cap, the Group II Net WAC Cap, the Group II Maximum Cap and the Subordinated Net WAC Cap, see "Description of the Certificates--Distribution of Interest and Principal."

Increased risk of loss as a result of balloon loans

          Approximately 0.08% of the loan group I statistical calculation mortgage loans are balloon loans. None of the loan group II statistical calculation mortgage loans are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the master servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Your yield will be affected by the interest only feature of some of the mortgage loans

          Approximately 9.18% of the loan group I statistical calculation mortgage loans and approximately 32.90% of the loan group II statistical calculation mortgage loans, in each case by aggregate stated principal balance of the statistical calculation mortgage loans in that loan group as of the statistical calculation cut-off date, require monthly payments of only accrued interest for a substantial period of time after origination. During the interest only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these mortgage loans may have a higher risk of default after the interest only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan.

          During the interest only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

Cash flow considerations and risks could cause payment delays and losses

          Substantial delays could result while liquidating delinquent mortgage loans. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the mortgage loans and in turn reduce the proceeds payable to certificateholders. In the event any of the mortgaged properties fail to provide adequate security for the mortgage loans, and the credit enhancement is insufficient, you could experience a loss.

Unpredictability and effect of prepayments

          A majority of the borrowers under the statistical calculation mortgage loans generally may not prepay their mortgage loans during the first one, two, three or five years after origination without incurring prepayment charges, which generally are due without regard to the reason why the mortgagor is prepaying the mortgage loan. However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the certificates.

     o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

          None of the prepayment charges will be distributed to holders of the offered certificates.

          In addition, prepayments on group I mortgage loans with adjusted net interest rates in excess of the Group I Net WAC Cap or the Group I Maximum Cap can have the effect of reducing the relevant cap, and prepayments on group II mortgage loans with adjusted net interest rates in excess of the Group II Net WAC Cap or the Group II Maximum Cap can have the effect of reducing the relevant cap. If any of the Group I Maximum Cap, the Group II Maximum Cap, the Group I Net WAC Cap or the Group II Net WAC Cap is in effect on any distribution date, the reduction of the relevant rate cap will have the effect of reducing the pass-through rates of the related certificates on such distribution date.

          See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Rights of the NIMS insurer

          Pursuant to the pooling and servicing agreement, unless a NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or a NIMS Insurer is the subject of a bankruptcy proceeding (such events, a "NIMS Insurer Default") or the net interest margin securities are no longer outstanding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without their consent, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS Insurer:

     o the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer;

     o the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement; and

     o the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

          In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required before, among other things:

     o the removal of the master servicer, any successor servicer or the trustee;

     o    the appointment of any subservicer or co-trustee;

     o any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the number of mortgage loans; and

     o    any amendment to the pooling and servicing agreement.

          Investors in the offered certificates should note that:

     o any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;

     o    the rights granted to the NIMS Insurer are extensive;

     o the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS Insurers' rights; and

     o the NIMS Insurer's exercise of its rights and consents may negatively affect the holders of the offered certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates without a NIMS Insurer backed by comparable mortgage loans and with comparable payment priorities and ratings.

Insolvency may affect the timing and amount of distributions on the certificates

          The transfer of the mortgage loans by the seller to the depositor will be characterized in the pooling and servicing agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC) as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur.

Developments in certain states could have disproportionate effect on the pool of mortgage loans due to geographic concentration of mortgaged properties

          The charts entitled "State" presented in the Annex II to this prospectus supplement list the states with the highest concentrations of statistical calculation mortgage loans in loan group I and loan group II. Mortgaged properties in certain states (e.g. California) may be particularly susceptible to certain types of hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance. In addition:

     o Economic conditions in states with high concentrations of mortgage loans (which may or may not affect real property values) may affect the ability of borrowers in those states to repay their loans on time;

     o Declines in residential real estate market in states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

     o Any increase in the market value of properties located in states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricane Risk

          Various hurricanes during the 2004 hurricane season may have adversely affected any mortgaged properties located in Florida, Alabama, Mississippi and surrounding areas. The seller will make a representation and warranty that no mortgaged property is subject to any material damage arising from those hurricanes as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to any of these hurricanes and such damage materially adversely affects the value or the interests of the certificateholders in such mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. Damages to mortgaged properties as a result of hurricanes occurring during the 2004 hurricane season may or may not be covered by the related hazard insurance policies. We do not know how many mortgaged properties securing mortgage loans to be included in the mortgage pool have been or may be affected by hurricanes during the 2004 hurricane season. In addition, no assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by hurricanes during the 2004 hurricane season. Any adverse impact as a result of these events may be borne by the certificateholders, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. Any such repurchase will have the same effect on the certificateholders as a prepayment of those mortgage loans.

Certificates may not be appropriate for certain investors.

          The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

     o the yield to maturity of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     o the rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o you may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

     o a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

     You should also carefully consider the further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under the heading "Risk Factors" in the prospectus.

Certificates are obligations only of the trust

          The offered certificates will not represent an ownership interest in or obligation of any entity except for the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the master servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. The offered certificates are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the mortgage loans) and proceeds from the mortgage insurance policies will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

     For a discussion of additional risks pertaining to the certificates, see "Risk Factors" in the prospectus.

Impact of terrorist attacks

          The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act. For a further discussion see "Certain Legal Aspects of the Loan--Servicemembers Civil Relief Act" in the Prospectus.

Certain mortgage loans have high loan-to-value ratios which may present a greater risk of loss relating to such mortgage loans

          Mortgage loans with a loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 32.05% of the statistical calculation mortgage loans in loan group I and approximately 26.20% of the statistical calculation mortgage loans in loan group II, in each case by aggregate principal balance of the related loan group as of the cut-off date, had a loan-to-value ratio at origination in excess of 80% and, except with respect to 3.19% of the statistical calculation mortgage loans in loan group I and 1.05% of the statistical calculation mortgage loans in loan group II, are not covered by any primary mortgage insurance. No mortgage loan had a loan-to-value ratio exceeding 100.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value or combined loan-to-value ratio. See "The Mortgage Pool--General" in this prospectus supplement.

Increased risk of loss due to simultaneous second liens

          With respect to certain mortgage loans included in each loan group, at the time of origination of the mortgage loan, the seller also originated a second lien mortgage loan which will not be included in the trust fund. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors with a simultaneous second lien have less equity in the mortgaged property. In addition, the loan-to-value ratios shown in this prospectus supplement do not reflect those simultaneous second lien loans. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Violation of various federal and state laws may result in losses on the mortgage loans

          Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to federal laws, including:

     o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

     o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

     o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

          Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans and restrict the master servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected mortgage loans whether held by the trust or a subsequent holder of such mortgage loans and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "Certain Legal Aspects of the Loan--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus. The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the mortgage loans are subject to Section 32 of Regulation Z nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related mortgage loan. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Prepayment interest shortfalls and relief act shortfalls

          When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the master servicer.

          On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicer will be allocated to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates, will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Environmental risks

          Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

          In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

                                THE MORTGAGE POOL

General

          The depositor will purchase mortgage loans from IndyMac Bank, F.S.B. (referred to as "IndyMac Bank") pursuant to a pooling and servicing agreement dated as of September 1, 2004 among IndyMac Bank, as seller and master servicer, the depositor and the trustee and will assign to the trustee for the benefit of holders of the certificates the statistical calculation mortgage loans (other than those removed prior to the closing date) and other similar mortgage loans (together, the "Closing Date Mortgage Loans"). Pursuant to each subsequent transfer instrument, as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts", the trust will acquire subsequent mortgage loans to be included in the mortgage pool subject to the conditions set forth in this prospectus supplement. The Closing Date Mortgage Loans and subsequent mortgage loans included in the trust are referred to as the "Mortgage Loans". The Closing Date Mortgage Loans are expected to have an aggregate principal balance as of the cut-off date of approximately $850,000,000. The Closing Date Mortgage Loans to be included in loan group I are expected to have an aggregate principal balance equal to approximately $585,381,915, and the Closing Date Mortgage Loans to be included in loan group II are expected to have an aggregate principal balance equal to approximately $264,618,085.

          Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under "--Assignment of Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the certificateholders in that mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's mortgage portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program--Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. IndyMac Bank is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as master servicer, with respect to the certificates, are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

          Certain information with respect to the mortgage loans in the statistical calculation mortgage pool is set forth below (such mortgage loans, the "Statistical Calculation Mortgage Loans"). Prior to the closing date, the Statistical Calculation Mortgage Loans will experience some amortization, mortgage loans may be removed from the statistical calculation mortgage pool and other mortgage loans may be substituted for such mortgage loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the Mortgage Loans in the mortgage pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Statistical Calculation Mortgage Loans as of the cut-off date, which are referred to as the "cut-off date principal balances".

          As of the cut-off date, the aggregate of the Stated Principal Balances of the Statistical Calculation Mortgage Loans is approximately $708,121,460. The mortgage loans to be included in the mortgage pool were acquired or originated by the seller in the normal course of its business.

          At origination, approximately 97.88% of the Statistical Calculation Mortgage Loans in loan group I and approximately 100.00% of the Statistical Calculation Mortgage Loans in loan group II had stated terms to maturity of 30 years. Approximately 99.94% of the Statistical Calculation Mortgage Loans provide for payments due on the first day of each month (referred to as a due date). Scheduled monthly payments made by the mortgagors on the mortgage loans (referred to as scheduled payments) either earlier or later than the scheduled due dates thereof is not expected to affect the amortization schedule or the relative application of those payments to principal and interest.

          With the exception of 219 of the Statistical Calculation Mortgage Loans in loan group I and 205 of the Statistical Calculation Mortgage Loans in loan group II, representing approximately 9.18% and 32.90%, respectively, of the Statistical Calculation Mortgage Loans in that loan group (these Statistical Calculation Mortgage Loans are referred to in this prospectus supplement as the interest-only mortgage loans), all of the Statistical Calculation Mortgage Loans in each loan group will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The terms of the interest-only mortgage loans only require the related mortgagor to pay interest on the principal balance of the mortgage loan for either the first two, three or five years after its origination, but require that the entire principal balance of the mortgage loan be fully amortized over the related remaining term of the mortgage loan following such interest only period.

          Approximately 90.74% of the Statistical Calculation Mortgage Loans in loan group I and 67.10% of the Statistical Calculation Mortgage Loans in loan group II provide for the amortization of the amount financed over a series of substantially equal monthly payments, and approximately 0.08% of the Statistical Calculation Mortgage Loans in loan group I and none of the Statistical Calculation Mortgage Loans in loan group II are balloon loans and provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity.

          Approximately 1,983 Statistical Calculation Mortgage Loans in loan group I, and 359 Statistical Calculation Mortgage Loans in group II representing approximately 65.22% and 60.09% of the cut-off date principal balance of the mortgage loans in the respective loan groups contain prepayment charges. Prepayment charges provide that if the borrower were to prepay the mortgage loan in full at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (referred to as the "Prepayment Charge Period"), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Charge Period for the mortgage loans vary from 1 year to 5 years, depending on the terms set forth in the related mortgage note. The amount of the prepayment charge varies.

          The mortgage rate (the "Mortgage Rate") of each of the fixed-rate mortgage loans will be fixed for the life of the loan. The Mortgage Rate for a substantial majority of the adjustable-rate mortgage loans will be fixed for a period after the origination of that Mortgage Loan, after which it will adjust semi-annually or annually based on the applicable Index. The adjustable-rate mortgage loans include 1-year CMT, 2/28 Adjustable Mortgage Loans, 3/27 Adjustable Mortgage Loans, 5/25 Adjustable Mortgage Loans, 7/23 Adjustable Mortgage Loans, 6-month LIBOR and 1-year LIBOR Adjustable Mortgage Loans. The rates on these loans adjust periodically on a date (the "Adjustment Date"), in most cases, after an initial period during which their rate is fixed that ends on their initial Adjustment Date. The change in the interest rate of any adjustable rate loan on any single Adjustment Date may not exceed a maximum known as its "Periodic Rate Cap". The interest rate for each of these Mortgage Loans is computed as a margin specified in the related mortgage note over either the Index or the 1-year CMT. The Index is equal to the average of interbank offered rates for six month or one year U.S. dollar deposits in the London market based on quotations of major banks, as published either (x) by Fannie Mae either 30 or 45 days before the Adjustment Date or (y) in the "Money Rates" section of The Wall Street Journal as of the first business day of the month before the Adjustment Date. The "1-year CMT" is the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve. The following tables summarize these characteristics of the different loan programs for the adjustable-rate Statistical Calculation Mortgage Loans.

----------------------------------------------------------------
                         Initial                   Periodic Rate
                          Fixed         Base         Adjustment
                         Period        Index           Period
                        --------   -------------   -------------
1/1 CMT Adjustable
   Mortgage Loans        1 year      1-year CMT        1 year

2/28 Adjustable
   Mortgage Loans        2 years   6-month LIBOR       6 mos.

6 month LIBOR
   Mortgage Loans       6 months   6-month LIBOR       6 mos.

3/27 LIBOR
   Adjustable
   Mortgage Loans        3 years   6-month LIBOR       6 mos.

3/27 LIBOR
   Adjustable
   Mortgage Loans        3 years    1-year LIBOR       1 year

3/1 CMT Adjustable
   Mortgage Loans        3 years     1-year CMT        1 year

5/25 CMT Adjustable
   Mortgage Loans        5 years     1-year CMT        1 year

5/25 LIBOR Adjustable
   Mortgage Loans        5 years   6-month LIBOR       6 mos.

5/25 Adjustable
   Mortgage Loans        5 years    1-year LIBOR       1 year

7/23 Adjustable
   Mortgage Loans        7 years    1-year LIBOR       1 year
----------------------------------------------------------------

          The 2/28 Adjustable Mortgage Loans will include "performance loans" (referred to as "Performance Loans") that provide borrowers the potential of a margin reduction for good payment history. The payment history for the Performance Loan is evaluated in the second month preceding the month in which the initial rate Adjustment Date occurs. If the related borrower has made scheduled payments in full since the origination of that loan with a maximum of one late payment (which cannot be in the month of evaluation) the loan is eligible for a reduction (ranging from 0.50% to 1.00%) in the margin used to calculate the mortgage rate. Approximately 9.20% of the Statistical Calculation Mortgage Loans are Performance Loans.

          The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the Collateral Value of the related mortgaged property. The "Collateral Value" of the mortgaged property, other than with respect to mortgage loans the proceeds of which were used to refinance an existing mortgage loan (referred to as a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that mortgage loan and
(b) the sales price for the mortgaged property, if applicable. In the case of Refinance Loans, the Collateral Value of the related mortgaged property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

          "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Mortgage Loan Statistics

          The Statistical Calculation Mortgage Loans to be included in loan group I consist of 2,972 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the cut-off date of approximately $487,672,348, after application of scheduled payments due on or before the cut-off date whether or not received and application of all unscheduled payments of principal received prior to the cut-off date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans expected to be included in loan group I have the characteristics set forth in Annex II of this prospectus supplement as of the cut-off date (the sum in any column may not equal the total indicated due to rounding).

          The Statistical Calculation Mortgage Loans to be included in loan group II consist of 558 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the cut-off date of approximately $220,449,112, after application of scheduled payments due on or before the cut-off date whether or not received and application of all unscheduled payments of principal received prior to the cut-off date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans expected to be included in loan group II have the characteristics set forth in Annex II of this prospectus supplement as of the cut-off date (the sum in any column may not equal the total indicated due to rounding).

          The depositor believes that the information set forth in this prospectus supplement and in Annex II with respect to the Statistical Calculation Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans will vary.

          See Annex II to this prospectus supplement.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts

          On or before the 30th day following the closing date, and to the extent provided in the pooling and servicing agreement, following the initial issuance of the Certificates, the trust will be obligated to purchase from the depositor, subject to the availability thereof, subsequent mortgage loans to be included in the mortgage pool (the "Subsequent Mortgage Loans"),. Each Subsequent Mortgage Loan is required to have been underwritten in accordance with the criteria set forth under "--Underwriting Standards" herein. The Subsequent Mortgage Loans will be transferred to the trust pursuant to subsequent transfer instruments (the "subsequent transfer instruments") between the depositor and the trust. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "subsequent transfer dates"), the trust will be required to pay to the depositor from amounts on deposit in the group I pre-funding account or the group II pre-funding account, as applicable, a cash purchase price of 100% of the principal balance thereof. The depositor will designate the later of the first day of the month in which the related subsequent transfer date occurs and the origination date of such mortgage loan as the Cut-off Date with respect to the related Subsequent Mortgage Loans (each a "subsequent cut-off date"). The amount paid from the group I pre-funding account or the group II pre-funding account, as applicable, on each subsequent transfer date will not include accrued interest on the related Subsequent Mortgage Loans. Following each subsequent transfer date, the aggregate principal balance of the Mortgage Loans in loan group I or the Mortgage Loans in loan group II, as applicable, will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased, and the amount in the group I pre-funding account or the group II pre-funding account, as applicable, will decrease accordingly. The "funding period" is the period from the closing date until the earlier of (i) the date on which the amounts on deposit in the pre-funding accounts are reduced to zero and (ii) the 30th day following the closing date.

          A segregated account (the "group I pre-funding account") will be established by the trustee and funded on the closing date by the depositor with approximately $102,522,659 (the "original group I pre-funded amount"), subject to a permitted variance equal to the aggregate principal balance of any of the Closing Date Mortgage Loans which are added or removed from loan group I of the trust within the permitted variance as described herein under

"The Mortgage Pool," to provide the trust with sufficient funds to purchase Subsequent Group I Mortgage Loans. The original group I pre-funded amount will be reduced during the funding period by the amount used to purchase Subsequent Mortgage Loans to be included in loan group I for the mortgage pool in accordance with the pooling and servicing agreement.

          A segregated account (the "group II pre-funding account") will be established by the trustee and funded on the closing date by the depositor with approximately $47,477,341 (the "original group II pre-funded amount" and together with the original group I pre-funded amount, the "original pre-funded amounts"), subject to a permitted variance equal to the aggregate principal balance of any of the Closing Date Mortgage Loans which are added or removed from loan group II of the Trust within the permitted variance as described herein under "The Mortgage Pool," to provide the trust with sufficient funds to purchase Subsequent Mortgage Loans for loan group II. The original group II pre-funded amount will be reduced during the funding period by the amount used to purchase Subsequent Mortgage Loans for loan group II of the mortgage pool in accordance with the pooling and servicing agreement.

          The original pre-funded amounts in the aggregate will not exceed 25% of the aggregate initial certificate principal balance of the offered certificates.

          Any conveyance of Subsequent Mortgage Loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

          (a) each such mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

          (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

          (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans;

          (d) the NIMS Insurer, if any, must consent to such conveyance; and

          (e) as of the related subsequent cut-off date, each Subsequent Mortgage Loan will satisfy the following criteria:

          (i) such mortgage loan may not be 30 or more days delinquent as of the cut-off date or related subsequent cut-off date, as applicable; provided, however that such mortgage loans may have a first payment date occurring on or after the subsequent cut-off date and, therefore, such mortgage loan could not have been delinquent as of the subsequent cut-off date;

          (ii) the remaining term to stated maturity of such mortgage loan will not be less than 161 months and will not exceed 360 months from its first payment date;

          (iii) such mortgage loan will not provide for negative amortization;

          (iv) such mortgage loan will not have a loan-to-value ratio greater than 100%;

          (v) such mortgage loans will have, as of the related subsequent cut-off date, a weighted average age since origination not in excess of 1.44 months;

          (vi) no such mortgage loan will have a mortgage rate less than 3.375% or greater than 13.000%;

          (vii) such mortgage loan will have been serviced by the master servicer since origination or purchase by the seller in accordance with its standard servicing practices;

          (viii) such mortgage loan will have a first payment date occurring on or before December 1, 2004;

          (ix) such mortgage loan will have a principal balance no greater than $1,050,000;

          (x) such mortgage loan will have been underwritten in accordance with the criteria set forth under "--Underwriting Standards of the Seller" herein.

          Following the purchase of any Subsequent Mortgage Loan by the trust to be included in loan group I, the Mortgage Loans in loan group I (including the related Subsequent Mortgage Loans) will as of the related subsequent cut-off date: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 4.125% and not more than 13.000%; (iii) have a weighted average loan-to-value ratio of approximately 76.93%; (iv) have no Mortgage Loan with a principal balance in excess of $602,795; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 65.22% of the Mortgage Loans in loan group I; (vi) with respect to the adjustable-rate Mortgage Loans in loan group I, have a weighted average gross margin of approximately 5.059%; and (vii) have a weighted average FICO Score of approximately 598; in each case measured by aggregate principal balance of the Mortgage Loans in loan group I as of the related cut-off date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans in loan group I will be based on the principal balance of the Closing Date Mortgage Loans in loan group I as of the cut-off date and the principal balance of the Subsequent Mortgage Loans included in loan group I as of the related subsequent cut-off date.

          Following the purchase of any Subsequent Mortgage Loan by the trust to be included in loan group II, the Mortgage Loans in loan group II (including the related Subsequent Mortgage Loans) will as of the related subsequent cut-off date: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a mortgage rate of not less than 3.375% and not more than 11.250%; (iii) have a weighted average loan-to-value ratio of approximately 76.48%; (iv) have no Mortgage Loan with a principal balance in excess of $1,050,000; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 60.09% of the Mortgage Loans in loan group II; (vi) with respect to the adjustable-rate Mortgage Loans in loan group II, have a weighted average gross margin of approximately 4.961%; and (vii) have a weighted average FICO Score of approximately 625; in each case measured by aggregate principal balance of the Mortgage Loans in loan group II as of the related Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans in loan group II will be based on the principal balance of the Closing Date Mortgage Loans in loan group II as of the cut-off date and the principal balance of the Subsequent Mortgage Loans in loan group II as of the related subsequent cut-off date.

          Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer, if any, or by Fitch, Moody's or S&P, if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of offered certificates.

Assignment of the Mortgage Loans

          Pursuant to the pooling and servicing agreement, on the closing date the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each Closing Date Mortgage Loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD 2004-B, including all principal and interest received on or with respect to the Closing Date Mortgage Loans, exclusive of principal and interest due on or prior to the cut-off date. Pursuant to each subsequent transfer instrument, the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each Subsequent Mortgage Loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD 2004-B, including all principal and interest received on or with respect to the Subsequent Mortgage Loans, exclusive of principal and interest due on or prior to the subsequent cut-off date.

          In connection with each transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage for any non-MERS Mortgage Loan, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 30% of the Closing Date Mortgage Loans in each loan group (referred to as "Delayed Delivery Loans"), the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. If so provided in the pooling and servicing agreement, for non-MERS Mortgage Loans, assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

          The trustee will review each mortgage file within 90 days of the closing date or subsequent transfer date, as applicable (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date or subsequent transfer date, as applicable), and if any document in a mortgage file is found to be missing or noncompliant with the review criteria set forth in the pooling and servicing agreement, such defect is material and the seller does not cure that defect within 90 days of notice thereof from the trustee (or within a longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the Mortgage Loan (referred to as "deleted mortgage loan") from the trust fund and substitute in its place another mortgage loan (a "replacement mortgage loan"); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date (referred to as a "Substitution Adjustment Amount"),

     o have a current Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

     o with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate based upon the same Index and a margin at least equal to and not greater than 50 basis points higher than the deleted mortgage loan,
          (b) have a mortgage rate subject to a maximum rate that is no less than the maximum rate applicable to the deleted mortgage loan, (c) have Adjustment Dates that are no more or less frequent than the deleted mortgage loan and (d) not be a Performance Loan,

     o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     o comply with all of the representations and warranties set forth in the agreement as of the date of substitution.

          This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

          Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS'r' System. In addition, the mortgages for some or all of the Mortgage Loans in the trust fund that are not already held through the MERS'r' System may, at the discretion of the master servicer, in the future be held through the MERS'r' System. For any mortgage held through the MERS'r' System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS'r' System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Underwriting Standards

          Most of the Mortgage Loans were originated in accordance with IndyMac Bank's underwriting standards described below. Mortgage Loans not originated under these underwriting standards as, for instance, mortgage loans acquired through bulk purchases, were originated in accordance with underwriting standards approved by IndyMac Bank at the time of acquisition and generally comparable to IndyMac Bank's underwriting standards. IndyMac, Inc., the entity whose assets were transferred to IndyMac Bank as described in this prospectus supplement under "Servicing of Mortgage Loans--The Master Servicer," began operating a mortgage conduit program in 1993 that, among other types of mortgage loans, purchased "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and that do not conform to Fannie Mae or Freddie Mac underwriting guidelines) and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties. The "sub-prime mortgage loans" include loans made to borrowers with prior credit difficulties as well as other conventional non-conforming mortgage loans secured by first liens on one- to four-family residential properties.

          IndyMac Bank purchases mortgage loans from, or provides funding for mortgage loans originated by, banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with IndyMac Bank) and mortgage brokers (each is referred to as a loan originator) either under flow or bulk purchase arrangements, the terms of which may vary from loan originator to loan originator. In addition to purchasing mortgage loans from (or providing funding to) loan originators, IndyMac Bank also engages in the direct origination of mortgage loans.

          IndyMac Bank's underwriting standards for mortgage loans are primarily intended to evaluate the borrower's creditworthiness and the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. The underwriting standards used to underwrite sub-prime mortgage loans are less stringent than the standards IndyMac Bank applies to its most creditworthy borrowers and less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank underwriting standards for sub-prime mortgage loans similar to the Mortgage Loans generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

          In the process of underwriting mortgage loans, IndyMac Bank may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, Internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank's historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank's traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank's underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

          Each of the Mortgage Loans were underwritten or re-underwritten by IndyMac Bank and assigned to one of five credit levels generally indicating the severity of the borrower's derogatory credit items. Some of the Mortgage Loans were underwritten or re-underwritten and made to borrowers who did not have significantly derogatory credit items and were not, therefore, assigned to a credit level. The credit levels are, in order of decreasing creditworthiness, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for mortgage loans purchased or originated was primarily based on the prospective mortgagor's FICO Credit Score. After December 2000, the credit level was further evaluated based on the prospective mortgagor's mortgage payment history, foreclosure and bankruptcy history. Higher frequency of late mortgage payments and recency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. For purposes of this prospectus supplement, borrowers with credit histories not considered to be inferior (i.e., those not assigned a credit level at origination because of their relatively better credit history) are reported as having a credit level of 0.

          IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Income/No Asset, No Ratio and No Doc.

          Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

          The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

          Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

          Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

          IndyMac Bank generally purchases and acquires sub-prime mortgage loans having a credit level of 1+ or greater only under the Full/Alternate, Limited and Stated Income Documentation Programs. Mortgage Loans reported here with a credit level of 0 could, generally, have been originated under any of IndyMac Bank's documentation programs.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

          IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

          Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc., SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

          The master servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the Mortgage Loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the pooling and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

          During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities for mortgage loans, including sub-prime mortgage loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac Bank. As of the closing date, it is expected that IndyMac Bank will directly service substantially all of the mortgage loans.

          If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

          As of June 30, 2004, IndyMac Bank provided servicing for approximately $32.1 billion in conventional mortgages loans.

Foreclosure, Delinquency and Loss Experience

          IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.

          The delinquency and loss statistics may be affected by the size and relative lack of seasoning of the portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information in the tables below (which includes mortgage loans with underwriting, payment and other characteristics which differ from those of the mortgage loans in the trust fund) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the delinquency, foreclosure and loss experience presented these tables will be indicative of the experience on the mortgage loans in the future.

          The following tables summarize the delinquency and foreclosure experience as of December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and June 30, 2004 on approximately $1.54 billion, $2.03 billion, $1.92 billion, $1.32 billion and $1.41 billion, respectively, in outstanding principal balance of credit level 1+ through credit level 4 sub-prime mortgage loans master serviced or serviced by IndyMac Bank and does not include loans that were part of First Federal's portfolio before its acquisition by IndyMac Bancorp. The tables below exclude sub-prime mortgage loans where the borrower has filed for bankruptcy but has remained current in mortgage payments.

                                                December 31,   December 31,   December 31,   December 31,   June 30,
                                                    2000           2001           2002           2003         2004
                                                ------------   ------------   ------------   ------------   --------
Total Number of Sub-Prime Mortgage Loans in
   Portfolio.................................      13,780         18,181         18,260         12,163       11,950
Delinquent Mortgage Loans and Pending
   Foreclosures at Period End(1):
   30-59 days................................        2.81%          3.00%          3.61%          4.63%        3.62%
   60-89 days................................        0.35           0.69           0.91           2.02         1.49%
   90 days or more (excluding pending
      foreclosures)..........................        0.42%          0.89%          0.84%          1.55%        1.71%
                                                   ------         ------         ------         ------       ------
      Total delinquencies....................        3.58%          4.58%          5.36%          8.20%        6.82%
                                                   ======         ======         ======         ======       ======
Foreclosures pending.........................        4.59%          8.86%          8.93%          9.65%        7.07%
                                                   ------         ------         ------         ------       ------
REOs.........................................        0.86%          1.46%          3.60%          3.87%        2.97%
                                                   ======         ======         ======         ======       ======
      Total delinquencies, foreclosures
         pending and REOs....................        9.03%         14.90%         17.89%         21.71%       16.86%
                                                   ======         ======         ======         ======       ======

----------
(1) As a percentage of the total number of sub-prime loans master serviced or serviced by IndyMac Bank.

          The following table summarizes the loss experience on the dates indicated of sub-prime mortgage loans originated or acquired by IndyMac Bank and serviced or master serviced by IndyMac Bank and securitized by the depositor or CWABS, Inc. and does not include loans that were part of First Federal's portfolio before its acquisition by IndyMac Bancorp:

                                                Cumulative Net
                                                    Losses       Principal Balance   Loss Ratio(1)
                                                --------------   -----------------   -------------
As of December 31, 2000......................     $ 8,778,573      $2,537,799,425        0.35%
As of December 31, 2001......................     $19,858,882      $3,717,799,425        0.53%
As of December 31, 2002......................     $37,571,198      $4,392,799,445        0.86%
As of December 31, 2003......................     $66,731,879      $4,792,776,713        1.39%
As of June 30, 2004..........................     $80,051,931      $5,242,795,895        1.53%

----------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate principal balance of sub-prime mortgage loans securitized.

          Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

          The expense fees are payable out of the interest payments of each Mortgage Loan. As of the cut-off date, the expense fee rate will equal approximately 0.502%. The expense fees consist of (a) master servicing compensation and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement and subsequent transfer agreement. In cases where a mortgage loan is being directly serviced by a subservicer, the master servicer will be responsible for the compensation of such subservicer. The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of its fee. The amount of the master servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described herein under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account and the Excess Reserve Account. The "adjusted net mortgage rate" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the expense fee rate.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

          When a borrower prepays a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the master servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the first day of the month in which the purchase price is to be distributed. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the master servicer from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall (a "prepayment interest shortfall") in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the master servicer will be required to reduce its servicing compensation, but the reduction for any distribution date will be limited to an amount (this amount is referred to as "Compensating Interest") equal to the lesser of (i) prepayment interest shortfalls or (ii) the product of

     o    0.125% multiplied by

     o    one-twelfth multiplied by

     o    the pool balance as of the first day of the prior month.

Advances

          Except as described below, the master servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for that distribution date, an amount (referred to as an "advance") equal to

     o all of the payments of principal and interest on the mortgage loans due during the related Remittance Period and delinquent as of the "determination date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

          minus

     o    the total of

          o    the master servicing fee for the related period

          plus

          o an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make or deposit in the certificate account, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

Certain Modifications and Refinancings

          The master servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the master servicer purchases the Mortgage Loan from the trust fund immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable Mortgage Rate minus the sum of the master servicing fee rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Default Management Services

          In connection with the servicing of defaulted Mortgage Loans, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The master servicer will be entitled to reasonable compensation for providing those services.

                         DESCRIPTION OF THE CERTIFICATES

General

          The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates were issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD 2004-B will consist of the following certificates: (a) Class A-I Certificates (referred to as the "group I certificates:), (b) Class A-II-1, Class A-II-2 and Class A-II-3 Certificates (referred to as the "group II certificates", and collectively with the group I certificates, the "Class A Certificates"), (c) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (referred to as the "Subordinated Certificates"), (d) the Class C and Class P Certificates, which are not offered certificates, and (e) the Class R Certificates (referred to as the "Residual Certificates"), which are not offered certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates described on the cover page or described in this prospectus supplement.

          The Class Certificate Balance of any class of offered certificates as of any distribution date is the initial Class Certificate Balance thereof reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as payments of principal and,

     o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts applicable to that class of Subordinated Certificates before that distribution date,

          provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Applied Realized

Loss Amounts previously allocated to reduce the Class Certificate Balance of such class of certificates. After such allocation, a corresponding decrease will be made on such distribution date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries. Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Subordinated Certificates, as described above, such Subsequent Recoveries will be included in the Principal Distribution Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries are unlikely to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the distribution date on which such increase occurs. Once the Class Certificate Balance of a class of certificates has been reduced to zero, that class of certificates will no longer have the benefit of Subsequent Recoveries.

          The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form. The offered certificates will be issued in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof. A single certificate of those classes may be issued in an amount different than described above.

Book-Entry Certificates

          Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their offered certificates through the Depository Trust Company (referred to as the "Depository") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of those classes of certificates and which will be held by a nominee of the Depository. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of the Depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $50,000 and integral multiples of $1.00 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1.00. The depositor has been informed by the Depository that its nominee will be CEDE & Co. ("Cede"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities" no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the Depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the Depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose Depository accounts the book-entry certificates of those beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Payments on Mortgage Loans; Accounts

          On or prior to the closing date, the trustee will establish an account (referred to as the "distribution account"), which shall be held by the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each distribution date, the master servicer will withdraw from the certificate account the amount of Available Funds and remit them to the trustee and the trustee will deposit the Available Funds in the distribution account. Funds credited to the certificate account and the distribution account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement.

          "Available Funds" with respect to any distribution date will be equal to the sum of:

     o all scheduled installments of interest (net of the related expense fees) and principal due on the due date on those Mortgage Loans in the related Remittance Period and either received prior to the related determination date or advanced;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively referred to as insurance proceeds) and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (referred to as liquidation proceeds) during the preceding calendar month (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and any Subsequent Recoveries;

     o all partial or full prepayments on the Mortgage Loans and interest received during the related Prepayment Period together with all Compensating Interest thereon;

     o with respect to the distribution date immediately following the end of the funding period, any amounts remaining in the pre-funding accounts after giving effect to any purchase of Subsequent Mortgage Loans; and

     o amounts received with respect to that distribution date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the master servicer as of that distribution date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed pursuant to the pooling and servicing agreement.

          The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the offered certificates.

          The "Remittance Period" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

          The "Prepayment Period" means for any distribution date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first distribution date, September 1, 2004) and ending on the fifteenth day of the calendar month in which such distribution date occurs.

Distributions

          Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in October 2004, to the persons in whose names the certificates are registered on the Record Date. The "Record Date" for (x) the physical certificates is the close of business on the last business day of the month preceding the month of the distribution date and (y) the offered certificates, as long as they are book-entry certificates, is the close of business on the business day before the distribution date.

          Distributions on each distribution date will be made by wire transfer to any certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities or by check upon the written request of the certificateholder; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office that the trustee may designate for such purposes from time to time.

Priority of Distributions Among Certificates

          As more fully described herein, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

     o    to interest on each class of certificates;

     o to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "--Distributions of Interest and Principal";

     o to principal on the classes of certificates then entitled to receive distributions of principal in order to maintain the Overcollateralization Target Amount;

     o to unpaid interest and Applied Realized Loss Amounts in the order and subject to the priorities described herein under "--Distributions of Interest and Principal";

     o to deposit into the Excess Reserve Fund Account to cover any other Net WAC Cap Carry Forward Amount on the offered certificates subject to certain limitations set forth herein under "--Distributions of Interest and Principal";

     o to the holders of the Class C Certificates, the amounts described in the pooling and servicing agreement; and

     o    to the holders of the Class R Certificates, any remaining amount.

Distributions of Interest and Principal

          The pass-through rate for the interest accrual period for each distribution date for the Class A-I Certificates will be equal to the least of

               (a) One-Month LIBOR plus the related pass-through margin for that class,

               (b)  the "Group I Maximum Cap", which is the product of

                    (i) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related interest accrual period and

                    (ii) the weighted average of the maximum lifetime adjusted net mortgage rates on the Mortgage Loans in loan group I as of the opening of business on the first day of the related Remittance Period (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the due date occurring in the prior calendar month), and

               (c)  the "Group I Net WAC Cap", which is the product of

                    (i) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related interest accrual period and

                    (ii) the weighted average of the adjusted net mortgage rates on the Mortgage Loans in loan group I as of the opening of business on the first day of the related Remittance Period (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the due date occurring in the prior calendar month).

          The pass-through rate for each interest accrual period for each distribution date for the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates will be equal to the least of

               (a) One-Month LIBOR plus the related pass-through margin for that class,

               (b)  the "Group II Maximum Cap", which is the product of

                    (i) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related interest accrual period and

                    (ii) the weighted average of the maximum lifetime adjusted net mortgage rates on the Mortgage Loans in loan group II as of the opening of business on the first day of the related Remittance Period (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the due date occurring in the prior calendar month), and

               (c)  the "Group II Net WAC Cap", which is the product of

                    (i) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related interest accrual period and

                    (ii) the weighted average of the adjusted net mortgage rates on the Mortgage Loans in loan group II as of the opening of business on the first day of the related Remittance Period (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the due date occurring in the prior calendar month).

          The pass-through rate for the interest accrual period for each distribution date for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be equal to the lesser of

               (a) One-Month LIBOR plus the related pass-through margin for that class, and

               (b) the "Subordinated Net WAC Cap", which is the weighted average of

                    (i) the Group I Net WAC Cap, weighted on the basis of the
               excess of the aggregate of the Stated Principal Balances of the Mortgage Loans in loan group I as of the opening of business on the first day of the related Remittance Period (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the due date occurring in the prior calendar month) over the Class Certificate Balance of the Class A-I Certificates immediately prior to that distribution date; and

                    (ii) the Group II Net WAC Cap, weighted on the basis of the excess of the aggregate of the Stated Principal Balances of the Mortgage Loans in loan group II as of the opening of business on the first day of the related Remittance Period (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the due date occurring in the prior calendar month) over the Class Certificate Balance of the group II certificates immediately prior to that distribution date.

          The "pass-through margin" for each class of certificates is as follows:

------------------------
Class    (%)(1)   (%)(2)
------------------------
A-I       0.380    0.760
------------------------
A-II-1    0.190    0.380
------------------------
A-II-2    0.360    0.720
------------------------
A-II-3    0.550    1.100
------------------------
M-1       0.700    1.050
------------------------
M-2       0.750    1.125
------------------------
M-3       0.800    1.200
------------------------
M-4       1.150    1.725
------------------------
M-5       1.200    1.800
------------------------
M-6       1.450    2.175
------------------------
M-7       2.100    3.150
------------------------
M-8       2.200    3.300
------------------------
M-9       3.500    5.250
------------------------
M-10      3.500    5.250
------------------------

(1) For each interest accrual period for each distribution date on or prior to the first distribution date on which the master servicer may exercise its optional termination right.

(2) For each other interest accrual period.

          Interest for each interest accrual period will be calculated on the basis of the Class Certificate Balance immediately prior to the related distribution date. Interest on the will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year.

          The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfalls experienced by the related loan group. With respect to any distribution date and loan group, the "net interest shortfall" is equal to

     o the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related prepayment period exceeds the sum of (x) the Compensating Interest for that loan group and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group for that distribution date, and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction.

          Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related certificates on such distribution date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such distribution date, in each case before taking into account any reduction in such amounts from such net interest shortfalls.

          A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

          On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date, and (ii) the Extra Principal Distribution Amount for that distribution date.

          On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account for each group specified below in the following order of priority:

          (i) Interest Distributions

          (a)  From the Group I Interest Remittance Amount

               1. to the Class A-I Certificates, the Accrued Certificate Interest and any Unpaid Interest Amount for that class; and

               2. concurrently, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, pro rata, any Accrued Certificate Interest or Unpaid Interest Amount for that class remaining undistributed on that distribution date;

          (b)  From the Group II Interest Remittance Amount

               1. concurrently, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, pro rata, the Accrued Certificate Interest and any Unpaid Interest Amount for such classes; and

               2. to the Class A-I Certificates, the Accrued Certificate Interest and any Unpaid Interest Amount for that class remaining undistributed on that distribution date; and

          (c) From the remaining Group I Interest Remittance Amount and Group II Interest Remittance Amount

               1. to the Class M-l Certificates, the Accrued Certificate Interest for that class on that distribution date;

               2. to the Class M-2 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               3. to the Class M-3 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               4. to the Class M-4 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               5. to the Class M-5 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               6. to the Class M-6 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               7. to the Class M-7 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               8. to the Class M-8 Certificates, the Accrued Certificate Interest for that class on that distribution date;

               9. to the Class M-9 Certificates, the Accrued Certificate Interest for that class on that distribution date; and

               10. to the Class M-10 Certificates, the Accrued Certificate Interest for that class on that distribution date;

(ii) Principal Distributions

          A. With respect to each distribution date (a) before the Stepdown Date or (b) if a Trigger Event is in effect, to the holders of the classes of offered certificates then entitled to distributions of principal as set forth below, an amount equal to the applicable Principal Distribution Amount from each group in the following order or priority:

          (1) (a) in the case of the group I certificates, the Group I Principal Distribution Amount to the Class A-I Certificates, until their Class Certificate Balance has been reduced to zero; and

               (b) from any remaining Group I Principal Distribution Amount, sequentially to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (ii)(A)(2)(a) below), in that order, until their respective Class Certificate Balances have been reduced to zero;

          (2) (a) in the case of the group II certificates, the Group II Principal Distribution Amount, sequentially to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and

               (b) from any remaining Group II Principal Distribution Amount, to the Class A-I Certificates (after the distribution of the Group I Principal Distribution Amount as provided in clause (ii)(A)(1)(a) above) until the Class Certificate Balance thereof is reduced to zero; and

          (3) from any remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

          B. With respect to each distribution date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the classes of offered certificates then entitled to distribution of principal an amount equal to the applicable Principal Distribution Amount from each loan group in the following amounts and order of priority:

          (1) (a) the lesser of (A) the Group I Principal Distribution Amount and (B) the Class A-I Principal Distribution Amount to the Class A-I Certificates, until their Class Certificate Balance has been reduced to zero; provided, however, that any remaining Group I Principal Distribution Amount will be distributed, sequentially to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (ii)(B)(1)(b) below), in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed, until their respective Class Certificate Balances have been reduced to zero; and provided, further, that on any distribution date on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero and the

     Overcollateralization Amount for such distribution date is equal to or less than zero, any remaining Group I Principal Distribution Amount for that distribution date will be distributed to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, pro rata, based on their Class Certificate Balances; and

               (b) the lesser of (A) the Group II Principal Distribution Amount and (B) the Group II Senior Principal Distribution Amount, sequentially to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; provided, however, that any remaining Group II Principal Distribution Amount will be distributed to the Class A-I Certificates (after the distribution of the Group I Principal Distribution Amount as provided in clause (ii)(B)(1)(a) above), up to an amount equal to the Class A-I Principal Distribution Amount remaining undistributed, until their Class Certificate Balance has been reduced to zero, and provided, further, that on any distribution date on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero and the Overcollateralization Amount for such distribution date is equal to or less than zero, the Group II Principal Distribution Amount for that distribution date will be distributed to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, pro rata, based on their Class Certificate Balances; and then

          (2) the remaining Principal Distribution Amount from each loan group as follows:

          (a) the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, until their Class Certificate Balance has been reduced to zero;

          (b) the Class M-2 Principal Distribution Amount to the Class M-2 Certificates, until their Class Certificate Balance has been reduced to zero;

          (c) the Class M-3 Principal Distribution Amount to the Class M-3 Certificates, until their Class Certificate Balance has been reduced to zero;

          (d) the Class M-4 Principal Distribution Amount to the Class M-4 Certificates, until their Class Certificate Balance has been reduced to zero;

          (e) the Class M-5 Principal Distribution Amount to the Class M-5 Certificates, until their Class Certificate Balance has been reduced to zero;

          (f) the Class M-6 Principal Distribution Amount to the Class M-6 Certificates, until their Class Certificate Balance has been reduced to zero;

          (g) the Class M-7 Principal Distribution Amount to the Class M-7 Certificates, until their Class Certificate Balance has been reduced to zero;

          (h) the Class M-8 Principal Distribution Amount to the Class M-8 Certificates, until their Class Certificate Balance has been reduced to zero;

          (i) the Class M-9 Principal Distribution Amount to the Class M-9 Certificates, until their Class Certificate Balance has been reduced to zero; and

          (j) the Class M-10 Principal Distribution Amount to the Class M-10 Certificates, until their Class Certificate Balance has been reduced to zero.

(iii) Any amount of Available Funds remaining after the distributions in clauses
(i) and (ii) above shall be distributed in the following order of priority with respect to the offered certificates:

          (a) to fund the Extra Principal Distribution Amount for that distribution date to be paid as a component of the Principal Distribution Amount in the same order of priority as described in clause (ii) above;

          (b) to the holders of the Class M-1 Certificates, any Unpaid Interest Amounts for that class;

          (c) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

          (d) to the holders of the Class M-2 Certificates, any Unpaid Interest Amounts for that class;

          (e) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

          (f) to the holders of the Class M-3 Certificates, any Unpaid Interest Amounts for that class;

          (g) to the holders of the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

          (h) to the holders of the Class M-4 Certificates, any Unpaid Interest Amounts for that class;

          (i) to the holders of the Class M-4 Certificates, any Unpaid Realized Loss Amount for that class;

          (j) to the holders of the Class M-5 Certificates, any Unpaid Interest Amounts for that class;

          (k) to the holders of the Class M-5 Certificates, any Unpaid Realized Loss Amount for that class;

          (l) to the holders of the Class M-6 Certificates, any Unpaid Interest Amounts for that class;

          (m) to the holders of the Class M-6 Certificates, any Unpaid Realized Loss Amount for that class;

          (n) to the holders of the Class M-7 Certificates, any Unpaid Interest Amounts for that class;

          (o) to the holders of the Class M-7 Certificates, any Unpaid Realized Loss Amount for that class;

          (p) to the holders of the Class M-8 Certificates, any Unpaid Interest Amounts for that class;

          (q) to the holders of the Class M-8 Certificates, any Unpaid Realized Loss Amount for that class;

          (r) to the holders of the Class M-9 Certificates, any Unpaid Interest Amounts for that class;

          (s) to the holders of the Class M-9 Certificates, any Unpaid Realized Loss Amount for that class;

          (t) to the holders of the Class M-10 Certificates, any Unpaid Interest Amounts for that class;

          (u) to the holders of the Class M-10 Certificates, any Unpaid Realized Loss Amount for that class;

          (v) to the Excess Reserve Fund Account the amount of any Net WAC Cap Payment for the offered certificates for such distribution date;

          (w) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Net WAC Carry Forward Amount for such distribution date in the order and priority described under "Excess Reserve Fund Account;"

          (x) to the holders of the Class C Certificates, the amounts described in the pooling and servicing agreement; and

          (y) to the holders of the Class R Certificates, the remaining amount.

          If, on a particular distribution date, amounts applied in the order described above are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on the certificates of equal priority based on the amount of interest that each class would otherwise have been entitled to receive in the absence of a shortfall. Any unpaid amount will be carried forward and added to the amount holders of the certificates will be entitled to receive on the next distribution date. Such a shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. See "--Overcollateralization Provisions" below for the meanings of certain other defined terms used in this section.

          If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the certificates exceeds the aggregate Stated Principal Balance of the mortgage loans, the Class Certificate Balance of the Subordinated Certificates (but not the Class A Certificates) will be reduced, in inverse order of seniority (beginning with the Class M-10 Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount."

          On each distribution date, the holders of the Class P Certificates will be entitled to receive all prepayment charges collected in connection with any mortgage loans during the related Remittance Period. The Class P Certificates are not offered hereby.

Glossary

          As used in this prospectus supplement, the following terms have the meanings set forth below.

          "Accrued Certificate Interest" for each class of offered certificates on any distribution date will equal (x) the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to that distribution date at the related pass-through rate minus (y) the net interest shortfall allocated to that class.

          "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Excess Overcollateralization Amount, if any, for that distribution date.

          "Class A Principal Distribution Amount" for a distribution date is the sum of the Class A-I Principal Distribution Amount and the Group II Senior Principal Distribution Amount for that distribution date.

          "Class A-I Principal Distribution Amount" is the excess of

          (A) the Class Certificate Balance of the Class A-I Certificates immediately before that distribution date over

          (B) the lesser of (x) approximately 63.50% of the aggregate Stated Principal Balances of all the Mortgage Loans in loan group I as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the Mortgage Loans in loan group I as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $3,439,523.

          "Class M-1 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and

          (B) the Class Certificate Balance of the Class M-1 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 69.00% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000.

          "Class M-2 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and

          (C) the Class Certificate Balance of the Class M-2 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 74.60% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000.

          "Class M-3 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), and

          (D) the Class Certificate Balance of the Class M-3 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 77.80% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000.

          "Class M-4 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date) and

          (E) the Class Certificate Balance of the M-4 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 80.70% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000.

          "Class M-5 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date)

          (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date), and

          (F) the Class Certificate Balance of the M-5 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 83.60% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000.

          "Class M-6 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date)

          (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

          (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date), and

          (G) the Class Certificate Balance of the M-6 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 86.60% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000.

          "Class M-7 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date)

          (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

          (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

          (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date), and

          (H) the Class Certificate Balance of the M-7 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 89.20% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000;

          "Class M-8 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date)

          (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

          (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

          (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (I) the Class Certificate Balance of the M-8 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 91.30% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000;

          "Class M-9 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date)

          (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

          (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the

     Class M-5 Principal Distribution Amount for that distribution date),

          (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date), and

          (J) the Class Certificate Balance of the M-9 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 93.30% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000;

          "Class M-10 Principal Distribution Amount" for any distribution date is the excess of:

(i) the sum of

          (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

          (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

          (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

          (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date)

          (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

          (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

          (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

          (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date), and

          (K) the Class Certificate Balance of the M-10 Certificates immediately before that distribution date over (ii) the lesser of

          (A) approximately 93.80% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

          (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $5,000,000;

provided, however, that the class principal distribution amount for the most subordinate class of certificates outstanding on any distribution date on which the Class Certificate Balances of all classes of certificates which have a higher payment priority have been reduced to zero, will be the lesser of (x) the Class Certificate Balance of the such class of certificates and (y) the Principal Distribution Amount.

          "Credit Enhancement Percentage" means, for any distribution date and any class of certificates, the percentage obtained by dividing (x) the sum of
(i) the aggregate Class Certificate Balances of all classes of certificates subordinated to such class and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during that Remittance Period, to the extent received or advanced, and principal prepayments received in the Prepayment Period related to that distribution date) and any amounts on deposit in the pre-funding accounts.

          "Cumulative Net Loss Trigger Event" exists with respect to any distribution date on or after the Stepdown Date, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred from the cut-off date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of such Remittance Period) by (y) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the applicable cut-off date plus amounts on deposit in the group I pre-funding account and group II pre-funding account as of the Closing Date exceeds (A) 2.75% from October 2007 through September 2008, (B) 4.50% from October 2008 through September 2009, (C) 5.75% from October 2009 through September 2010 and (D) 6.40% thereafter.

          "Excess Overcollateralization Amount" is described in "--Overcollateralization Provisions."

          "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the Total Monthly Excess Spread for that distribution date, and (y) the Overcollateralization Deficiency for that distribution date.

          "Group I Interest Remittance Amount" for any distribution date is the portion of Available Funds with respect to loan group I attributable to interest.

          "Group I Principal Distribution Amount" for any distribution date is the product of

               (x) the Principal Distribution Amount for such distribution date, and

               (y) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and distribution date and the denominator of which is the Principal Remittance Amount for both loan groups for such distribution date;

               plus, in the case of the distribution date immediately following the end of the funding period, any amounts remaining in the group I pre-funding account and not used by the trustee to purchase Subsequent Mortgage Loans to be included in loan group I.

          "Group II Interest Remittance Amount" for any distribution date is the portion of Available Funds with respect to loan group II attributable to interest.

          "Group II Principal Distribution Amount" for any distribution date is the product of

               (x) the Principal Distribution Amount for such distribution date, and

               (y) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and distribution date and the denominator of which is the Principal Remittance Amount for both loan groups for such distribution date;

               plus, in the case of the distribution date immediately following the end of the funding period, any amounts remaining in the Group II Pre-Funding Account and not used by the trustee to purchase Subsequent Mortgage Loans to be included in loan group II.

          "Group II Senior Principal Distribution Amount" is the excess of

          (A) the aggregate Class Certificate Balance of the group II certificates immediately before that distribution date over

          (B) the lesser of (x) approximately 63.50% of the aggregate Stated Principal Balances of all the Mortgage Loans in loan group II as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the Mortgage Loans in loan group II as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus $1,560,477.

          "Net WAC Cap Carry Forward Amount" for any class of certificates and any distribution date, is an amount equal to the aggregate amount of Net WAC Shortfall for such class on that distribution date to the extent not covered by payments from the Excess Reserve Fund Account), plus any unpaid Net WAC Shortfall for such class from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of certificates, without giving effect to the applicable Net WAC Cap).

          "Net WAC Cap Payment" for any distribution date and either group of certificates will be (A) any related Net WAC Cap Carry Forward Amount, minus (B) any amounts received with respect to the applicable Cap Contract and allocated to that group of certificates.

          "Net WAC Shortfall" for any class of certificates and any distribution date on which the pass-through rate for the certificates is the related Net WAC Cap, is an amount equal to excess of (x) the amount of interest such class of certificates would have accrued for such distribution date had such pass-through rate not been limited by the related Net WAC Cap over (y) the amount of interest such class of certificates accrued for such distribution date at the related Net WAC Cap.

          "Overcollateralization Amount" is described in
"--Overcollateralization Provisions."

          "Overcollateralization Deficiency" is described in
"--Overcollateralization Provisions."

          "Overcollateralization Target Amount" means, with respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to 3.10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the applicable cut-off date plus amounts on deposit in the pre-funding accounts on the Closing Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.20% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period to the extent received or advanced and principal prepayments received during the related Prepayment Period) and (y) approximately $5,000,000 or (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. The Overcollateralization Target Amount for the certificates will be fully funded on the Closing Date.

          "Principal Remittance Amount" means, with respect to a loan group and any distribution date, the amount equal to the sum of the following amounts (without duplication): (i) each payment of principal on a related mortgage loan due during the related Remittance Period and received or advanced, plus all full and partial principal prepayments received during the related Prepayment Period,
(ii) the liquidation proceeds on the related Mortgage Loans allocable to principal and Subsequent Recoveries actually collected by the master servicer during the preceding calendar month, (iii) the principal portion of the purchase price with respect to each related deleted Mortgage Loan that was repurchased as of that distribution date, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a related Mortgage Loan as of that distribution date, (v) the principal portion of any proceeds from mortgage insurance, and (vi) the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

          "Realized Loss" is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect thereto that are allocated to principal.

          "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a Scheduled Payment is 60 days or more past due (without giving effect to any grace period) as of the last day of any prior month and all REO Property.

          "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of that Mortgage Loan as of that due date as specified in the amortization schedule for such due date, after giving effect to
(x) the principal portion of payments due on or before that due date whether or not received from the related mortgagor and (y) any liquidation proceeds allocable to principal received in the prior calendar month and principal prepayments received prior to the end of the Prepayment Period that includes such due date.

          "Stepdown Date" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A Certificate balance is reduced to zero and (b) the later to occur of (i) the distribution date in October 2007 and (ii) the first distribution date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the mortgage loans on the last day of the related Remittance Period but prior to any application of the Principal Distribution Amount to the certificates) is greater than or equal to 36.50%.

          "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

          A "Trigger Event," with respect to each distribution date on or after the Stepdown Date, is in effect if (A) the quotient (expressed as a percentage) of (x) the three month rolling average of 60+ Day Delinquent Loans, as of the last day of the preceding calendar month, and (y) the Stated Principal Balance of the Mortgage Loans, as of the last day of the preceding calendar month equals or exceeds 41.50% of the Credit Enhancement Percentage for the prior distribution date for the most senior class of certificates outstanding, or (B) a Cumulative Net Loss Trigger Event is in effect.

          "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (x) the Available Funds over (y) the amounts paid pursuant to clauses (i) and (ii) above under the fourth paragraph of "--Distributions of Interest and Principal."

          "Unpaid Interest Amounts" for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for that distribution date and any portion of Accrued Certificate Interest from prior distribution dates remaining unpaid over
(ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) interest on that excess for the related Interest Accrual Period at the applicable pass-through rate (to the extent permitted by applicable law).

          "Unpaid Realized Loss Amount," with respect to any class of Subordinated Certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates and any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

Calculation of One-Month LIBOR

          On each LIBOR Determination Date (as defined below), the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the offered certificates.

          "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 A.M., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks.

          "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

          "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Excess Reserve Fund Account

           Any Net WAC Cap Carry Forward Amount will be paid from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described below). The ratings on the certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount. On each distribution date, any Net WAC Cap Carry Forward Amounts will be paid as follows:

          From payments, if any, received under Cap Contract A as follows:

          1. to the Class A-I Certificates, based on the amount of the Net WAC Cap Carry Forward Amount for such class;

          2. to the Subordinated Certificates, sequentially, based on the amount of the Net WAC Cap Carry Forward Amount for each such class to the extent not paid from payments under Cap Contract B; and

          3.   to the Class C Certificates any remaining cap payments.

          From payments, if any, received under Cap Contract B as follows:

          1. to the Group II Certificates, pro rata, based on the amount of the Net WAC Cap Carry Forward Amount for each such class;

          2. to the Subordinated Certificates, sequentially, based on the amount of the Net WAC Cap Carry Forward Amount for each such class to the extent not paid from payments under Cap Contract A; and

          3.   to the Class C Certificates, any remaining Cap payments.

          From other amounts on deposit in the Excess Reserve Fund Account, as follows:

          1. to the Class A Certificates, pro rata, based on the remaining amount of the Net WAC Cap Carry Forward Amount for each such class;

          2. to the Subordinated Certificates, sequentially, any remaining Net WAC Cap Carry Forward Amount for each such class; and

          3. to the Class C Certificates, any such amounts remaining in the Excess Reserve Fund Account.

          The pooling and servicing agreement will establish an account (referred to as the "Excess Reserve Fund Account"), which will be held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Certificateholders will be entitled to receive payments from the Excess Reserve Fund Account in respect of their Net WAC Cap Carry Forward Amounts (as described above).

Overcollateralization Provisions

          The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the certificates, but only to the limited extent hereafter described.

          The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount has the effect of accelerating the amortization of the certificates relative to the amortization of the Mortgage Loans. The portion, if any, of the Available Funds not required to be distributed to holders of the offered certificates on any distribution date will, to the extent not otherwise required to be held in the Excess Reserve Fund Account, be distributed to the Class C Certificateholders and will not be available on any future distribution date to cover Extra Principal Distribution Amount, Unpaid Interest Amounts or Applied Realized Losses.

          With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding due date plus any amounts on deposit in the pre-funding accounts over (b) the Class Certificate Balance of the offered certificates and the Class P Certificates as of that date (assuming the payment of 100% of the Principal Remittance Amount on those certificates on that distribution date) is the "Overcollateralization Amount" as of that distribution date. The pooling and servicing agreement requires that a portion of the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of that distribution date (the excess is referred to as an Overcollateralization Deficiency). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount" for that distribution date. The required level of the Overcollateralization Amount with respect to a distribution date is the "Overcollateralization Target Amount." As described in the definition above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event is in effect, the Overcollateralization Target Amount will not "step down."

          Overcollateralization Reduction Amount. If the Overcollateralization Target Amount is permitted to decrease or "step down" on a distribution date in the future, or if an Excess Overcollateralization Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the certificates on that distribution date will (to the extent not otherwise required to be deposited in the Excess Reserve Fund Account) be distributed to the Class C Certificateholders on that distribution date until the Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount. With respect to any distribution date, the excess, if any, of (a) the Overcollateralization Amount on that distribution date over (b) the Overcollateralization Target Amount is the "Excess Overcollateralization Amount" with respect to that distribution date. The amount distributable to the Class C Certificateholders to effect such a deceleration will be in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Net Monthly Excess Cash Flow. The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the distributions in clause (iii)(w) under the fourth paragraph of "--Distribution of Interest and Principal" above have been made.

The Cap Contracts

          The trust fund will have the benefit of two interest rate cap agreements ("Cap Contract A" and "Cap Contract B"; together, the "Cap Contracts") issued by Barclays Bank, PLC (the "Cap Contract Counterparty"), which will be assigned on the closing date to the trust fund, and are intended to partially mitigate the interest rate risk to the offered certificates that could result from the difference between one-month LIBOR as it relates to the pass-through rates on these certificates and the weighted average interest rate (minus the weighted average expense fee rate for the Mortgage Loans) on the Mortgage Loans. On each distribution date and with respect to the offered certificates, payments under each Cap Contract will be made based on an amount equal to the product of

          (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Cap Contract Counterparty) and (B) the applicable Cap Contract Ceiling Rate for such distribution date over (y) the applicable Cap Contract Strike Rate for such distribution date,

          (ii) the lesser of (A) the Cap Contract Notional Balance for such distribution date and (B) the principal balance of the Class of Certificates as of such distribution date, and

          (iii) the actual number of days in the related Accrual Period, divided by 360.

          The "Cap Contract Notional Balance," the "Cap Contract Ceiling Rate" and the "Cap Contract Strike Rate" with respect to each of Cap Contract A (for the Class A-I and the Subordinated Certificates) and Cap Contract B (for the Group II Certificates and the Subordinated Certificates) for a distribution date is as described in the following tables:

Cap Contract A:

                                   Cap Contract Notional   Cap Contract Strike Rate   Cap Contract Ceiling
        Distribution Date               Balance ($)                   (%)                   Rate (%)
--------------------------------   ---------------------   ------------------------   --------------------
October 2004....................                N/A                    N/A                      N/A
November 2004...................        674,553,999                  6.620                    10.00
December 2004...................        659,032,376                  6.850                    10.00
January 2005....................        643,669,466                  6.620                    10.00
February 2005...................        628,456,600                  6.620                    10.00
March 2005......................        613,386,462                  7.330                    10.00
April 2005......................        598,453,087                  6.620                    10.00
May 2005........................        583,652,323                  6.840                    10.00
June 2005.......................        568,980,856                  6.620                    10.00
July 2005.......................        554,436,688                  6.840                    10.00
August 2005.....................        540,028,534                  6.620                    10.00
September 2005..................        525,860,810                  6.620                    10.00
October 2005....................        512,030,267                  6.840                    10.00
November 2005...................        498,528,582                  6.620                    10.00
December 2005...................        485,382,856                  6.840                    10.00
January 2006....................        472,583,670                  6.620                    10.00
February 2006...................        460,121,877                  6.620                    10.00
March 2006......................        447,988,568                  7.330                    10.00
April 2006......................        436,175,071                  6.620                    10.00
May 2006........................        424,672,943                  6.840                    10.00
June 2006.......................        413,473,967                  6.620                    10.00
July 2006.......................        402,570,140                  6.840                    10.00
August 2006.....................        391,953,673                  7.120                    10.00
September 2006..................        381,636,795                  8.050                    10.00
October 2006....................        371,629,674                  8.320                    10.00
November 2006...................        361,884,850                  8.310                    10.00
December 2006...................        352,405,480                  8.590                    10.00
January 2007....................        343,174,248                  8.310                    10.00
February 2007...................        334,184,646                  8.470                    10.00
March 2007......................        325,435,382                  9.730                    10.00
April 2007......................        316,924,541                  8.790                    10.00
May 2007........................        308,636,662                  9.170                    10.00
June 2007.......................        300,567,869                  8.880                    10.00
July 2007.......................        292,709,637                  9.170                    10.00
August 2007.....................        285,056,663                  9.130                    10.00
September 2007..................        277,611,005                  9.580                    10.00
October 2007....................        270,366,378                  9.900                    10.00
November 2007...................        263,310,485                  9.710                    10.00
December 2007...................        256,440,915                 10.030                    10.00
January 2008....................        249,750,388                  9.700                    10.00
February 2008...................        243,234,197                  9.890                    10.00
March 2008 and thereafter.......                  0                   0.00                     0.00

          Commencing with the distribution date in March 2008, the Cap Contract Notional Balance for Cap Contract A will be equal to zero, and Cap Contract A will be terminated

Cap Contract B:

                                   Cap Contract Notional   Cap Contract Strike Rate   Cap Contract Ceiling
     Distribution Date                  Balance ($)                   (%)                   Rate (%)
--------------------------------   ---------------------   ------------------------   --------------------
October 2004....................                N/A                    N/A                       N/A
November 2004...................        306,022,503                  6.170                    10.00
December 2004...................        298,955,583                  6.370                    10.00
January 2005....................        291,967,502                  6.170                    10.00
February 2005...................        285,054,186                  6.160                    10.00
March 2005......................        278,212,147                  6.820                    10.00
April 2005......................        271,438,487                  6.160                    10.00
May 2005........................        264,730,893                  6.360                    10.00
June 2005.......................        258,088,301                  6.160                    10.00
July 2005.......................        251,509,518                  6.360                    10.00
August 2005.....................        244,993,904                  6.160                    10.00
September 2005..................        238,592,806                  6.160                    10.00
October 2005....................        232,343,483                  6.360                    10.00
November 2005...................        226,241,990                  6.160                    10.00
December 2005...................        220,301,060                  6.360                    10.00
January 2006....................        214,516,426                  6.160                    10.00
February 2006...................        208,883,967                  6.160                    10.00
March 2006......................        203,399,667                  6.820                    10.00
April 2006......................        198,059,619                  6.160                    10.00
May 2006........................        192,860,017                  6.360                    10.00
June 2006.......................        187,797,159                  6.150                    10.00
July 2006.......................        182,867,438                  6.360                    10.00
August 2006.....................        178,067,343                  6.580                    10.00
September 2006..................        173,400,467                  7.610                    10.00
October 2006....................        168,861,559                  7.890                    10.00
November 2006...................        164,437,070                  7.910                    10.00
December 2006...................        160,129,959                  8.170                    10.00
January 2007....................        155,935,754                  7.900                    10.00
February 2007...................        151,851,489                  8.040                    10.00
March 2007......................        147,876,399                  9.280                    10.00
April 2007......................        144,010,585                  8.390                    10.00
May 2007........................        140,246,026                  8.760                    10.00
June 2007.......................        136,581,232                  8.470                    10.00
July 2007.......................        133,012,279                  8.780                    10.00
August 2007.....................        129,537,124                  8.700                    10.00
September 2007..................        126,155,610                  9.100                    10.00
October 2007....................        122,865,132                  9.470                    10.00
November 2007...................        119,658,837                  9.290                    10.00
December 2007...................        116,536,976                  9.600                    10.00
January 2008....................        113,496,723                  9.290                    10.00
February 2008...................        110,535,925                  9.450                    10.00
March 2008 and thereafter.......                  0                   0.00                     0.00

          Commencing with the distribution date in March 2008, the Cap Contract Notional Balance for Cap Contract B will be equal to zero, and Cap Contract B will be terminated.

          Any amounts received from the Cap Contract Counterparty under either Cap Contract will be deposited in the Excess Reserve Fund Account. On each distribution date, the trustee will withdraw from each Excess Reserve Fund Account, to the extent of funds available on deposit in the Excess Reserve Fund Account, amounts to cover any Net WAC Carry Forward Amounts. Such amounts will be paid in the order provided above in "--Excess Reserve Fund Account". Any amounts received pursuant to a Cap Contract and not used to cover Net WAC Carry Forward Amounts on a distribution date will be released to the holder of the Class C Certificates and will not be available on any future distribution date to cover Net WAC Carry Forward Amounts. There can be no assurance, however, that funds will be available to pay any such shortfalls to holders of the classes of offered certificates on subsequent distribution dates.

The Cap Contract Counterparty

          Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 54 Lombard Street, London EC3P 3AH. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January, 1 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

          Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is leading provider of co-ordinated global services to multinational corporations and financial institutions in the world's main financial centres. The whole of the issued ordinary share capital of Barclays Bank PLC is owned by Barclays PLC, which is the ultimate holding company of the Group.

          The short term unsecured obligations of Barclays Bank PLC are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and the long term obligations of Barclays Bank PLC are rated "Aa1" by Moody's, "AA" by S&P and "AA+" by Fitch.

          As at December 31, 2003, the Group had total assets of 'L'443,373 million (December 31, 2002: 'L'403,066 million), total net loans and advances of 'L'288,743 million (December 31, 2002: 'L'260,572 million), total deposits of 'L'278,960 million (December 31, 2002: 'L'258,932 million) and equity shareholders funds of 'L'16,485 million (December 31, 2002: 'L'15,205 million). The profit before taxation of the Group in respect of the year ended December 31, 2003 was 'L'3,845 million (December 31, 2002:
'L'3,203 million) after charging net provisions for bad and doubtful debts of 'L'1,347 million (December 31, 2002: 'L'1,484 million).

Optional Termination

          The master servicer or the NIMS Insurer, if any, will have the right to repurchase all remaining mortgage loans and REO properties and thereby effect early retirement of the certificates on any distribution date (referred to as the "Optional Termination Date") following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period and REO Properties first equals an amount less than 10% of the aggregate principal balance of the Mortgage Loans as of the applicable cut-off dates. If the master servicer exercises its option, the purchase price distributed with respect to the certificates will be 100% of their then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO properties and the appraised value is less than the Stated Principal Balance of the mortgage loans) together with any related Net WAC Cap Carry Forward Amount. Distributions on the certificates in respect of any optional termination will first be paid as set forth under "Description of the Certificates--Distributions of Interest and Principal" herein. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

          In connection with the issuance of any net interest margin securities, the master servicer may agree to refrain from exercising this option while those securities are outstanding.

The Trustee

          Deutsche Bank National Trust Company will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with Deutsche Bank. Offered certificates may be surrendered at the office of the trustee located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, or at any other addresses as the trustee may designate for such purpose from time to time. All correspondence to the trustee must be sent to the Corporate Trust Office of the trustee, 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration-INO4S2. Certificateholders may access monthly statements from the trustee's website located at https://www.corporatetrust.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

          The trustee makes no representation or warranty, express or implied, and assumes no responsibility for the adequacy, accuracy or completeness of any information contained herein.

Rights of the NIMS Insurer under the Pooling and Servicing Agreement

          After the closing date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer that would issue a policy will be a third party beneficiary of the pooling and servicing agreement. The NIMS Insurer will have a number of rights under the pooling and servicing agreement, which will include the following:

     o the right to consent to the master servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a mortgage loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 125 days, if the waivers or extensions relate to more than 5% of the mortgage loans as of the cut-off date and any subsequent cut-off date;

     o the right to consent to the master servicer's entering into any sub-servicing agreement with any servicing entity with respect to any of the mortgage loans;

     o the right to direct the trustee to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and the assets of the trust fund following the occurrence of an event of default under the pooling and servicing agreement;

     o the right to approve or reject the appointment of any successor servicer other than the trustee, if the master servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

     o the right to consent to any amendment to the pooling and servicing agreement; and

     o    each of the rights under "Risk Factors--Rights of the NIMS Insurer."

For a description of the master servicer's discretion to waive certain charges and extend due dates in connection with the mortgage loans, see "The Agreements--Collection Procedures" in the prospectus. For a description of the master servicer's ability to enter into sub-servicing agreements, see "--Sub-Servicing by Sellers" in the prospectus. For a description of available remedies after the occurrence of an event of default under the pooling and servicing agreement, see "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus. For a discussion of the circumstances in which the master servicer may resign or be removed, see "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. For a discussion of the appointment of a successor servicer if the trustee is unwilling or unable to act as successor to the master servicer, see "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus. For a description of permissible amendments to the pooling and servicing agreement, see "--Amendment" in the prospectus.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults in Delinquent Payments

          The yield to maturity of the offered certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the offered certificates may not receive reimbursement for Realized Losses in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

          In general, a "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of net liquidation proceeds applied to the principal balance of the related mortgage loan. A "liquidated mortgage loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Prepayment Considerations and Risks

          The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or master servicer). For those mortgage loans that contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment charges. The fixed-rate mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

          Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase by the master servicer in connection with a modification and any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described herein) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

          The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. The subordinated certificates will not receive distributions of principal for at least the first three years after the closing date, unless the Class A Certificates are paid in full.

          Certain of the Statistical Calculation Mortgage Loans in each loan group are adjustable-rate mortgages ("ARMs"). As is the case with fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until 2, 3 or 5 years after the origination thereof (the "Delayed First Adjustment Date Adjustable Mortgage Loans"). The prepayment experience of the Delayed First Adjustment Date Adjustable Mortgage Loans may differ from that of the other ARMs. The Delayed First Adjustment Date Adjustable Mortgage Loans may be subject to greater rates of pre-payments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on these Delayed First Adjustment Date Adjustable Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

          In addition, certain of the mortgage loans do not provide for any payments of principal for either the first two years or five years following their origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan. During their interest-only periods, these mortgage loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

          As described under "The Mortgage Pool--Assignment of the Mortgage Loans" herein, with respect to the Delayed Delivery Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any such related mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the time periods described under "The Mortgage Pool--Assignment of the Mortgage Loans" herein, the seller will be obligated to repurchase the related mortgage loan from the trust fund or, in certain circumstances, remove the mortgage loan from the trust fund and substitute in its place another mortgage loan. Any repurchases pursuant to this provision would have the effect of accelerating the rate of prepayments on the mortgage loans.

          The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Offered Certificates

          Each Interest Accrual Period for the offered certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The pass-through rates for the offered certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described herein.

          Class A Certificates

          The pass-through rates for the Class A certificate may be calculated by reference to the adjusted net mortgage rates of the mortgage loans in the related loan group, which are either fixed or based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in either Loan Index. It is possible that a decrease in either Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class of Class A Certificates were to be higher than the related Net WAC Cap, the pass-through rate on those Class A Certificates would be lower than otherwise would be the case. Although holders of the offered certificates are entitled to receive any Net WAC Cap

Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Class A certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

          Subordinated Certificates

          The pass-through rates for the Subordinated Certificates may be calculated by reference to the adjusted net mortgage rates of the Mortgage Loans in both loan groups, which are based on the applicable Loan Index. If the Mortgage Loans bearing higher Mortgage Rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in either Loan Index and will not correlate with the fixed mortgage rates. It is possible that a decrease in either Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for the offered certificates were to be higher than the Subordinated Net WAC Cap, the pass-through rate on one or more classes of the Subordinated Certificates would be lower than otherwise would be the case. Although holders of the Subordinated Certificates are entitled to receive any Net WAC Cap Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the subordinated certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

Overcollateralization Provisions

          The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of those certificates. If the Overcollateralization Amount is less than the Overcollateralization Target Amount, 100% of the Total Monthly Excess Spread (only to the extent needed to maintain the Overcollateralization Target Amount) will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Overcollateralization Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread.

          Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the offered certificates and expenses at the expense rate. Mortgage Loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage Loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the offered certificates.

          As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time and from class to class.

Subordinated Certificates

          The Subordinated Certificates provide credit enhancement for the senior certificates and may absorb losses on the Mortgage Loans in both loan groups. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the Mortgage Loans will reduce the class certificate balance of the class of the Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the Mortgage Loans. As a result of such reduction, less interest will accrue on such class of Subordinated Certificates than would otherwise be the case.

          The Principal Distribution Amount includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the Mortgage Loans will decline more than the aggregate class certificate balances of the offered certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of subordinated certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the subordinated certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a subordinated certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the Mortgage Loans is consistent with such holder's expectations.

          For all purposes, the Class M-10 Certificates will have the lowest payment priority of any class of Subordinated Certificates.

Additional Information

          The depositor filed or intends to file certain yield tables and other computational materials with respect to certain classes of the offered certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Such tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Structuring Assumptions

          The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, a 100% prepayment assumption (PPC) assumes a constant prepayment rate ("CPR") of 4.00% per annum of the then outstanding principal balance of the fixed-rate mortgage loans in the first month of the life of the related mortgage loans and an additional approximately 1.73% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the fixed-rate mortgage loans, 100% prepayment assumption assumes a conditional prepayment rate of 23.00% per annum each month. A 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 28.00%.

          Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions which collectively are the structuring assumptions:

     o    the assumed mortgage loans of each loan group are as set forth below;

     o    the closing date for the certificates occurs on September 30, 2004;

     o distributions on the certificates are made on the 25th day of each month (regardless of whether it falls on a business day), commencing on October 25, 2004, in accordance with the priorities described herein;

     o the mortgage loans prepayment rates with respect to the Mortgage Loans in loan group I are a multiple of the applicable prepayment assumption and with respect to the Mortgage Loans in loan group II are constant percentages of CPR each as stated in the Prepayment Scenarios below;

     o    prepayments include 30 days' interest thereon;

     o the optional termination is not exercised (except with respect to the weighted average life to call);

     o the Overcollateralization Target Amount is initially as specified herein and thereafter decreases in accordance with the provisions herein;

     o with respect to adjustable rate loans, (a) the Mortgage Rate for each Mortgage Loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the gross margin plus the Loan Index (subject to the applicable periodic adjustment cap and maximum interest rate), (b) the assumed level of six-month LIBOR, 1-year LIBOR and 1-year CMT is 2.0800%, 2.3438% and 2.0520%, respectively, per annum, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o    One-Month LIBOR remains constant at 1.8113% per annum;

     o a weighted average expense fee rate of 0.5100% per annum is paid monthly;

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page hereof;

     o interest accrues on each class of certificates at the applicable interest rate set forth on the cover hereof or as described herein;

     o with respect to Performance Loans, the Mortgage Rate has been reduced by the maximum amount permitted by the terms of the related mortgage note; and

     o pre-funded mortgage loans are deposited in the pool of mortgage loans on the first distribution date.

          While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                                  LOAN GROUP I

                                 Remaining    Remaining                                         Rate
                                  Term to    Amortization               Gross    Months to   Adjustment
Principal Balances   Gross WAC   Maturity        Term          Age     Margin    Next Rate    Frequency
        ($)             (%)       (months)     (months)     (months)     (%)    Adjustment    (months)
------------------   ---------   ---------   ------------   --------   ------   ----------   ----------
        198,715.00     8.9040       166           346          14        NA         NA           NA
      6,495,711.00     6.8090       181           181           2        NA         NA           NA
     53,515,226.00     7.1550       358           358           2        NA         NA           NA
      2,941,824.00     5.9220       358           358           2        NA         NA           NA
        295,150.00     7.9230       165           345          15        NA         NA           NA
        432,217.00     8.4180       177           177           3        NA         NA           NA
        283,650.00     7.6820       174           174           6        NA         NA           NA
      4,708,340.00     7.2880       191           191           1        NA         NA           NA
      2,694,470.00     7.2880       358           358           2        NA         NA           NA
      5,455,176.00     7.2660       357           357           3        NA         NA           NA
     59,030,511.00     7.3530       359           359           1        NA         NA           NA
      6,019,787.00     6.7600       358           358           2      4.4650       22            6
     79,121,412.00     7.9850       359           359           1      5.4620       22            6
      8,617,900.00     7.0760       358           358           2      6.0260       34            6
      3,024,468.00     4.5490       354           354           6      2.2500       30           12
      9,012,488.00     6.7130       359           359           1      3.8680       35           12
      3,925,942.00     6.2770       359           359           1      2.9000       35            6
     10,163,118.00     6.0160       359           359           1      2.7500       35           12
      1,477,248.00     7.6350       358           358           2      4.7610       22            6
     20,594,226.00     7.5740       358           358           2      5.9080       22            6
     13,488,129.00     6.6560       359           359           1      4.9890       23            6
    221,412,618.00     7.5690       359           359           1      5.2540       23            6
      1,079,021.00     6.1670       358           358           2      4.6560       22            6
     18,355,617.00     7.3580       358           358           2      5.3360       22            6
        864,632.00     6.8020       358           358           2      5.0280       34            6
        616,920.00     7.5710       359           359           1      4.9790       35           12
      1,364,445.00     6.9060       358           358           2      5.9260       34            6
        841,065.00     8.6490       359           359           1      6.0050       35           12
        704,851.00     6.1490       356           356           4      4.3080       32            6
        598,043.00     6.1380       360           360           0      2.7500       36           12
     11,519,785.00     7.1650       358           358           2      5.7590       34            6
     12,435,025.00     7.3720       359           359           1      5.0380       35           12
        509,491.00     7.0580       359           359           1      2.7500       59            6
      3,383,955.00     5.3710       357           357           3      2.2500       57           12
      5,645,490.00     6.0080       359           359           1      2.7500       59           12
      2,495,883.00     6.2910       360           360           0      2.7500       60            6
      7,789,717.00     6.0800       359           359           1      2.7690       59           12
        327,039.00     5.3750       355           355           5      2.2500       79           12
        174,052.00     5.7500       359           359           1      2.7500       59            6
        749,024.00     6.2340       360           360           0      2.7500       60            6
      2,118,035.00     6.1010       359           359           1      2.7500       59           12
        204,061.00     6.2500       360           360           0      2.7500       60            6

                                               Subsequent   Lifetime
                     Lifetime   Initial Rate    Periodic      Rate
Principal Balances   Rate Cap        Cap        Rate Cap      Floor        Index        Remaining IO
        ($)             (%)          (%)           (%)         (%)          (%)        Term (months)   Pre-funded Month
------------------   --------   ------------   ----------   --------   -------------   -------------   ----------------
        198,715.00      NA           NA             NA          NA           NA               0               NA
      6,495,711.00      NA           NA             NA          NA           NA               0               NA
     53,515,226.00      NA           NA             NA          NA           NA               0               NA
      2,941,824.00      NA           NA             NA          NA           NA             118               NA
        295,150.00      NA           NA             NA          NA           NA               0               NA
        432,217.00      NA           NA             NA          NA           NA               0               NA
        283,650.00      NA           NA             NA          NA           NA               0               NA
      4,708,340.00      NA           NA             NA          NA           NA               0               NA
      2,694,470.00      NA           NA             NA          NA           NA               0               NA
      5,455,176.00      NA           NA             NA          NA           NA               0               NA
     59,030,511.00      NA           NA             NA          NA           NA               0               NA
      6,019,787.00    12.717        3.000         1.000       4.567    6-month LIBOR         22               NA
     79,121,412.00    13.993        2.984         1.005       5.534    6-month LIBOR          0               NA
      8,617,900.00    13.099        3.208         1.005       6.092    6-month LIBOR          0               NA
      3,024,468.00    10.549        2.000         2.000       2.250     1-year LIBOR          0               NA
      9,012,488.00    12.713        2.941         2.000       3.879      1-year CMT           0               NA
      3,925,942.00    12.229        3.000         1.000       2.900    6-month LIBOR         35               NA
     10,163,118.00    12.016        3.000         2.000       2.750      1-year CMT          35               NA
      1,477,248.00    13.475        3.000         1.000       4.975    6-month LIBOR         22               NA
     20,594,226.00    13.574        3.000         1.000       5.931    6-month LIBOR          0               NA
     13,488,129.00    12.678        3.000         1.012       5.089    6-month LIBOR         23               NA
    221,412,618.00    13.596        2.975         1.013       5.307    6-month LIBOR          0               NA
      1,079,021.00    12.167        3.000         1.000       4.656    6-month LIBOR         22               NA
     18,355,617.00    13.437        3.000         1.040       5.472    6-month LIBOR          0               NA
        864,632.00    12.802        3.860         1.000       5.136    6-month LIBOR          0               NA
        616,920.00    13.571        3.000         2.000       4.979      1-year CMT           0               NA
      1,364,445.00    12.906        3.469         1.000       6.876    6-month LIBOR          0               NA
        841,065.00    14.649        3.000         2.000       6.005      1-year CMT           0               NA
        704,851.00    12.149        3.000         1.000       4.953    6-month LIBOR         32               NA
        598,043.00    12.138        3.000         2.000       2.750      1-year CMT          36               NA
     11,519,785.00    13.224        3.025         1.026       6.034    6-month LIBOR          0               NA
     12,435,025.00    13.372        3.000         2.000       5.045      1-year CMT           0               NA
        509,491.00    13.058        5.000         1.000       2.750    6-month LIBOR          0               NA
      3,383,955.00    10.371        5.000         2.000       2.250     1-year LIBOR          0               NA
      5,645,490.00    11.946        5.000         2.000       2.750      1-year CMT           0               NA
      2,495,883.00    12.291        5.000         1.000       2.750    6-month LIBOR         60               NA
      7,789,717.00    12.080        5.000         2.000       2.769      1-year CMT          59               NA
        327,039.00    10.375        5.000         2.000       2.250     1-year LIBOR          0               NA
        174,052.00    11.750        5.000         1.000       2.750    6-month LIBOR         59               NA
        749,024.00    12.234        5.000         1.000       2.750    6-month LIBOR         60               NA
      2,118,035.00    12.101        5.000         2.000       2.750      1-year CMT          59               NA
        204,061.00    12.250        5.000         1.000       2.750    6-month LIBOR          0               NA

                                 Remaining    Remaining                                         Rate
                                  Term to    Amortization               Gross    Months to   Adjustment
Principal Balances   Gross WAC   Maturity        Term          Age     Margin    Next Rate    Frequency
        ($)             (%)       (months)     (months)     (months)     (%)    Adjustment    (months)
------------------   ---------   ---------   ------------   --------   ------   ----------   ----------
        277,974.00     6.0870       358           358           2      2.7500       58           12
        419,464.00     6.3860       360           360           0      2.7500       12           12
      9,619,136.00     7.1550       360           360           0        NA         NA           NA
        528,781.00     5.9220       360           360           0        NA         NA           NA
         77,689.00     8.4180       180           180           0        NA         NA           NA
        484,320.00     7.2880       360           360           0        NA         NA           NA
        980,545.00     7.2660       360           360           0        NA         NA           NA
     10,610,485.00     7.3530       360           360           0        NA         NA           NA
      1,082,031.00     6.7600       360           360           0      4.4650       24            6
     14,221,740.00     7.9850       360           360           0      5.4620       24            6
      1,549,031.00     7.0760       360           360           0      6.0260       36            6
      1,619,957.00     6.7130       360           360           0      3.8680       36           12
        705,672.00     6.2770       360           360           0      2.9000       36            6
      1,826,778.00     6.0160       360           360           0      2.7500       36           12
        265,529.00     7.6350       360           360           0      4.7610       24            6
      3,701,725.00     7.5740       360           360           0      5.9080       24            6
      2,424,434.00     6.6560       360           360           0      4.9890       24            6
     39,797,983.00     7.5690       360           360           0      5.2540       24            6
        193,949.00     6.1670       360           360           0      4.6560       24            6
      3,299,345.00     7.3580       360           360           0      5.3360       24            6
        155,414.00     6.8020       360           360           0      5.0280       36            6
        110,889.00     7.5710       360           360           0      4.9790       36           12
        245,253.00     6.9060       360           360           0      5.9260       36            6
        151,178.00     8.6490       360           360           0      6.0050       36           12
        126,694.00     6.1490       360           360           0      4.3080       36            6
        107,496.00     6.1380       360           360           0      2.7500       36           12
      2,070,633.00     7.1650       360           360           0      5.7590       36            6
      2,235,143.00     7.3720       360           360           0      5.0380       36           12
         91,579.00     7.0580       360           360           0      2.7500       60            6
        608,252.00     5.3710       360           360           0      2.2500       60           12
      1,014,753.00     6.0080       360           360           0      2.7500       60           12
        448,624.00     6.2910       360           360           0      2.7500       60            6
      1,400,169.00     6.0800       360           360           0      2.7690       60           12
         58,784.00     5.3750       360           360           0      2.2500       84           12
         31,285.00     5.7500       360           360           0      2.7500       60            6
        134,634.00     6.2340       360           360           0      2.7500       60            6
        380,708.00     6.1010       360           360           0      2.7500       60           12
         36,679.00     6.2500       360           360           0      2.7500       60            6
         49,965.00     6.0870       360           360           0      2.7500       60           12
         75,397.00     6.3860       360           360           0      2.7500       12           12

                                               Subsequent   Lifetime
                     Lifetime   Initial Rate    Periodic      Rate
Principal Balances   Rate Cap        Cap        Rate Cap      Floor        Index        Remaining IO
        ($)            (%)          (%)            (%)        (%)          (%)         Term (months)   Pre-funded Month
------------------   --------   ------------   ----------   --------   -------------   -------------   ----------------
        277,974.00    12.087        5.000         2.000       2.750      1-year CMT           0               NA
        419,464.00    12.386        2.000         2.000       2.750      1-year CMT           0               NA
      9,619,136.00      NA           NA             NA          NA           NA               0                1
        528,781.00      NA           NA             NA          NA           NA             120                1
         77,689.00      NA           NA             NA          NA           NA               0                1
        484,320.00      NA           NA             NA          NA           NA               0                1
        980,545.00      NA           NA             NA          NA           NA               0                1
     10,610,485.00      NA           NA             NA          NA           NA               0                1
      1,082,031.00    12.717        3.000         1.000       4.567    6-month LIBOR         24                1
     14,221,740.00    13.993        2.984         1.005       5.534    6-month LIBOR          0                1
      1,549,031.00    13.099        3.208         1.005       6.092    6-month LIBOR          0                1
      1,619,957.00    12.713        2.941         2.000       3.879      1-year CMT           0                1
        705,672.00    12.229        3.000         1.000       2.900    6-month LIBOR         36                1
      1,826,778.00    12.016        3.000         2.000       2.750      1-year CMT          36                1
        265,529.00    13.475        3.000         1.000       4.975    6-month LIBOR         24                1
      3,701,725.00    13.574        3.000         1.000       5.931    6-month LIBOR          0                1
      2,424,434.00    12.678        3.000         1.012       5.089    6-month LIBOR         24                1
     39,797,983.00    13.596        2.975         1.013       5.307    6-month LIBOR          0                1
        193,949.00    12.167        3.000         1.000       4.656    6-month LIBOR         24                1
      3,299,345.00    13.437        3.000         1.040       5.472    6-month LIBOR          0                1
        155,414.00    12.802        3.860         1.000       5.136    6-month LIBOR          0                1
        110,889.00    13.571        3.000         2.000       4.979      1-year CMT           0                1
        245,253.00    12.906        3.469         1.000       6.876    6-month LIBOR          0                1
        151,178.00    14.649        3.000         2.000       6.005      1-year CMT           0                1
        126,694.00    12.149        3.000         1.000       4.953    6-month LIBOR         36                1
        107,496.00    12.138        3.000         2.000       2.750      1-year CMT          36                1
      2,070,633.00    13.224        3.025         1.026       6.034    6-month LIBOR          0                1
      2,235,143.00    13.372        3.000         2.000       5.045      1-year CMT           0                1
         91,579.00    13.058        5.000         1.000       2.750    6-month LIBOR          0                1
        608,252.00    10.371        5.000         2.000       2.250     1-year LIBOR          0                1
      1,014,753.00    11.946        5.000         2.000       2.750      1-year CMT           0                1
        448,624.00    12.291        5.000         1.000       2.750    6-month LIBOR         60                1
      1,400,169.00    12.080        5.000         2.000       2.769      1-year CMT          60                1
         58,784.00    10.375        5.000         2.000       2.250     1-year LIBOR          0                1
         31,285.00    11.750        5.000         1.000       2.750    6-month LIBOR         60                1
        134,634.00    12.234        5.000         1.000       2.750    6-month LIBOR         60                1
        380,708.00    12.101        5.000         2.000       2.750      1-year CMT          60                1
         36,679.00    12.250        5.000         1.000       2.750    6-month LIBOR          0                1
         49,965.00    12.087        5.000         2.000       2.750      1-year CMT           0                1
         75,397.00    12.386        2.000         2.000       2.750      1-year CMT           0                1

                                  LOAN GROUP II

                                 Remaining    Remaining                                         Rate
                                   Term to   Amortization               Gross    Months to   Adjustment
Principal Balances   Gross WAC    Maturity       Term          Age     Margin    Next Rate    Frequency
        ($)             (%)      (months)      (months)     (months)     (%)    Adjustment    (months)
------------------   ---------   ---------   ------------   --------   ------   ----------   ----------
     31,237,272.00     6.4420       358           358           2        NA         NA           NA
     10,266,431.00     6.0490       359           359           1        NA         NA           NA
        320,581.00     6.1090       358           358           2        NA         NA           NA
        408,902.00     7.2500       355           355           5        NA         NA           NA
        419,578.00     6.5000       359           359           1        NA         NA           NA
     14,012,072.00     6.5790       359           359           1        NA         NA           NA
        764,007.00     7.2220       358           358           2        NA         NA           NA
     13,996,198.00     7.2090       358           358           2      4.7530       22            6
     23,130,118.00     7.8700       358           358           2      5.2050       22            6
      2,972,189.00     7.1430       357           357           3      6.5100       33            6
      2,282,674.00     5.8510       358           358           2      2.7500       34           12
      4,266,844.00     6.1800       359           359           1      3.6300       35            6
      4,968,886.00     5.9490       360           360           0      2.7500       36           12
      4,312,710.00     7.0980       359           359           1      4.8740       23            6
      8,783,397.00     7.3310       358           358           2      6.0360       22            6
     33,975,001.00     6.9330       359           359           1      5.2040       23            6
     78,797,898.00     7.1130       359           359           1      5.2590       23            6
      2,545,733.00     6.9630       360           360           0      5.2210       24            6
      4,017,616.00     6.7590       358           358           2      4.7520       22            6
        411,314.00     6.0000       359           359           1      5.0000       35            6
        419,871.00     8.5000       359           359           1      5.3750       35           12
        342,102.00     7.3750       360           360           0      5.3750       36            6
        271,079.00     7.5000       359           359           1      8.1250       35            6
        410,115.00     6.0000       359           359           1      5.0000       35           12
      1,523,856.00     6.2900       360           360           0      4.2900       36            6
        720,215.00     4.2500       359           359           1      2.7500       35           12
      4,464,118.00     7.0150       358           358           2      6.2770       34            6
        437,510.00     7.7500       358           358           2      5.2500       34           12
      3,210,489.00     5.9130       359           359           1      2.9450       59           12
      2,836,965.00     5.9340       358           358           2      2.7500       58            6
      5,825,593.00     5.9720       359           359           1      2.7130       59           12
        482,020.00     6.6250       338           338          22      2.7500       38           12
        630,188.00     5.8750       358           358           2      2.7500       58            6
        531,039.00     6.0000       360           360           0      2.7500       60           12
        623,504.00     5.5000       359           359           1      2.7500       11           12
      5,614,768.00     6.4420       360           360           0        NA         NA           NA
      1,845,348.00     6.0490       360           360           0        NA         NA           NA
         57,623.00     6.1090       360           360           0        NA         NA           NA
         73,498.00     7.2500       360           360           0        NA         NA           NA
         75,417.00     6.5000       360           360           0        NA         NA           NA
      2,518,611.00     6.5790       360           360           0        NA         NA           NA
        137,327.00     7.2220       360           360           0        NA         NA           NA

                                               Subsequent   Lifetime
                     Lifetime   Initial Rate    Periodic      Floor
Principal Balances   Rate Cap        Cap        Rate Cap      Rate         Index       Remaining IO
        ($)             (%)          (%)           (%)        (%)           (%)        Term (months)   Pre-funded Month
------------------   --------   ------------   ----------   --------   -------------   -------------   ----------------
     31,237,272.00      NA            NA            NA          NA           NA               0               NA
     10,266,431.00      NA            NA            NA          NA           NA             119               NA
        320,581.00      NA            NA            NA          NA           NA             118               NA
        408,902.00      NA            NA            NA          NA           NA               0               NA
        419,578.00      NA            NA            NA          NA           NA               0               NA
     14,012,072.00      NA            NA            NA          NA           NA               0               NA
        764,007.00      NA            NA            NA          NA           NA               0               NA
     13,996,198.00    13.330        2.914         1.043       4.871    6-month LIBOR         24               NA
     23,130,118.00    13.891        2.927         1.010       5.327    6-month LIBOR          0               NA
      2,972,189.00    13.143        2.885         1.000       6.510    6-month LIBOR          0               NA
      2,282,674.00    11.851        3.000         2.000       2.750      1-year CMT           0               NA
      4,266,844.00    12.180        3.000         1.000       3.721    6-month LIBOR         35               NA
      4,968,886.00    11.949        3.000         2.000       2.750      1-year CMT          36               NA
      4,312,710.00    13.098        3.000         1.000       4.874    6-month LIBOR         23               NA
      8,783,397.00    13.331        3.000         1.000       6.036    6-month LIBOR          0               NA
     33,975,001.00    12.951        3.000         1.023       5.329    6-month LIBOR         23               NA
     78,797,898.00    13.145        2.984         1.005       5.362    6-month LIBOR          0               NA
      2,545,733.00    12.963        3.000         1.000       5.221    6-month LIBOR         24               NA
      4,017,616.00    12.759        3.000         1.000       4.968    6-month LIBOR          0               NA
        411,314.00    12.000        3.000         1.000       6.000    6-month LIBOR          0               NA
        419,871.00    14.500        3.000         2.000       5.375      1-year CMT           0               NA
        342,102.00    13.375        3.000         1.000       5.375    6-month LIBOR         36               NA
        271,079.00    13.500        6.000         2.000       8.125    6-month LIBOR          0               NA
        410,115.00    12.000        3.000         2.000       5.000      1-year CMT           0               NA
      1,523,856.00    12.290        3.000         1.000       4.290    6-month LIBOR         36               NA
        720,215.00    10.250        3.000         2.000       2.750      1-year CMT          35               NA
      4,464,118.00    13.015        3.000         1.000       6.452    6-month LIBOR          0               NA
        437,510.00    13.750        3.000         2.000       5.250      1-year CMT           0               NA
      3,210,489.00    11.718        5.000         2.000       2.945      1-year CMT           0               NA
      2,836,965.00    11.934        5.000         1.000       2.750    6-month LIBOR         58               NA
      5,825,593.00    11.897        5.000         2.000       2.713      1-year CMT          59               NA
        482,020.00    12.625        5.000         2.000       2.750      1-year CMT           0               NA
        630,188.00    11.875        5.000         1.000       2.750    6-month LIBOR         58               NA
        531,039.00    12.000        5.000         2.000       2.750      1-year CMT          60               NA
        623,504.00    11.500        2.000         2.000       2.750      1-year CMT           0               NA
      5,614,768.00      NA            NA            NA          NA           NA               0                1
      1,845,348.00      NA            NA            NA          NA           NA             120                1
         57,623.00      NA            NA            NA          NA           NA             120                1
         73,498.00      NA            NA            NA          NA           NA               0                1
         75,417.00      NA            NA            NA          NA           NA               0                1
      2,518,611.00      NA            NA            NA          NA           NA               0                1
        137,327.00      NA            NA            NA          NA           NA               0                1

                                 Remaining    Remaining                                         Rate
                                   Term to   Amortization               Gross    Months to   Adjustment
Principal Balances   Gross WAC    Maturity       Term          Age     Margin    Next Rate    Frequency
        ($)             (%)      (months)      (months)     (months)     (%)    Adjustment    (months)
------------------   ---------   ---------   ------------   --------   ------   ----------   ----------
      2,515,758.00     7.2090       360           360          0       4.7530       24            6
      4,157,541.00     7.8700       360           360          0       5.2050       24            6
        534,238.00     7.1430       360           360          0       6.5100       36            6
        410,301.00     5.8510       360           360          0       2.7500       36           12
        766,947.00     6.1800       360           360          0       3.6300       36            6
        893,136.00     5.9490       360           360          0       2.7500       36           12
        775,191.00     7.0980       360           360          0       4.8740       24            6
      1,578,779.00     7.3310       360           360          0       6.0360       24            6
      6,106,863.00     6.9330       360           360          0       5.2040       24            6
     14,163,590.00     7.1130       360           360          0       5.2590       24            6
        457,585.00     6.9630       360           360          0       5.2210       24            6
        722,150.00     6.7590       360           360          0       4.7520       24            6
         73,932.00     6.0000       360           360          0       5.0000       36            6
         75,470.00     8.5000       360           360          0       5.3750       36           12
         61,491.00     7.3750       360           360          0       5.3750       36            6
         48,725.00     7.5000       360           360          0       8.1250       36            6
         73,716.00     6.0000       360           360          0       5.0000       36           12
        273,907.00     6.2900       360           360          0       4.2900       36            6
        129,456.00     4.2500       360           360          0       2.7500       36           12
        802,406.00     7.0150       360           360          0       6.2770       36            6
         78,641.00     7.7500       360           360          0       5.2500       36           12
        577,072.00     5.9130       360           360          0       2.9450       60           12
        509,932.00     5.9340       360           360          0       2.7500       60            6
      1,047,126.00     5.9720       360           360          0       2.7130       60           12
        113,274.00     5.8750       360           360          0       2.7500       60            6
         95,452.00     6.0000       360           360          0       2.7500       60           12
        112,070.00     5.5000       360           360          0       2.7500       12           12

                                               Subsequent   Lifetime
                     Lifetime   Initial Rate    Periodic      Floor
Principal Balances   Rate Cap        Cap        Rate Cap      Rate         Index       Remaining IO
        ($)             (%)          (%)           (%)         (%)          (%)        Term (months)   Pre-funded Month
------------------   --------   ------------   ----------   --------   -------------   -------------   ----------------
      2,515,758.00    13.3300       2.9140        1.0430      4.8710   6-month LIBOR         24                1
      4,157,541.00    13.8910       2.9270        1.0100      5.3270   6-month LIBOR          0                1
        534,238.00    13.1430       2.8850        1.0000      6.5100   6-month LIBOR          0                1
        410,301.00    11.8510       3.0000        2.0000      2.7500     1-year CMT           0                1
        766,947.00    12.1800       3.0000        1.0000      3.7210   6-month LIBOR         36                1
        893,136.00    11.9490       3.0000        2.0000      2.7500     1-year CMT          36                1
        775,191.00    13.0980       3.0000        1.0000      4.8740   6-month LIBOR         24                1
      1,578,779.00    13.3310       3.0000        1.0000      6.0360   6-month LIBOR          0                1
      6,106,863.00    12.9510       3.0000        1.0230      5.3290   6-month LIBOR         24                1
     14,163,590.00    13.1450       2.9840        1.0050      5.3620   6-month LIBOR          0                1
        457,585.00    12.9630       3.0000        1.0000      5.2210   6-month LIBOR         24                1
        722,150.00    12.7590       3.0000        1.0000      4.9680   6-month LIBOR          0                1
         73,932.00    12.0000       3.0000        1.0000      6.0000   6-month LIBOR          0                1
         75,470.00    14.5000       3.0000        2.0000      5.3750     1-year CMT           0                1
         61,491.00    13.3750       3.0000        1.0000      5.3750   6-month LIBOR         36                1
         48,725.00    13.5000       6.0000        2.0000      8.1250   6-month LIBOR          0                1
         73,716.00    12.0000       3.0000        2.0000      5.0000     1-year CMT           0                1
        273,907.00    12.2900       3.0000        1.0000      4.2900   6-month LIBOR         36                1
        129,456.00    10.2500       3.0000        2.0000      2.7500     1-year CMT          36                1
        802,406.00    13.0150       3.0000        1.0000      6.4520   6-month LIBOR          0                1
         78,641.00    13.7500       3.0000        2.0000      5.2500     1-year CMT           0                1
        577,072.00    11.7180       5.0000        2.0000      2.9450     1-year CMT           0                1
        509,932.00    11.9340       5.0000        1.0000      2.7500   6-month LIBOR         60                1
      1,047,126.00    11.8970       5.0000        2.0000      2.7130     1-year CMT          60                1
        113,274.00    11.8750       5.0000        1.0000      2.7500   6-month LIBOR         60                1
         95,452.00    12.0000       5.0000        2.0000      2.7500     1-year CMT          60                1
        112,070.00    11.5000       2.0000        2.0000      2.7500     1-year CMT           0                1

Weighted Average Lives of the Offered Certificates

          The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

          In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" herein.

          The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.

Decrement Tables

          The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios

                                   Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V
                                   ----------   -----------   ------------   -----------   ----------
Fixed Rate Loans (% of PPC)            50%          75%           100%           125%         150%
Adjustable Rate Loans (% of CPR)       14%          21%            28%            35%          42%

            Percent of Initial Class Certificate Balance Outstanding*

                                               Class A-I                        Class A-II-1
                                          Prepayment Scenario                Prepayment Scenario
                                   --------------------------------   --------------------------------
Distribution Date                    I     II     III    IV      V      I     II     III    IV      V
--------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage .............    100    100    100    100    100    100    100    100    100    100
September 25, 2005 .............     84     76     69     61     54     66     49     33     17      *
September 25, 2006 .............     69     56     44     33     23     34      6      0      0      0
September 25, 2007 .............     56     39     26     14      5      6      0      0      0      0
September 25, 2008 .............     44     31     22     14      5      0      0      0      0      0
September 25, 2009 .............     36     24     16     10      5      0      0      0      0      0
September 25, 2010 .............     31     19     12      7      4      0      0      0      0      0
September 25, 2011 .............     26     15      8      4      2      0      0      0      0      0
September 25, 2012 .............     22     12      6      3      1      0      0      0      0      0
September 25, 2013 .............     19      9      4      2      1      0      0      0      0      0
September 25, 2014 .............     16      7      3      1      *      0      0      0      0      0
September 25, 2015 .............     14      6      2      1      0      0      0      0      0      0
September 25, 2016 .............     11      4      2      *      0      0      0      0      0      0
September 25, 2017 .............     10      3      1      0      0      0      0      0      0      0
September 25, 2018 .............      8      3      1      0      0      0      0      0      0      0
September 25, 2019 .............      7      2      *      0      0      0      0      0      0      0
September 25, 2020 .............      6      2      *      0      0      0      0      0      0      0
September 25, 2021 .............      5      1      0      0      0      0      0      0      0      0
September 25, 2022 .............      4      1      0      0      0      0      0      0      0      0
September 25, 2023 .............      3      1      0      0      0      0      0      0      0      0
September 25, 2024 .............      3      *      0      0      0      0      0      0      0      0
September 25, 2025 .............      2      *      0      0      0      0      0      0      0      0
September 25, 2026 .............      2      0      0      0      0      0      0      0      0      0
September 25, 2027 .............      1      0      0      0      0      0      0      0      0      0
September 25, 2028 .............      1      0      0      0      0      0      0      0      0      0
September 25, 2029 .............      1      0      0      0      0      0      0      0      0      0
September 25, 2030 .............      *      0      0      0      0      0      0      0      0      0
September 25, 2031 .............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life to
   Maturity** ..................   5.30   3.64   2.67   2.01   1.48   1.55   1.05   0.78   0.62   0.51
Weighted Average Life to
   Call**(1) ...................   4.95   3.36   2.46   1.84   1.35   1.55   1.05   0.78   0.62   0.51

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

            Percent of Initial Class Certificate Balance Outstanding*

                                             Class A-II-2                        Class A-II-3
                                          Prepayment Scenario                 Prepayment Scenario
                                   --------------------------------   ----------------------------------
Distribution Date                    I     II     III    IV      V      I       II     III    IV      V
--------------------------------   ----   ----   ----   ----   ----   -----   -----   ----   ----   ----
Initial Percentage..............    100    100    100    100    100     100     100    100    100    100
September 25, 2005..............    100    100    100    100    100     100     100    100    100    100
September 25, 2006..............    100    100     77     50     25     100     100    100    100    100
September 25, 2007..............    100     66     32      4      0     100     100    100    100     36
September 25, 2008..............     79     45     23      4      0     100     100    100    100     36
September 25, 2009..............     58     29      9      0      0     100     100    100     80     36
September 25, 2010..............     45     17      0      0      0     100     100     92     53     29
September 25, 2011..............     34      7      0      0      0     100     100     67     35     17
September 25, 2012..............     24      0      0      0      0     100      95     48     23     10
September 25, 2013..............     16      0      0      0      0     100      75     35     15      5
September 25, 2014..............      9      0      0      0      0     100      59     25     10      1
September 25, 2015..............      3      0      0      0      0     100      46     18      6      0
September 25, 2016..............      0      0      0      0      0      92      36     13      2      0
September 25, 2017..............      0      0      0      0      0      78      28      9      0      0
September 25, 2018..............      0      0      0      0      0      65      22      6      0      0
September 25, 2019..............      0      0      0      0      0      55      17      3      0      0
September 25, 2020..............      0      0      0      0      0      45      13      1      0      0
September 25, 2021..............      0      0      0      0      0      38      10      0      0      0
September 25, 2022..............      0      0      0      0      0      31       7      0      0      0
September 25, 2023..............      0      0      0      0      0      25       4      0      0      0
September 25, 2024..............      0      0      0      0      0      21       2      0      0      0
September 25, 2025..............      0      0      0      0      0      17       *      0      0      0
September 25, 2026..............      0      0      0      0      0      13       0      0      0      0
September 25, 2027..............      0      0      0      0      0      10       0      0      0      0
September 25, 2028..............      0      0      0      0      0       8       0      0      0      0
September 25, 2029..............      0      0      0      0      0       4       0      0      0      0
September 25, 2030..............      0      0      0      0      0       2       0      0      0      0
September 25, 2031..............      0      0      0      0      0       0       0      0      0      0
Weighted Average Life to
   Maturity**...................   6.22   4.17   3.00   2.13   1.68   16.58   11.68   8.71   6.80   4.40
Weighted Average Life to
   Call**(1)....................   6.22   4.17   3.00   2.13   1.68   13.71    9.41   6.94   5.42   3.42

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

            Percent of Initial Class Certificate Balance Outstanding*

                                               Class M-1                           Class M-2
                                          Prepayment Scenario                 Prepayment Scenario
                                   ---------------------------------   ---------------------------------
Distribution Date                    I      II     III    IV      V      I      II     III    IV      V
--------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage..............     100    100    100    100    100     100    100    100    100    100
September 25, 2005..............     100    100    100    100    100     100    100    100    100    100
September 25, 2006..............     100    100    100    100    100     100    100    100    100    100
September 25, 2007..............     100    100    100    100    100     100    100    100    100    100
September 25, 2008..............     100     80     57     75    100     100     80     57     39    100
September 25, 2009..............      93     63     41     26     61      93     63     41     26     16
September 25, 2010..............      80     50     30     17      9      80     50     30     17      9
September 25, 2011..............      68     39     22     11      6      68     39     22     11      6
September 25, 2012..............      58     31     16      7      3      58     31     16      7      1
September 25, 2013..............      49     24     11      5      0      49     24     11      5      0
September 25, 2014..............      41     19      8      3      0      41     19      8      *      0
September 25, 2015..............      35     15      6      0      0      35     15      6      0      0
September 25, 2016..............      30     12      4      0      0      30     12      4      0      0
September 25, 2017..............      25      9      2      0      0      25      9      0      0      0
September 25, 2018..............      21      7      0      0      0      21      7      0      0      0
September 25, 2019..............      17      5      0      0      0      17      5      0      0      0
September 25, 2020..............      14      4      0      0      0      14      4      0      0      0
September 25, 2021..............      12      3      0      0      0      12      0      0      0      0
September 25, 2022..............      10      0      0      0      0      10      0      0      0      0
September 25, 2023..............       8      0      0      0      0       8      0      0      0      0
September 25, 2024..............       7      0      0      0      0       7      0      0      0      0
September 25, 2025..............       5      0      0      0      0       5      0      0      0      0
September 25, 2026..............       4      0      0      0      0       4      0      0      0      0
September 25, 2027..............       3      0      0      0      0       1      0      0      0      0
September 25, 2028..............       0      0      0      0      0       0      0      0      0      0
September 25, 2029..............       0      0      0      0      0       0      0      0      0      0
September 25, 2030..............       0      0      0      0      0       0      0      0      0      0
September 25, 2031..............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity**...................   10.34   7.10   5.49   4.92   5.33   10.31   7.08   5.43   4.75   4.74
Weighted Average Life to
   Call**(1)....................    9.47   6.43   4.96   4.51   4.57    9.47   6.43   4.92   4.35   4.42

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

            Percent of Initial Class Certificate Balance Outstanding*

                                               Class M-3                           Class M-4
                                          Prepayment Scenario                 Prepayment Scenario
                                   ---------------------------------   ---------------------------------
Distribution Date                    I      II     III    IV      V      I      II     III    IV      V
--------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage..............     100    100    100    100    100     100    100    100    100    100
September 25, 2005..............     100    100    100    100    100     100    100    100    100    100
September 25, 2006..............     100    100    100    100    100     100    100    100    100    100
September 25, 2007..............     100    100    100    100    100     100    100    100    100    100
September 25, 2008..............     100     80     57     39     58     100     80     57     39     26
September 25, 2009..............      93     63     41     26     16      93     63     41     26     16
September 25, 2010..............      80     50     30     17      9      80     50     30     17      9
September 25, 2011..............      68     39     22     11      6      68     39     22     11      6
September 25, 2012..............      58     31     16      7      0      58     31     16      7      0
September 25, 2013..............      49     24     11      5      0      49     24     11      3      0
September 25, 2014..............      41     19      8      0      0      41     19      8      0      0
September 25, 2015..............      35     15      6      0      0      35     15      6      0      0
September 25, 2016..............      30     12      2      0      0      30     12      0      0      0
September 25, 2017..............      25      9      0      0      0      25      9      0      0      0
September 25, 2018..............      21      7      0      0      0      21      7      0      0      0
September 25, 2019..............      17      5      0      0      0      17      5      0      0      0
September 25, 2020..............      14      2      0      0      0      14      0      0      0      0
September 25, 2021..............      12      0      0      0      0      12      0      0      0      0
September 25, 2022..............      10      0      0      0      0      10      0      0      0      0
September 25, 2023..............       8      0      0      0      0       8      0      0      0      0
September 25, 2024..............       7      0      0      0      0       7      0      0      0      0
September 25, 2025..............       5      0      0      0      0       5      0      0      0      0
September 25, 2026..............       2      0      0      0      0       0      0      0      0      0
September 25, 2027..............       0      0      0      0      0       0      0      0      0      0
September 25, 2028..............       0      0      0      0      0       0      0      0      0      0
September 25, 2029..............       0      0      0      0      0       0      0      0      0      0
September 25, 2030..............       0      0      0      0      0       0      0      0      0      0
September 25, 2031..............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity**...................   10.29   7.06   5.39   4.63   4.45   10.26   7.03   5.36   4.57   4.29
Weighted Average Life to
   Call**(1)....................    9.47   6.43   4.91   4.25   4.14    9.47   6.43   4.88   4.20   4.00

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

            Percent of Initial Class Certificate Balance Outstanding*

                                               Class M-5                           Class M-6
                                          Prepayment Scenario                 Prepayment Scenario
                                   ---------------------------------   ---------------------------------
Distribution Date                    I      II     III    IV      V      I      II     III    IV      V
--------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage .............     100    100    100    100    100     100    100    100    100    100
September 25, 2005 .............     100    100    100    100    100     100    100    100    100    100
September 25, 2006 .............     100    100    100    100    100     100    100    100    100    100
September 25, 2007 .............     100    100    100    100    100     100    100    100    100    100
September 25, 2008 .............     100     80     57     39     26     100     80     57     39     26
September 25, 2009 .............      93     63     41     26     16      93     63     41     26     16
September 25, 2010 .............      80     50     30     17      9      80     50     30     17      9
September 25, 2011 .............      68     39     22     11      3      68     39     22     11      0
September 25, 2012 .............      58     31     16      7      0      58     31     16      7      0
September 25, 2013 .............      49     24     11      0      0      49     24     11      0      0
September 25, 2014 .............      41     19      8      0      0      41     19      8      0      0
September 25, 2015 .............      35     15      4      0      0      35     15      0      0      0
September 25, 2016 .............      30     12      0      0      0      30     12      0      0      0
September 25, 2017 .............      25      9      0      0      0      25      9      0      0      0
September 25, 2018 .............      21      7      0      0      0      21      5      0      0      0
September 25, 2019 .............      17      1      0      0      0      17      0      0      0      0
September 25, 2020 .............      14      0      0      0      0      14      0      0      0      0
September 25, 2021 .............      12      0      0      0      0      12      0      0      0      0
September 25, 2022 .............      10      0      0      0      0      10      0      0      0      0
September 25, 2023 .............       8      0      0      0      0       8      0      0      0      0
September 25, 2024 .............       7      0      0      0      0       3      0      0      0      0
September 25, 2025 .............       1      0      0      0      0       0      0      0      0      0
September 25, 2026 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2027 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2028 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2029 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2030 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2031 .............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity** ..................   10.22   7.00   5.33   4.50   4.17   10.17   6.96   5.28   4.43   4.05
Weighted Average Life to
   Call**(1) ...................    9.47   6.43   4.88   4.15   3.89    9.47   6.43   4.86   4.11   3.80

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

            Percent of Initial Class Certificate Balance Outstanding*

                                               Class M-7                           Class M-8
                                          Prepayment Scenario                 Prepayment Scenario
                                   ---------------------------------   ---------------------------------
Distribution Date                    I      II     III    IV      V      I      II     III    IV      V
--------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage .............     100    100    100    100    100     100    100    100    100    100
September 25, 2005 .............     100    100    100    100    100     100    100    100    100    100
September 25, 2006 .............     100    100    100    100    100     100    100    100    100    100
September 25, 2007 .............     100    100    100    100    100     100    100    100    100    100
September 25, 2008 .............     100     80     57     39     26     100     80     57     39     26
September 25, 2009 .............      93     63     41     26     16      93     63     41     26     16
September 25, 2010 .............      80     50     30     17      9      80     50     30     17      1
September 25, 2011 .............      68     39     22     11      0      68     39     22     11      0
September 25, 2012 .............      58     31     16      *      0      58     31     16      0      0
September 25, 2013 .............      49     24     11      0      0      49     24     10      0      0
September 25, 2014 .............      41     19      3      0      0      41     19      0      0      0
September 25, 2015 .............      35     15      0      0      0      35     15      0      0      0
September 25, 2016 .............      30     12      0      0      0      30     12      0      0      0
September 25, 2017 .............      25      8      0      0      0      25      0      0      0      0
September 25, 2018 .............      21      0      0      0      0      21      0      0      0      0
September 25, 2019 .............      17      0      0      0      0      17      0      0      0      0
September 25, 2020 .............      14      0      0      0      0      14      0      0      0      0
September 25, 2021 .............      12      0      0      0      0      12      0      0      0      0
September 25, 2022 .............      10      0      0      0      0       3      0      0      0      0
September 25, 2023 .............       3      0      0      0      0       0      0      0      0      0
September 25, 2024 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2025 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2026 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2027 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2028 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2029 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2030 .............       0      0      0      0      0       0      0      0      0      0
September 25, 2031 .............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity** ..................   10.10   6.90   5.23   4.36   3.94   10.00   6.82   5.16   4.30   3.85
Weighted Average Life to
   Call**(1) ...................    9.47   6.43   4.86   4.08   3.72    9.47   6.43   4.86   4.06   3.67

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

            Percent of Initial Class Certificate Balance Outstanding*

                                               Class M-9                         Class M-10
                                          Prepayment Scenario                Prepayment Scenario
                                   --------------------------------   --------------------------------
Distribution Date                    I     II     III    IV      V      I     II     III    IV      V
--------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage..............    100    100    100    100    100    100    100    100    100    100
September 25, 2005..............    100    100    100    100    100    100    100    100    100    100
September 25, 2006..............    100    100    100    100    100    100    100    100    100    100
September 25, 2007..............    100    100    100    100    100    100    100    100    100    100
September 25, 2008..............    100     80     57     39     26    100     80     57     39     26
September 25, 2009..............     93     63     41     26     16     93     63     41     26     10
September 25, 2010..............     80     50     30     17      0     80     50     30     17      0
September 25, 2011..............     68     39     22      0      0     68     39     22      0      0
September 25, 2012..............     58     31     16      0      0     58     31      9      0      0
September 25, 2013..............     49     24      0      0      0     49     24      0      0      0
September 25, 2014..............     41     19      0      0      0     41     19      0      0      0
September 25, 2015..............     35     14      0      0      0     35      0      0      0      0
September 25, 2016..............     30      *      0      0      0     30      0      0      0      0
September 25, 2017..............     25      0      0      0      0     25      0      0      0      0
September 25, 2018..............     21      0      0      0      0     21      0      0      0      0
September 25, 2019..............     17      0      0      0      0     17      0      0      0      0
September 25, 2020..............     13      0      0      0      0      0      0      0      0      0
September 25, 2021..............      2      0      0      0      0      0      0      0      0      0
September 25, 2022..............      0      0      0      0      0      0      0      0      0      0
September 25, 2023..............      0      0      0      0      0      0      0      0      0      0
September 25, 2024..............      0      0      0      0      0      0      0      0      0      0
September 25, 2025..............      0      0      0      0      0      0      0      0      0      0
September 25, 2026..............      0      0      0      0      0      0      0      0      0      0
September 25, 2027..............      0      0      0      0      0      0      0      0      0      0
September 25, 2028..............      0      0      0      0      0      0      0      0      0      0
September 25, 2029..............      0      0      0      0      0      0      0      0      0      0
September 25, 2030..............      0      0      0      0      0      0      0      0      0      0
September 25, 2031..............      0      0      0      0      0      0      0      0      0      0
Weighted Average Life to
   Maturity**...................   9.85   6.71   5.06   4.20   3.75   9.72   6.61   4.98   4.14   3.70
Weighted Average Life to
   Call**(1)....................   9.47   6.43   4.84   4.03   3.62   9.47   6.43   4.84   4.03   3.62

----------
*    All percentages rounded to the nearest whole percentage.

** The weighed average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

(1) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

Last Scheduled Distribution Date

          The last scheduled distribution date for each class of offered certificates is as follows:

                                                                 Last Scheduled
                                                               Distribution Date
                                                               -----------------
Class A-I Certificates......................................     November 2034
Class A-II-1 Certificates...................................     November 2034
Class A-II-2 Certificates...................................     November 2034
Class A-II-3 Certificates...................................     November 2034
Class M-1 Certificates......................................     November 2034
Class M-2 Certificates......................................     November 2034
Class M-3 Certificates......................................     November 2034
Class M-4 Certificates......................................     November 2034
Class M-5 Certificates......................................     November 2034
Class M-6 Certificates......................................     November 2034
Class M-7 Certificates......................................     November 2034
Class M-8 Certificates......................................     November 2034
Class M-9 Certificates......................................     November 2034
Class M-10 Certificates.....................................     November 2034

          The last scheduled distribution date for each class of offered certificates is the date on which the initial Class Certificate Balance set forth on the cover page hereof for that class would be reduced to zero.

          Since the rate of distributions in reduction of the Class Certificate Balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.

          See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

          The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

Tax Status

               For federal income tax purposes, the Trust Fund (exclusive of the Cap Contracts, the pre-funding accounts and the assets held in the Excess Reserve Fund Account) will comprise one or more real estate mortgage investment conduits in a tiered structure. The REMIC Regular Interests will be designated as the regular interests in each REMIC. The senior certificates and subordinated certificates (together, excluding the Class R Certificate, the "Regular Certificates") will be designated as the regular interests in a REMIC (exclusive of any right to receive payments from the Excess Reserve Fund Account). Each class of Regular Certificates will represent beneficial ownership of regular interests issued by a REMIC. The Class R Certificates will represent the beneficial ownership of the residual interest in each REMIC.

          Each of the offered certificates (the "Floating Rate Regular Certificates") also will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account to the extent of their respective entitlements to Net WAC Cap Carry Forward Amounts.

          Upon the issuance of the certificates, Thacher Proffitt & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Floating Rate Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the Floating Rate Regular Certificates to receive payments from the Excess Reserve Fund Account will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations 'SS' 1.860G-2(i). The term
"Interest Rate Cap Agreement" refers to the rights of the holders of the Regular Certificates to receive payments from the Excess Reserve Fund Account with respect to Net WAC Cap Carry Forward Amounts.

Taxation of Regular Certificates

          The following discussion assumes that the rights of the holders of the Floating Rate Regular Certificates under the Interest Rate Cap Agreement will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Net WAC Cap Carry Forward Amounts to holders of the Floating Rate Regular Certificates who are non-U.S. Persons. Prospective investors in the Floating Rate Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

          A holder of a Floating Rate Regular Certificate must allocate the purchase price for such Certificate between two components -- the REMIC Regular Interest component and the Interest Rate Cap Agreement component. For information reporting purposes, the Trustee will assume that, with respect to the Floating Rate Regular Certificates, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the Regular Interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Federal Income Tax Consequences -- Taxation of Interests" in the Prospectus.

          Upon the sale, exchange, or other disposition of a Floating Rate Regular Certificate, the holder must allocate the amount realized between the two components of the Certificate (that is, the Regular Interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. Assuming that these Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of such a Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

          (1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the certificate over

          (2) the amount actually included in such holder's income.

          As stated above, a portion of the purchase price paid by a holder to acquire a Floating Rate Regular Certificate will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method (the level yield constant interest method) the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of such a certificate.

          Any payments received by a holder of a Floating Rate Regular Certificate from the Excess Reserve Fund Account, will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the right to receive Net WAC Cap Carry Forward Amounts may be limited in the case of
(i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the right to receive Net WAC Cap Carry Forward Amounts in computing the beneficial owner's alternative minimum tax liability. Holders are urged to consult their tax advisors concerning the right to receive the Net WAC Cap Carry Forward Amount treatment on Floating Rate Regular Certificates.

          The Regular Interest component of the Floating Rate Regular Certificates in their entirety will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Interest component of the Floating Rate Regular Certificates in their entirety must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income. The Class M-9 Certificates will, the Class A-II-1 and Class M-10 Certificates may, and the other Classes of Regular Certificates will not, be treated for federal income tax purposes as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption of the related loan group. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

          If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Federal Income Tax Consequences--REMIC Certificates-- Regular Certificates" in the prospectus.

Tax Treatment of Offered Certificates for Certain Purposes

          As described more fully under "Federal Income Tax Consequences" in the prospectus, the Regular Interest component of the Floating Rate Regular Certificates in their entirety will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the Regular Interest component of the Floating Rate Regular Certificates in their entirety will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the Trust Fund will be so treated. The Regular Interest component of the Floating Rate Regular Certificates in their entirety will represent qualifying assets under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Interest Rate Cap Agreement component of the Floating Rate Regular Certificates will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

The Excess Reserve Fund Account

          The Excess Reserve Fund Account shall be treated as an outside reserve fund, within the meaning of Treasury Regulation Section 1.860G-2(h), that is beneficially owned by the beneficial owners of the Class C Certificates. For tax information reporting purposes, the rights of the Floating Rate Regular Certificates to receive payments from the Excess Reserve Fund Account shall be treated as rights to receive payments under an interest rate cap contract written by the beneficial owners of the Class C Certificates and the Cap Contract Counterparty in favor of the beneficial owners of the Floating Rate Regular Certificates. Beneficial owners of the Floating Rate Regular Certificates should consult their tax advisors concerning the tax accounting for payments made from the Excess Reserve Fund Account.

                              ERISA CONSIDERATIONS

          Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) should consult with its counsel with respect to the potential consequences under ERISA and/or Section 4975 of the Code of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit "parties in interest" (under ERISA) and "disqualified persons" (under the Code) with respect to an employee benefit or similar plan subject to ERISA and/or to the excise tax provisions set forth under Section 4975 of the Code from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans subject to that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. However, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans, or with assets of Plans that are subject to ERISA, are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute "equity interests" for purposes of the Plan Assets Regulation.

          The U.S. Department of Labor has granted to the underwriters substantially identical individual administrative exemptions (referred to collectively as the Exemption), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption extends exemptive relief to certificates rated in the four highest generic rating categories, including subordinated certificates, in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, including the conditions that apply to any pre-funding account, see "ERISA Considerations" in the prospectus.

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class M-10 Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

          The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). An offered certificate that satisfies the requirements of the Exemption other than a rating requirement may be eligible for purchase by an insurance company general account that includes plan assets, in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

          Each beneficial owner of a Subordinated Certificate (other than a Class M-10 Certificate) or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of Plan, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's, and such certificate is so rated, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          Because the Class M-10 Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class M-10 Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, until they have been underwritten or placed by an underwriter to which the Exemption has been granted, upon which time they may be transferred to Plans under the same conditions that apply to the other offered certificates, the Class M-10 Certificates may be transferred only if the trustee receives:

     o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

     o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

          The first representation will be deemed to have been made by the transferee's acceptance of a Class M-10 Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the DOL regulation concerning plan assets, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

          Subject to the terms of the underwriting agreement, dated September 27, 2004, Deutsche Bank Securities Inc. and Greenwich Capital Markets, Inc. (referred to as the underwriters) have severally agreed to purchase, and the depositor has agreed to sell to the underwriters, the principal amount of the offered certificates listed below (the "Underwritten Certificates") set forth under their respective names.

                                    Deutsche Bank    Greenwich Capital   Morgan Stanley   UBS Securities
                                   Securities Inc.     Markets, Inc.      Incorporated          LLC
                                   ---------------   -----------------   --------------   --------------
Class A-I Certificates..........     $281,181,000       $224,944,800       $28,118,100      $28,118,100
Class A-II-1 Certificates.......     $ 59,618,500       $ 47,694,800       $ 5,961,850      $ 5,961,850
Class A-II-2 Certificates.......     $ 51,959,500       $ 41,567,600       $ 5,195,950      $ 5,195,950
Class A-II-3 Certificates.......     $ 15,991,000       $ 12,792,800       $ 1,599,100      $ 1,599,100
Class M-1 Certificates..........     $ 13,750,000       $ 11,000,000       $ 1,375,000      $ 1,375,000
Class M-2 Certificates..........     $ 14,000,000       $ 11,200,000       $ 1,400,000      $ 1,400,000
Class M-3 Certificates..........     $  8,000,000       $  6,400,000       $   800,000      $   800,000
Class M-4 Certificates..........     $  7,250,000       $  5,800,000       $   725,000      $   725,000
Class M-5 Certificates..........     $  7,250,000       $  5,800,000       $   725,000      $   725,000
Class M-6 Certificates..........     $  7,500,000       $  6,000,000       $   750,000      $   750,000
Class M-7 Certificates..........     $  6,500,000       $  5,200,000       $   650,000      $   650,000
Class M-8 Certificates..........     $  5,250,000       $  4,200,000       $   525,000      $   525,000
Class M-9 Certificates..........     $  5,000,000       $  4,000,000       $   500,000      $   500,000

          The depositor has been advised that the underwriters propose to initially offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page of this prospectus supplement minus a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                   Selling Concession   Reallowance Discount
                                   ------------------   --------------------
Class A-I Certificates..........         0.1500%               0.0750%
Class A-II-1 Certificates.......         0.1500%               0.0750%
Class A-II-2 Certificates.......         0.1500%               0.0750%
Class A-II-3 Certificates.......         0.1500%               0.0750%
Class M-1 Certificates..........         0.1500%               0.0750%
Class M-2 Certificates..........         0.1500%               0.0750%
Class M-3 Certificates..........         0.1500%               0.0750%
Class M-4 Certificates..........         0.1500%               0.0750%
Class M-5 Certificates..........         0.1500%               0.0750%
Class M-6 Certificates..........         0.1500%               0.0750%
Class M-7 Certificates..........         0.1500%               0.0750%
Class M-8 Certificates..........         0.1500%               0.0750%
Class M-9 Certificates..........         0.1500%               0.0750%

          After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

          Each underwriter intends to make a secondary market in each class of the Underwritten Certificates purchased by it, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

          Until the distribution of the Underwritten Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the depositor nor either of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor either of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Class M-10 Certificates may be offered by the depositor from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Any underwriters or agents that participate in the distribution of the Class M-10 Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

          The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Thacher Proffitt &Wood LLP, New York, New York. Certain legal matters will be passed on for the underwriters by McKee Nelson LLP.

                                     RATINGS

          It is a condition to the issuance of the offered Certificates that they are assigned the following ratings by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and by Fitch, Inc.

Class   Moody's Rating   S&P Rating   Fitch Rating
-----   --------------   ----------   ------------
  A           Aaa           AAA           AAA
 M-1          Aa1           AA+            AA
 M-2          Aa2            AA            AA
 M-3          Aa3            AA            AA
 M-4          A1             AA            A
 M-5          A2             AA            A
 M-6          A3            AA-            A
 M-7         Baa1            A            BBB+
 M-8         Baa2            A-           BBB
 M-9         Baa3           BBB+          BBB-
 M-10          *            BBB           BBB-

*    This rating agency was not asked to rate this class

          The ratings assigned to mortgage pass-through certificates generally address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. The ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans, nor do they address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

          The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The ratings of the agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

          The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies described above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by any other rating agency. The rating assigned by another rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS

60+ Day Delinquent Loan.....................................................S-48
Accrued Certificate Interest................................................S-40
adjusted net mortgage rate..................................................S-30
Adjustment Date.............................................................S-20
advance.....................................................................S-30
Applied Realized Loss Amount................................................S-40
ARMs........................................................................S-56
Available Funds.............................................................S-33
Basic Principal Distribution Amount.........................................S-40
Cap Contract................................................................S-50
Cap Contract Ceiling Rate...................................................S-50
Cap Contract Counterparty...................................................S-50
Cap Contract Notional Balance...............................................S-50
Cap Contract Strike Rate....................................................S-50
Cede........................................................................S-32
Class A Certificates........................................................S-31
Class A Principal Distribution Amount.......................................S-40
Class A-I Principal Distribution Amount.....................................S-40
Class M-1 Principal Distribution Amount.....................................S-40
Class M-2 Principal Distribution Amount.....................................S-40
Class M-3 Principal Distribution Amount.....................................S-41
Class M-4 Principal Distribution Amount.....................................S-41
Class M-5 Principal Distribution Amount.....................................S-42
Class M-6 Principal Distribution Amount.....................................S-42
Class M-7 Principal Distribution Amount.....................................S-43
Class M-8 Principal Distribution Amount.....................................S-43
Class M-9 Principal Distribution Amount.....................................S-44
Class M-10 Principal Distribution Amount....................................S-45
Code........................................................................S-73
Collateral Value............................................................S-21
Compensating Interest.......................................................S-30
conventional non-conforming mortgage loans..................................S-26
Credit Enhancement Percentage...............................................S-46
Cumulative Net Loss Trigger Event...........................................S-46
Cut-off Date.................................................................S-3
Delayed Delivery Loans......................................................S-25
Delayed First Adjustment Date Adjustable Mortgage Loans.....................S-56
deleted mortgage loan.......................................................S-25
Depository..................................................................S-32
determination date..........................................................S-30
distribution account........................................................S-32
DTC........................................................................A-I-1
e-MITS......................................................................S-26
ERISA.......................................................................S-75
Euroclear...................................................................S-32
Excess Reserve Fund Account.................................................S-49
Excess Overcollateralization Amount.........................................S-46
Extra Principal Distribution Amount.........................................S-46
FICO Credit Scores..........................................................S-21
First Federal...............................................................S-27
Floating Rate Regular Certificates..........................................S-72
Global Securities..........................................................A-I-1
group I certificates........................................................S-31
Group I Interest Remittance Amount..........................................S-46
Group I Maximum Cap.........................................................S-34
Group I Net WAC Cap.........................................................S-34
Group I Principal Distribution Amount.......................................S-46
group II certificates.......................................................S-31
Group II Interest Remittance Amount.........................................S-46
Group II Maximum Cap........................................................S-34
Group II Net WAC Cap........................................................S-34
Group II Principal Distribution Amount......................................S-46
Group II Senior Principal Distribution Amount...............................S-46
Holdings....................................................................S-27
IndyMac Bank................................................................S-19
Interest Rate Cap Agreement.................................................S-73
LIBOR Determination Date....................................................S-49
Loan Index..................................................................S-12
Loan-to-Value Ratio.........................................................S-21
Mortgage Loans..............................................................S-19
Mortgage Rate...............................................................S-20
net interest shortfall......................................................S-35
Net Monthly Excess Cash Flow................................................S-50
Net WAC Cap Carry Forward Amount............................................S-47
Net WAC Cap Payment.........................................................S-47
Net WAC Shortfall...........................................................S-47
NIMS Insurer Default........................................................S-13
OID.........................................................................S-73
One-Month LIBOR.............................................................S-48
Optional Termination Date...................................................S-53
pass-through margin.........................................................S-35
Performance Loans...........................................................S-21
Periodic Rate Cap...........................................................S-20
Plan........................................................................S-75
prepayment interest shortfall...............................................S-30
Prepayment Charge Period....................................................S-20
Prepayment Period...........................................................S-33
Principal Distribution Amount...............................................S-36
Principal Remittance Amount.................................................S-47
Realized Loss...............................................................S-48
Record Date.................................................................S-33
Reference Banks.............................................................S-49
Refinance Loan..............................................................S-21
Regular Certificates........................................................S-72
Relief Act Reduction........................................................S-36
Remittance Period...........................................................S-33
replacement mortgage loan...................................................S-25
Residual Certificates.......................................................S-31
Stated Principal Balance....................................................S-48
Statistical Calculation Mortgage Loans......................................S-19
Stepdown Date...............................................................S-48
Subordinated Certificates...................................................S-31
sub-prime mortgage loans....................................................S-26
Subsequent Recoveries.......................................................S-48
Tax Counsel.................................................................S-72
Telerate Page 3750..........................................................S-49
Total Monthly Excess Spread.................................................S-48
Trigger Event...............................................................S-48

                             INDEX OF DEFINED TERMS

U.S. Person................................................................A-I-3
Underwritten Certificates...................................................S-77
Unpaid Interest Amounts.....................................................S-48
Unpaid Realized Loss Amount.................................................S-48

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD 2004-B (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

          Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

          Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg

Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by .ling a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

          Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          The term "U.S. Person" means:

          (1) a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia,

          (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                        ANNEX II

                     STATISTICAL CALCULATION MORTGAGE LOANS
             CURRENT PRINCIPAL BALANCE (ALL STATISTICAL CALCULATION
                                 MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
            Range of               Calculation       Aggregate         Principal Balance of
      Current Mortgage Loan          Mortgage    Principal Balance   Statistical Calculation
        Principal Balance             Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
50,000 or less..................        139         $  5,281,361                0.75%
50,001 - 100,000................        506           39,384,440                5.56
100,001 - 150,000...............        830          104,089,361               14.70
150,001 - 200,000...............        687          120,312,713               16.99
200,001 - 250,000...............        465          104,653,357               14.78
250,001 - 300,000...............        323           88,582,757               12.51
300,001 - 350,000...............        197           64,274,412                9.08
350,001 - 400,000...............        136           51,201,766                7.23
400,001 - 450,000...............         80           34,122,967                4.82
450,001 - 500,000...............         66           31,778,815                4.49
500,001 - 550,000...............         27           14,215,504                2.01
550,001 - 600,000...............         25           14,500,184                2.05
600,001 - 650,000...............         20           12,704,007                1.79
650,001 - 700,000...............          6            4,120,128                0.58
700,001 - 750,000...............          7            5,161,606                0.73
750,001 - 800,000...............          7            5,421,612                0.77
800,001 - 850,000...............          3            2,461,300                0.35
850,001 - 900,000...............          1              876,775                0.12
900,001 - 950,000...............          1              933,506                0.13
950,001 - 1,000,000.............          3            2,994,889                0.42
1,000,001 or above..............          1            1,050,000                0.15
                                      -----         ------------              ------
   TOTAL........................      3,530         $708,121,460              100.00%
                                      =====         ============              ======

As of the cut-off date, the average current principal balance of the Statistical Calculation Mortgage Loans is approximately $200,601.


Annex II-1

           MORTGAGE RATE (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
   Current Gross Mortgage Rate        Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
3.499% or below.................            1       $    503,000               0.07%
4.000% - 4.499%.................            6          1,483,782               0.21
4.500% - 4.999%.................           28          6,318,904               0.89
5.000% - 5.499%.................           52         12,781,253               1.80
5.500% - 5.999%.................          239         66,130,490               9.34
6.000% - 6.499%.................          363         92,561,320              13.07
6.500% - 6.999%.................          680        153,638,100              21.70
7.000% - 7.499%.................          555        112,011,358              15.82
7.500% - 7.999%.................          601        112,016,682              15.82
8.000% - 8.499%.................          311         51,453,960               7.27
8.500% - 8.999%.................          312         47,893,076               6.76
9.000% - 9.499%.................          130         18,067,749               2.55
9.500% - 9.999%.................           96         12,286,823               1.74
10.000% - 10.499%...............           48          6,731,538               0.95
10.500% - 10.999%...............           50          6,693,440               0.95
11.000% - 11.499%...............           33          4,871,329               0.69
11.500% - 11.999%...............           19          2,001,345               0.28
12.000% - 12.499%...............            5            649,700               0.09
13.000% or above................            1             27,612               0.00
                                        -----       ------------             ------
   TOTAL........................        3,530       $708,121,460             100.00%
                                        =====       ============             ======

As of the cut-off date, the weighted average mortgage rate of the Statistical Calculation Mortgage Loans is approximately 7.208%.


Annex II-2

             FICO SCORE (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
           FICO Score                 Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
N/A.............................          8         $  1,078,851               0.15%
500 - 519.......................        222           38,552,944               5.44
520 - 539.......................        264           47,521,984               6.71
540 - 559.......................        361           60,721,500               8.58
560 - 579.......................        417           76,828,770              10.85
580 - 599.......................        531           96,868,994              13.68
600 - 619.......................        520          108,620,501              15.34
620 - 639.......................        599          125,069,677              17.66
640 - 659.......................        263           58,383,648               8.24
660 - 679.......................        132           30,156,467               4.26
680 - 699.......................         72           18,957,854               2.68
700 - 719.......................         44            9,664,701               1.36
720 - 739.......................         32           10,423,055               1.47
740 - 759.......................         20            7,406,491               1.05
760 - 779.......................         24            9,018,844               1.27
780 - 799.......................         19            8,103,391               1.14
800 or above....................          2              743,787               0.11
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average FICO score of the Statistical Calculation Mortgage Loans is approximately 607.

           CREDIT LEVELS (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Credit Level                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
0...............................        590         $145,218,489              20.51%
1...............................        302           57,008,447               8.05
1+..............................      2,057          408,562,074              57.70
2...............................        247           42,561,059               6.01
3...............................        167           28,018,151               3.96
4...............................        167           26,753,242               3.78
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."


Annex II-3

                                   LIEN STATUS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
           Lien Status                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
First Lien .....................      3,530         $708,121,460             100.00%
   TOTAL .......................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

                          ORIGINAL LOAN-TO-VALUE RATIOS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
            Original                 Mortgage    Principal Balance   Statistical Calculation
      Loan-to-value Ratios            Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
25.00% or below ................         18         $  1,585,539               0.22%
25.01% - 30.00% ................         11              855,904               0.12
30.01% - 35.00% ................         17            2,490,454               0.35
35.01% - 40.00% ................         32            5,779,703               0.82
40.01% - 45.00% ................         50            8,000,377               1.13
45.01% - 50.00% ................         59           10,311,415               1.46
50.01% - 55.00% ................         94           19,837,792               2.80
55.01% - 60.00% ................        116           22,799,498               3.22
60.01% - 65.00% ................        221           45,860,424               6.48
65.01% - 70.00% ................        295           62,603,880               8.84
70.01% - 75.00% ................        394           84,968,971              12.00
75.01% - 80.00% ................      1,097          228,985,362              32.34
80.01% - 85.00% ................        334           65,649,699               9.27
85.01% - 90.00% ................        457           90,213,963              12.74
90.01% - 95.00% ................        253           43,465,530               6.14
95.01% - 100.00% ...............         82           14,712,950               2.08
                                      -----         ------------             ------
   TOTAL .......................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average original loan-to-value ratio of the Statistical Calculation Mortgage Loans is approximately 76.79%.


Annex II-4

                          TYPE OF DOCUMENTATION PROGRAM
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
  Type of Documentation Program       Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Full/Alternative
   Documentation ...............      2,382         $447,051,904              63.13%
Stated Income Documentation ....        922          211,232,837              29.83
Limited Documentation ..........         79           19,034,780               2.69
No Documentation ...............         95           17,937,862               2.53
No Ratio .......................         27            6,610,772               0.93
No Income/No Asset .............         25            6,253,306               0.88
                                      -----         ------------             ------
   TOTAL .......................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

                                  LOAN PURPOSE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Loan Purpose                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Refinance - Cashout ............      2,378         $465,679,980              65.76%
Purchase .......................        911          186,838,032              26.39
Refinance - Rate/Term ..........        241           55,603,449               7.85
                                      -----         ------------             ------
   TOTAL .......................      3,530         $708,121,460             100.00%
                                      =====         ============             ======


Annex II-5

                                OCCUPANCY TYPE(1)
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
         Occupancy Type               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Owner Occupied .................      3,313         $675,641,339              95.41%
Non-Owner Occupied .............        180           25,546,530               3.61
Second Home ....................         37            6,933,591               0.98
                                      -----         ------------             ------
   TOTAL .......................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

(1) Based on representations of the related mortgagors at the time of origination.

                                  PROPERTY TYPE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
         Property Type                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Single Family Residence ........      2,659         $522,548,665              73.79%
Townhouse ......................         86           13,700,030               1.93
Condominium ....................        194           36,484,002               5.15
Condo - Low Rise <5 floors .....          1               97,822               0.01
Condo - High Rise >8 floors ....         15            3,776,484               0.53
2 Family .......................        117           26,649,773               3.76
3 Family .......................         32            8,148,756               1.15
4 Family .......................         30            8,621,172               1.22
Co-Op ..........................          3              294,074               0.04
PUD ............................        393           87,800,683              12.40
                                      -----         ------------             ------
   TOTAL .......................      3,530         $708,121,460             100.00%
                                      =====         ============             ======


Annex II-6

                                      STATE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
              State                   Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
California......................        697         $196,278,668              27.72%
Florida.........................        293           48,308,469               6.82
New York........................        288           74,933,031              10.58
New Jersey......................        231           54,099,236               7.64
Maryland........................        160           32,832,453               4.64
Massachusetts...................        148           35,777,889               5.05
Virginia........................        132           25,335,511               3.58
Georgia.........................        130           19,062,212               2.69
Texas...........................        119           15,974,194               2.26
Michigan........................        115           16,059,343               2.27
Illinois........................         97           17,569,969               2.48
Connecticut.....................         90           17,901,730               2.53
Pennsylvania....................         86           10,388,285               1.47
Nevada..........................         69           14,064,366               1.99
Washington......................         58           11,455,437               1.62
Other...........................        817          118,080,669              16.68
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

                                    ZIP CODE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
            Zip Code                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
07726...........................          5         $  2,037,978               0.29%
10312...........................          5            1,929,479               0.27
91342...........................          6            1,922,763               0.27
94531...........................          5            1,762,389               0.25
95758...........................          5            1,590,931               0.22
92336...........................          6            1,514,880               0.21
90650...........................          6            1,506,065               0.21
92688...........................          4            1,480,411               0.21
11741...........................          6            1,461,628               0.21
92886...........................          3            1,448,213               0.20
Other...........................      3,479          691,466,723              97.65
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======


Annex II-7

                           REMAINING TERM TO MATURITY
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
   Remaining Term to Maturity        Mortgage    Principal Balance   Statistical Calculation
            (months)                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
180 or less.....................         82         $  9,266,683               1.31%
181 - 240.......................          8            1,075,041               0.15
301 - 360.......................      3,440          697,779,736              98.54
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average term to maturity of the Statistical Calculation Mortgage Loans is approximately 356 months.

                                  PRODUCT TYPE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Product Type                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
15 YR Balloon...................          5         $    411,431               0.06%
15 YR Fixed.....................         77            8,855,252               1.25
20 YR Fixed.....................          8            1,075,041               0.15
30 YR Fixed.....................        728          139,572,584              19.71
30 YR Fixed - 120M IO...........         30           11,270,658               1.59
1 YR CMT........................          3              868,879               0.12
2/6 MONTH LIBOR.................      1,961          377,523,581              53.31
2/6 MONTH LIBOR - 24M IO........        230           63,556,022               8.98
3/1 YR CMT......................        115           22,039,795               3.11
3/1 YR CMT - 36M IO.............         55           13,704,452               1.94
3/1 YR LIBOR....................         12            2,519,636               0.36
3/6 MONTH LIBOR.................        146           25,396,952               3.59
3/6 MONTH LIBOR - 36M IO........         35            8,966,980               1.27
5/1 YR CMT......................         30            8,010,914               1.13
5/1 YR CMT - 60M IO.............         52           13,549,599               1.91
5/1 YR LIBOR....................         14            2,819,119               0.40
5/6 MONTH LIBOR.................          3              594,449               0.08
5/6 MONTH LIBOR - 60M IO........         21            5,736,710               0.81
6 MONTH LIBOR...................          3              873,953               0.12
6 MONTH LIBOR - 60M IO..........          1              503,000               0.07
7/1 YR LIBOR....................          1              272,451               0.04
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======


Annex II-8

                             PREPAYMENT CHARGE TERM
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
        Prepayment Charge            Mortgage    Principal Balance   Statistical Calculation
          Term (months)               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
0...............................      1,188         $257,610,250              36.38%
12..............................        157           34,716,261               4.90
24..............................      1,493          297,461,710              42.01
36..............................        687          117,429,686              16.58
60..............................          5              903,553               0.13
                                      -----         ------------             ------
   TOTAL........................      3,530         $708,121,460             100.00%
                                      =====         ============             ======

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of        Aggregate            Percentage of
                                   Statistical   Principal Balance     Aggregate Principal
    Initial Periodic Rate Cap      Calculation      Outstanding      Balance of Statistical
--------------------------------   -----------   -----------------   ----------------------
1.000%..........................          5         $  1,421,468               0.26%
1.500%..........................         22            4,645,099               0.85
2.000%..........................         18            3,884,245               0.71
3.000%..........................      2,509          504,659,506              92.27
5.000%..........................        121           30,983,243               5.66
6.000%..........................          7            1,342,934               0.25
                                      -----         ------------             ------
   TOTAL........................      2,682         $546,936,494             100.00%
                                      =====         ============             ======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
       Subsequent Periodic           Mortgage    Principal Balance   Statistical Calculation
            Rate Cap                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
1.000%..........................      2,342         $472,606,174              86.41%
1.500%..........................         56            9,816,642               1.79
2.000%..........................        284           64,513,679              11.80
                                      -----         ------------             ------
   TOTAL........................      2,682         $546,936,494             100.00%
                                      =====         ============             ======


Annex II-9

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Gross Margin                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
2.000% or below.................          1         $    166,427               0.03%
2.001% - 2.500%.................         34            7,643,866               1.40
2.501% - 3.000%.................        233           59,075,656              10.80
3.001% - 3.500%.................          6            1,147,789               0.21
3.501% - 4.000%.................          7            2,105,714               0.39
4.001% - 4.500%.................        516          120,337,488              22.00
4.501% - 5.000%.................        672          124,880,204              22.83
5.001% - 5.500%.................        416           88,770,378              16.23
5.501% - 6.000%.................        231           44,010,489               8.05
6.001% - 6.500%.................        145           26,031,546               4.76
6.501% - 7.000%.................        206           37,112,736               6.79
7.001% - 7.500%.................        116           17,200,148               3.14
7.501% - 8.000%.................         57           10,289,822               1.88
8.001% - 8.500%.................         25            4,929,076               0.90
8.501% - 9.000%.................          6            1,405,844               0.26
9.001% - 9.500%.................         10            1,772,494               0.32
9.501% or above.................          1               56,816               0.01
                                      -----         ------------             ------
   TOTAL........................      2,682         $546,936,494             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average gross margin of the Statistical Calculation Mortgage Loans is approximately 5.028%.


Annex II-10

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
      Maximum Mortgage Rate           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
9.501% - 10.000%................          6         $  1,001,590               0.18%
10.001% - 10.500%...............         20            4,425,397               0.81
10.501% - 11.000%...............         31            6,551,361               1.20
11.001% - 11.500%...............         54           16,016,624               2.93
11.501% - 12.000%...............        213           54,647,724               9.99
12.001% - 12.500%...............        311           74,338,923              13.59
12.501% - 13.000%...............        453          101,011,245              18.47
13.001% - 13.500%...............        423           86,096,700              15.74
13.501% - 14.000%...............        426           83,629,534              15.29
14.001% - 14.500%...............        251           42,277,678               7.73
14.501% - 15.000%...............        223           37,087,210               6.78
15.001% - 15.500%...............         81           11,529,674               2.11
15.501% - 16.000%...............         76           10,741,127               1.96
16.001% - 16.500%...............         42            7,174,859               1.31
16.501% - 17.000%...............         33            4,811,483               0.88
17.001% - 17.500%...............         27            4,091,549               0.75
17.501% - 18.000%...............          8              894,403               0.16
18.001% - 18.500%...............          4              609,412               0.11
                                      -----         ------------             ------
   TOTAL........................      2,682         $546,936,494             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average maximum mortgage rate of the Statistical Calculation Mortgage Loans is approximately 13.288%.


Annex II-11

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
      Minimum Mortgage Rate           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
2.001% - 2.500%.................         32         $  6,846,106               1.25%
2.501% - 3.000%.................        232           58,448,224              10.69
3.001% - 3.500%.................          7            1,767,789               0.32
3.501% - 4.000%.................          5            1,544,879               0.28
4.001% - 4.500%.................        498          116,348,973              21.27
4.501% - 5.000%.................        654          122,213,125              22.35
5.001% - 5.500%.................        401           84,675,541              15.48
5.501% - 6.000%.................        235           44,834,186               8.20
6.001% - 6.500%.................        153           27,963,502               5.11
6.501% - 7.000%.................        205           38,063,090               6.96
7.001% - 7.500%.................        130           20,492,955               3.75
7.501% - 8.000%.................         67           13,004,379               2.38
8.001% - 8.500%.................         31            5,735,765               1.05
8.501% - 9.000%.................         18            2,339,734               0.43
9.001% - 9.500%.................          9            1,558,742               0.28
9.501% - 10.000%................          1              310,392               0.06
12.501% - 13.000%...............          2              309,256               0.06
13.501% - 14.000%...............          2              479,855               0.09
                                      -----         ------------             ------
   TOTAL........................      2,682         $546,936,494             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average minimum mortgage rate of the Statistical Calculation Mortgage Loans is approximately 5.101%.


Annex II-12

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
    Next Rate Adjustment Date         Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
October 2004....................          1         $    263,102               0.05%
December 2004...................          1              403,117               0.07
January 2005....................          1              207,734               0.04
March 2005......................          1              503,000               0.09
June 2005.......................          1              185,049               0.03
August 2005.....................          2              678,879               0.12
September 2005..................          1              190,000               0.03
October 2005....................          1              110,200               0.02
December 2005...................          2              630,534               0.12
January 2006....................          7            1,170,833               0.21
February 2006...................         12            2,435,475               0.45
March 2006......................         16            2,452,760               0.45
April 2006......................         57           10,424,514               1.91
May 2006........................         65           14,826,045               2.71
June 2006.......................        229           44,980,048               8.22
July 2006.......................        493           96,923,837              17.72
August 2006.....................        545          107,753,357              19.70
September 2006..................        725          150,482,077              27.51
October 2006....................         38            8,704,875               1.59
February 2007...................          2              192,596               0.04
March 2007......................         11            1,796,650               0.33
April 2007......................         13            3,322,612               0.61
May 2007........................         39            6,710,084               1.23
June 2007.......................         26            5,030,620               0.92
July 2007.......................         50            9,553,516               1.75
August 2007.....................         98           17,737,519               3.24
September 2007..................        111           25,338,542               4.63
October 2007....................         13            2,945,676               0.54
November 2007...................          1              401,563               0.07
February 2009...................          2              343,275               0.06
March 2009......................          3              569,566               0.10
April 2009......................          4            1,087,914               0.20
May 2009........................          3              948,000               0.17
June 2009.......................          3              825,938               0.15
July 2009.......................         12            3,415,005               0.62
August 2009.....................         37            8,360,130               1.53
September 2009..................         45           11,912,101               2.18
October 2009....................         10            2,847,300               0.52
April 2011......................          1              272,451               0.05
                                      -----         ------------             ------
   TOTAL........................      2,682         $546,936,494             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average number of months to the next adjustment date for the Statistical Calculation Mortgage Loans is approximately 26 months.


Annex II-13

             STATISTICAL CALCULATION MORTGAGE LOANS IN LOAN GROUP I

                        CURRENT UNPAID PRINCIPAL BALANCE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
    Range of Current Mortgage        Mortgage    Principal Balance   Statistical Calculation
     Loan Principal Balance           Loans          Outstanding          Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
50,000 or less..................        139         $  5,281,361               1.08%
50,001 - 100,000................        498           38,701,880               7.94
100,001 - 150,000...............        795           99,763,129              20.46
150,001 - 200,000...............        655          114,586,843              23.50
200,001 - 250,000...............        438           98,584,007              20.22
250,001 - 300,000...............        303           83,146,280              17.05
300,001 - 350,000...............        127           40,482,536               8.30
350,001 - 400,000...............         10            3,803,470               0.78
400,001 - 450,000...............          4            1,690,049               0.35
450,001 - 500,000...............          1              500,000               0.10
500,001 - 550,000...............          1              530,000               0.11
600,001 - 650,000...............          1              602,795               0.12
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

As of the cut-off date, the average current principal balance of the Statistical Calculation Mortgage Loans in loan group I is approximately $164,089.


Annex II-14

                           CURRENT GROSS MORTGAGE RATE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
          Current Gross              Mortgage    Principal Balance   Statistical Calculation
          Mortgage Rate               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
4.499% or below.................          5         $    883,782               0.18%
4.500% - 4.999%.................         25            4,935,692               1.01
5.000% - 5.499%.................         42            7,843,877               1.61
5.500% - 5.999%.................        177           36,589,453               7.50
6.000% - 6.499%.................        268           52,164,310              10.70
6.500% - 6.999%.................        554          102,647,332              21.05
7.000% - 7.499%.................        465           79,850,868              16.37
7.500% - 7.999%.................        506           79,306,523              16.26
8.000% - 8.499%.................        282           41,352,191               8.48
8.500% - 8.999%.................        286           37,719,035               7.73
9.000% - 9.499%.................        120           14,832,615               3.04
9.500% - 9.999%.................         91           10,556,806               2.16
10.000% - 10.499%...............         45            5,472,357               1.12
10.500% - 10.999%...............         49            6,343,520               1.30
11.000% - 11.499%...............         32            4,495,329               0.92
11.500% - 11.999%...............         19            2,001,345               0.41
12.000% - 12.499%...............          5              649,700               0.13
12.500% or above................          1               27,612               0.01
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average mortgage rate of the Statistical Calculation Mortgage Loans in loan group I is approximately 7.353%.


Annex II-15

                                   FICO SCORE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
           FICO Score                 Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
N/A.............................          6         $    823,331               0.17%
500 - 519.......................        203           32,322,611               6.63
520 - 539.......................        233           35,825,860               7.35
540 - 559.......................        330           50,001,119              10.25
560 - 579.......................        366           57,998,361              11.89
580 - 599.......................        438           66,137,889              13.56
600 - 619.......................        395           64,844,159              13.30
620 - 639.......................        536           95,505,493              19.58
640 - 659.......................        216           37,108,115               7.61
660 - 679.......................        114           21,603,917               4.43
680 - 699.......................         54           10,282,332               2.11
700 - 719.......................         35            6,084,235               1.25
720 - 739.......................         19            3,446,367               0.71
740 - 759.......................          8            1,385,120               0.28
760 - 779.......................         13            3,102,671               0.64
780 - 799.......................          5              902,470               0.19
800 or above....................          1              298,297               0.06
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average FICO score of the Statistical Calculation Mortgage Loans in loan group I is approximately 598.

         CREDIT LEVELS (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Credit Level                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
0...............................        462         $ 84,155,373              17.26%
1...............................        265           41,660,279               8.54
1+..............................      1,717          280,659,632              57.55
2...............................        223           34,898,881               7.16
3...............................        149           22,733,033               4.66
4...............................        156           23,565,150               4.83
                                      -----         ------------             ------
   Total........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."


Annex II-16

                                   LIEN STATUS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
           Lien Status                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
First Lien......................      2,972         $487,672,348             100.00%
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======


Annex II-17

                             ORIGINAL LOAN-TO-VALUE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Original LTV                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
25.00% or below.................         18         $  1,585,539               0.33%
25.01% - 30.00%.................         11              855,904               0.18
30.01% - 35.00%.................         15            1,634,453               0.34
35.01% - 40.00%.................         30            3,957,249               0.81
40.01% - 45.00%.................         45            6,121,277               1.26
45.01% - 50.00%.................         55            8,549,301               1.75
50.01% - 55.00%.................         79           13,133,135               2.69
55.01% - 60.00%.................         98           15,102,268               3.10
60.01% - 65.00%.................        190           30,447,035               6.24
65.01% - 70.00%.................        246           42,318,353               8.68
70.01% - 75.00%.................        331           57,691,284              11.83
75.01% - 80.00%.................        889          149,988,191              30.76
80.01% - 85.00%.................        284           45,946,820               9.42
85.01% - 90.00%.................        385           64,324,628              13.19
90.01% - 95.00%.................        220           33,502,962               6.87
95.01% - 100.00%................         76           12,513,950               2.57
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average original loan-to-value ratio of the Statistical Calculation Mortgage Loans in loan group I is approximately 76.93%.

                          TYPE OF DOCUMENTATION PROGRAM
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
       Documentation Type             Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Full/Alternative Documentation..      2,034         $315,852,831              64.77%
Stated Documentation............        744          137,318,227              28.16
No Documentation................         91           15,542,862               3.19
Limited Documentation...........         61           10,915,865               2.24
No Ratio........................         22            4,172,258               0.86
No Income No Asset..............         20            3,870,306               0.79
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======


Annex II-18

                          DISTRIBUTION BY LOAN PURPOSE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
           Loan Purpose               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Refinance - Cashout.............      2,063         $343,425,297              70.42%
Purchase........................        721          115,077,510              23.60
Refinance - Rate/Term...........        188           29,169,542               5.98
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

                        DISTRIBUTION BY OCCUPANCY TYPE(1)
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
         Occupancy Type               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Owner Occupied..................      2,770         $462,222,117              94.78%
Non-Owner Occupied..............        171           21,368,489               4.38
Second Home.....................         31            4,081,742               0.84
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

(1) Based on representations of the related mortgagors at the time of origination.


Annex II-19

                                  PROPERTY TYPE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Property Type               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Single Family Residence.........      2,232         $353,968,564              72.58%
Townhouse.......................         80           11,682,620               2.40
Condominium.....................        168           27,240,971               5.59
Condo - Low Rise < 5 floors.....          1               97,822               0.02
Condo - High Rise >8 floors.....         10            1,946,984               0.40
2 Family........................        104           20,750,578               4.26
3 Family........................         30            7,198,952               1.48
4 Family........................         27            6,479,287               1.33
Co-Op...........................          3              294,074               0.06
PUD.............................        317           58,012,496              11.90
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

                                      STATE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
              State                   Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
California......................        477         $ 98,716,646              20.24%
Florida.........................        257           37,277,569               7.64
New York........................        234           51,240,620              10.51
New Jersey......................        198           39,635,222               8.13
Maryland........................        138           24,529,888               5.03
Georgia.........................        116           15,965,727               3.27
Virginia........................        113           17,875,469               3.67
Texas...........................        112           13,104,345               2.69
Massachusetts...................        110           22,097,078               4.53
Michigan........................        104           12,742,840               2.61
Illinois........................         87           13,541,448               2.78
Pennsylvania....................         84            9,884,835               2.03
Connecticut.....................         78           13,598,226               2.79
Ohio............................         72            8,014,346               1.64
Nevada..........................         63           12,114,112               2.48
Other...........................        729           97,333,978              19.96
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======


Annex II-20

                                    ZIP CODE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
            Zip Code                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
90650...........................          6         $  1,506,065               0.31%
92392...........................          7            1,315,502               0.27
92509...........................          6            1,304,429               0.27
22193...........................          7            1,276,513               0.26
11717...........................          6            1,240,468               0.25
11434...........................          6            1,202,762               0.25
20002...........................          6            1,189,652               0.24
92345...........................          7            1,155,930               0.24
94533...........................          5            1,155,348               0.24
11741...........................          5            1,119,628               0.23
Other...........................      2,911          475,206,050              97.44
                                      -----         ------------             ------
   TOTAL........................      2,972         $487,672,348             100.00%
                                      =====         ============             ======

                   DISTRIBUTION BY REMAINING TERM TO MATURITY
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
         Remaining Term              Mortgage    Principal Balance   Statistical Calculation
      to Maturity (months)            Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
180 or less.....................         82         $  9,266,683                1.90%
181 - 240.......................          8            1,075,041                0.22
301 - 360.......................      2,882          477,330,624               97.88
                                      -----         ------------              ------
   TOTAL........................      2,972         $487,672,348              100.00%
                                      =====         ============              ======

As of the cut-off date, the weighted average remaining term to maturity of the Statistical Calculation Mortgage Loans in loan group I is approximately 355 months.


Annex II-21

                                  PRODUCT TYPE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Product Type                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
15 YR Balloon...................          5         $    411,431                0.08%
15 YR Fixed.....................         77            8,855,252                1.82
20 YR Fixed.....................          8            1,075,041                0.22
30 YR Fixed.....................        645          100,549,401               20.62
30 YR Fixed - 120M IO...........         11            2,450,787                0.50
1 YR CMT........................          2              349,449                0.07
2/6 MONTH LIBOR.................      1,729          282,347,771               57.90
2/6 MONTH LIBOR - 24M IO........         88           18,381,320                3.77
3/1 YR CMT......................        108           19,082,206                3.91
3/1 YR CMT - 36M IO.............         45            8,964,952                1.84
3/1 YR LIBOR....................         12            2,519,636                0.52
3/6 MONTH LIBOR.................        123           18,633,393                3.82
3/6 MONTH LIBOR - 36M IO........         21            3,857,840                0.79
5/1 YR CMT......................         24            4,934,744                1.01
5/1 YR CMT - 60M IO.............         39            8,253,990                1.69
5/1 YR LIBOR....................         14            2,819,119                0.58
5/6 MONTH LIBOR.................          3              594,449                0.12
5/6 MONTH LIBOR - 60M IO........         15            2,848,280                0.58
6 MONTH LIBOR...................          2              470,836                0.10
7/1 YR LIBOR....................          1              272,451                0.06
                                      -----         ------------              ------
   TOTAL........................      2,972         $487,672,348              100.00%
                                      =====         ============              ======

                             PREPAYMENT CHARGE TERM
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
        Prepayment Charge            Mortgage    Principal Balance   Statistical Calculation
          Term (months)               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
0...............................        989         $169,622,274               34.78%
12..............................        120           22,371,444                4.59
24..............................      1,238          202,310,369               41.48
36..............................        625           93,368,261               19.15
                                      -----         ------------              ------
   TOTAL........................      2,972         $487,672,348              100.00%
                                      =====         ============              ======



Annex II-22

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
        Initial Periodic             Mortgage    Principal Balance   Statistical Calculation
            Rate Cap                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
1.000%..........................          2         $    372,739                0.10%
1.500%..........................         19            3,532,442                0.94
2.000%..........................         17            3,364,814                0.90
3.000%..........................      2,086          346,220,306               92.49
5.000%..........................         96           19,723,034                5.27
6.000%..........................          6            1,117,101                0.30
                                      -----         ------------              ------
   TOTAL........................      2,226         $374,330,436              100.00%
                                      =====         ============              ======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
       Subsequent Periodic           Mortgage    Principal Balance   Statistical Calculation
            Rate Cap                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
1.000%..........................      1,933         $319,749,404               85.42%
1.500%..........................         48            7,384,485                1.97
2.000%..........................        245           47,196,547               12.61
                                      -----         ------------              ------
   TOTAL........................      2,226         $374,330,436              100.00%
                                      =====         ============              ======


Annex II-23

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Gross Margin                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
2.000% or below.................          1         $    166,427                0.04%
2.001% - 2.500%.................         31            6,160,866                1.65
2.501% - 3.000%.................        185           36,479,609                9.75
3.001% - 3.500%.................          6            1,147,789                0.31
3.501% - 4.000%.................          4              861,902                0.23
4.001% - 4.500%.................        431           86,891,301               23.21
4.501% - 5.000%.................        536           80,238,316               21.44
5.001% - 5.500%.................        345           56,022,135               14.97
5.501% - 6.000%.................        204           31,380,957                8.38
6.001% - 6.500%.................        122           17,762,054                4.75
6.501% - 7.000%.................        194           32,542,848                8.69
7.001% - 7.500%.................        113           15,608,405                4.17
7.501% - 8.000%.................         54            9,067,827                2.42
                                      -----         ------------              ------
   TOTAL........................      2,226         $374,330,436              100.00%
                                      =====         ============              ======

As of the cut-off date, the weighted average gross margin of the Statistical Calculation Mortgage Loans in loan group I is approximately 5.059%.


Annex II-24

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
      Maximum Mortgage Rate           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
9.501% - 10.000%................          6         $  1,001,590               0.27%
10.001% - 10.500%...............         19            3,825,397               1.02
10.501% - 11.000%...............         29            5,668,148               1.51
11.001% - 11.500%...............         35            6,737,577               1.80
11.501% - 12.000%...............        164           32,929,802               8.80
12.001% - 12.500%...............        243           47,873,243              12.79
12.501% - 13.000%...............        361           65,645,814              17.54
13.001% - 13.500%...............        338           57,482,828              15.36
13.501% - 14.000%...............        351           57,257,180              15.30
14.001% - 14.500%...............        223           33,305,320               8.90
14.501% - 15.000%...............        200           27,900,756               7.45
15.001% - 15.500%...............         78           10,542,807               2.82
15.501% - 16.000%...............         70            8,613,147               2.30
16.001% - 16.500%...............         39            5,915,604               1.58
16.501% - 17.000%...............         32            4,411,858               1.18
17.001% - 17.500%...............         26            3,715,549               0.99
17.501% - 18.000%...............          8              894,403               0.24
18.001% - 18.500%...............          4              609,412               0.16
                                      -----         ------------             ------
   TOTAL........................      2,226         $374,330,436             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average maximum mortgage rate of the Statistical Calculation Mortgage Loans in loan group I is approximately 13.404%.


Annex II-25

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
      Minimum Mortgage Rate           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
  2.001% - 2.500%...............         30         $  5,983,106               1.60%
  2.501% - 3.000%...............        185           36,479,609               9.75
  3.001% - 3.500%...............          6            1,147,789               0.31
  3.501% - 4.000%...............          3              684,225               0.18
  4.001% - 4.500%...............        417           84,388,709              22.54
  4.501% - 5.000%...............        522           78,852,645              21.06
  5.001% - 5.500%...............        332           53,059,422              14.17
  5.501% - 6.000%...............        206           31,636,112               8.45
  6.001% - 6.500%...............        130           18,701,436               5.00
  6.501% - 7.000%...............        189           32,419,958               8.66
  7.001% - 7.500%...............        124           17,966,120               4.80
  7.501% - 8.000%...............         61           10,752,986               2.87
  8.001% - 8.500%...............          6              679,732               0.18
  8.501% - 9.000%...............         11            1,097,625               0.29
  9.001% - 9.500%...............          1               71,851               0.02
12.501% - 13.000%...............          2              309,256               0.08
13.501% - 14.000%...............          1               99,855               0.03
                                      -----         ------------             ------
   TOTAL........................      2,226         $374,330,436             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average minimum mortgage rate of the Statistical Calculation Mortgage Loans in loan group I is approximately 5.122%.


Annex II-26

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
    Next Rate Adjustment Date         Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
October 2004....................          1         $    263,102               0.07%
January 2005....................          1              207,734               0.06
June 2005.......................          1              185,049               0.05
August 2005.....................          1              159,449               0.04
September 2005..................          1              190,000               0.05
October 2005....................          1              110,200               0.03
December 2005...................          1              248,201               0.07
January 2006....................          6              825,632               0.22
February 2006...................         11            2,097,320               0.56
March 2006......................         13            1,720,536               0.46
April 2006......................         45            7,157,193               1.91
May 2006........................         52            9,282,263               2.48
June 2006.......................        196           32,704,639               8.74
July 2006.......................        426           69,293,592              18.51
August 2006.....................        442           71,461,944              19.09
September 2006..................        596          100,892,974              26.95
October 2006....................         27            4,749,550               1.27
February 2007...................          2              192,596               0.05
March 2007......................         10            1,707,066               0.46
April 2007......................         10            1,857,995               0.50
May 2007........................         31            5,058,787               1.35
June 2007.......................         22            3,607,796               0.96
July 2007.......................         47            8,526,248               2.28
August 2007.....................         87           13,166,211               3.52
September 2007..................         91           17,174,572               4.59
October 2007....................          9            1,766,756               0.47
February 2009...................          2              343,275               0.09
March 2009......................          3              569,566               0.15
April 2009......................          3              498,962               0.13
May 2009........................          2              404,787               0.11
June 2009.......................          2              202,738               0.05
July 2009.......................          7            1,334,551               0.36
August 2009.....................         34            7,273,730               1.94
September 2009..................         35            7,331,675               1.96
October 2009....................          7            1,491,300               0.40
April 2011......................          1              272,451               0.07
                                      -----         ------------             ------
   TOTAL........................      2,226         $374,330,436             100.00%
                                      =====         ============             ======

As of the cut-off date, the weighted average number of months to the next adjustment date for the Statistical Calculation Mortgage Loans in loan group I is approximately 26 months.


Annex II-27

           THE STATISTICAL CALCULATION MORTGAGE LOANS IN LOAN GROUP II
                        CURRENT UNPAID PRINCIPAL BALANCE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
    Range of Current Mortgage        Mortgage    Principal Balance   Statistical Calculation
     Loan Principal Balance           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
100,000 or less.................         8          $    682,561               0.31%
100,001 - 150,000...............        35             4,326,232               1.96
150,001 - 200,000...............        32             5,725,870               2.60
200,001 - 250,000...............        27             6,069,350               2.75
250,001 - 300,000...............        20             5,436,478               2.47
300,001 - 350,000...............        70            23,791,875              10.79
350,001 - 400,000...............       126            47,398,296              21.50
400,001 - 450,000...............        76            32,432,919              14.71
450,001 - 500,000...............        65            31,278,815              14.19
500,001 - 550,000...............        26            13,685,504               6.21
550,001 - 600,000...............        25            14,500,184               6.58
600,001 - 650,000...............        19            12,101,212               5.49
650,001 - 700,000...............         6             4,120,128               1.87
700,001 - 750,000...............         7             5,161,606               2.34
750,001 - 800,000...............         7             5,421,612               2.46
800,001 - 850,000...............         3             2,461,300               1.12
850,001 - 900,000...............         1               876,775               0.40
900,001 - 950,000...............         1               933,506               0.42
950,001 - 1,000,000.............         3             2,994,889               1.36
1,000,001 or above..............         1             1,050,000               0.48
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

As of the cut-off date, the average current principal balance of the Statistical Calculation Mortgage Loans in loan group II is approximately $395,070.


Annex II-28

                           CURRENT GROSS MORTGAGE RATE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
          Current Gross              Mortgage    Principal Balance   Statistical Calculation
          Mortgage Rate               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
3.999% or below.................         1          $    503,000               0.23%
4.000% - 4.499%.................         1               600,000               0.27
4.500% - 4.999%.................         3             1,383,212               0.63
5.000% - 5.499%.................        10             4,937,376               2.24
5.500% - 5.999%.................        62            29,541,037              13.40
6.000% - 6.499%.................        95            40,397,010              18.32
6.500% - 6.999%.................       126            50,990,768              23.13
7.000% - 7.499%.................        90            32,160,490              14.59
7.500% - 7.999%.................        95            32,710,159              14.84
8.000% - 8.499%.................        29            10,101,769               4.58
8.500% - 8.999%.................        26            10,174,041               4.62
9.000% - 9.499%.................        10             3,235,134               1.47
9.500% - 9.999%.................         5             1,730,017               0.78
10.000% - 10.499%...............         3             1,259,181               0.57
10.500% - 10.999%...............         1               349,920               0.16
11.000% or above................         1               376,000               0.17
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average mortgage rate of the Statistical Calculation Mortgage Loans in loan group II is approximately 6.888%.


Annex II-29

                                   FICO SCORE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
           FICO Score                 Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
N/A.............................         2          $    255,520               0.12%
500 - 519.......................        19             6,230,333               2.83
520 - 539.......................        31            11,696,124               5.31
540 - 559.......................        31            10,720,381               4.86
560 - 579.......................        51            18,830,408               8.54
580 - 599.......................        93            30,731,105              13.94
600 - 619.......................       125            43,776,341              19.86
620 - 639.......................        63            29,564,184              13.41
640 - 659.......................        47            21,275,533               9.65
660 - 679.......................        18             8,552,550               3.88
680 - 699.......................        18             8,675,523               3.94
700 - 719.......................         9             3,580,466               1.62
720 - 739.......................        13             6,976,688               3.16
740 - 759.......................        12             6,021,371               2.73
760 - 779.......................        11             5,916,173               2.68
780 - 799.......................        14             7,200,921               3.27
800 or above....................         1               445,491               0.20
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average FICO score of the Statistical Calculation Mortgage Loans in loan group II is approximately 625.

         CREDIT LEVELS (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Credit Level                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
0 ..............................       128          $ 61,063,116              27.70%
1 ..............................        37            15,348,168               6.96
1+..............................       340           127,902,442              58.02
2 ..............................        24             7,662,178               3.48
3 ..............................        18             5,285,118               2.40
4 ..............................        11             3,188,091               1.45
                                       ---          ------------             ------
   Total........................       558          $220,449,112             100.00%
                                       ===          ============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."


Annex II-30

                                   LIEN STATUS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
         Lien Status                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
First Lien......................       558          $220,449,112             100.00%
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

                             ORIGINAL LOAN-TO-VALUE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Original LTV                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
30.01% - 35.00%.................         2          $    856,001               0.39%
35.01% - 40.00%.................         2             1,822,453               0.83
40.01% - 45.00%.................         5             1,879,099               0.85
45.01% - 50.00%.................         4             1,762,115               0.80
50.01% - 55.00%.................        15             6,704,657               3.04
55.01% - 60.00%.................        18             7,697,230               3.49
60.01% - 65.00%.................        31            15,413,389               6.99
65.01% - 70.00%.................        49            20,285,528               9.20
70.01% - 75.00%.................        63            27,277,687              12.37
75.01% - 80.00%.................       208            78,997,171              35.83
80.01% - 85.00%.................        50            19,702,879               8.94
85.01% - 90.00%.................        72            25,889,335              11.74
90.01% - 95.00%.................        33             9,962,568               4.52
95.01% - 100.00%................         6             2,199,000               1.00
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average original loan-to-value ratio of the Statistical Calculation Mortgage Loans in loan group II is approximately 76.48%.


Annex II-31

                          TYPE OF DOCUMENTATION PROGRAM
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
       Documentation Type             Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Full/Alternate Documentation....       348          $131,199,073              59.51%
Stated Documentation............       178            73,914,610              33.53
Limited Documentation...........        18             8,118,915               3.68
No Ratio........................         5             2,438,514               1.11
No Income No Asset..............         5             2,383,000               1.08
No Documentation................         4             2,395,000               1.09
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======


Annex II-32

                                  LOAN PURPOSE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Loan Purpose                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Refinance - Cashout.............       315          $122,254,683              55.46%
Purchase........................       190            71,760,522              32.55
Refinance - Rate/Term...........        53            26,433,907              11.99
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

                                 OCCUPANCY TYPE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
         Occupancy Type               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Owner Occupied..................       543          $213,419,222              96.81%
Non-Owner Occupied..............         9             4,178,041               1.90
Second Home.....................         6             2,851,849               1.29
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

                                  PROPERTY TYPE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Property Type               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
Single Family Residence.........       427          $168,580,101              76.47%
Townhouse.......................         6             2,017,410               0.92
Condominium.....................        26             9,243,030               4.19
Condo - High Rise >8 floors.....         5             1,829,500               0.83
2 Family........................        13             5,899,195               2.68
3 Family........................         2               949,804               0.43
4 Family........................         3             2,141,886               0.97
PUD.............................        76            29,788,187              13.51
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======


Annex II-33

                                      STATE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
              State                   Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
California......................       220          $ 97,562,022              44.26%
New York........................        54            23,692,411              10.75
Massachusetts...................        38            13,680,812               6.21
Florida.........................        36            11,030,900               5.00
New Jersey......................        33            14,464,014               6.56
Maryland........................        22             8,302,565               3.77
Virginia........................        19             7,460,042               3.38
Colorado........................        14             3,546,110               1.61
Georgia.........................        14             3,096,485               1.40
Connecticut.....................        12             4,303,504               1.95
Michigan........................        11             3,316,503               1.50
Illinois........................        10             4,028,521               1.83
Washington......................         9             3,612,548               1.64
Texas...........................         7             2,869,848               1.30
Arizona.........................         6             2,964,263               1.34
Other...........................        53            16,518,565               7.49
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

                                    ZIP CODE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
            Zip Code                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
07726...........................         4          $  1,727,978               0.78%
94531...........................         4             1,662,872               0.75
92886...........................         3             1,448,213               0.66
11968...........................         2             1,383,157               0.63
94518...........................         3             1,260,072               0.57
92104...........................         2             1,184,000               0.54
94611...........................         2             1,178,285               0.53
91342...........................         3             1,156,690               0.52
92612...........................         2             1,144,861               0.52
91016...........................         2             1,093,137               0.50
Other...........................       531           207,209,847              93.99
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======


Annex II-34

                           REMAINING TERM TO MATURITY
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
         Remaining Term              Mortgage    Principal Balance   Statistical Calculation
      to Maturity (months)            Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
301 - 360.......................       558          $220,449,112             100.00%
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average term to maturity of the Statistical Calculation Mortgage Loans in loan group II is approximately 359 months.

                                  PRODUCT TYPE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Product Type                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
30 YR Fixed.....................        83          $ 39,023,183              17.70%
30 YR Fixed - 120M IO...........        19             8,819,871               4.00
1 YR CMT........................         1               519,431               0.24
2/6 MONTH LIBOR.................       232            95,175,810              43.17
2/6 MONTH LIBOR - 24M IO........       142            45,174,702              20.49
3/1 YR CMT......................         7             2,957,589               1.34
3/1 YR CMT - 36M IO.............        10             4,739,500               2.15
3/6 MONTH LIBOR.................        23             6,763,560               3.07
3/6 MONTH LIBOR - 36M IO........        14             5,109,140               2.32
5/1 YR CMT......................         6             3,076,170               1.40
5/1 YR CMT - 60M IO.............        13             5,295,609               2.40
5/6 MONTH LIBOR - 60M IO........         6             2,888,430               1.31
6 MONTH LIBOR...................         1               403,117               0.18
6 MONTH LIBOR - 60M IO..........         1               503,000               0.23
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======

                             PREPAYMENT CHARGE TERM
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
        Prepayment Charge            Mortgage    Principal Balance   Statistical Calculation
          Term (months)               Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
0...............................       199          $ 87,987,976              39.91%
12..............................        37            12,344,818               5.60
24..............................       255            95,151,341              43.16
36..............................        62            24,061,425              10.91
60..............................         5               903,553               0.41
                                       ---          ------------             ------
   TOTAL........................       558          $220,449,112             100.00%
                                       ===          ============             ======


Annex II-35

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
        Initial Periodic             Mortgage    Principal Balance   Statistical Calculation
            Rate Cap                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
1.000%..........................         3          $  1,048,730               0.61%
1.500%..........................         3             1,112,656               0.64
2.000%..........................         1               519,431               0.30
3.000%..........................       423           158,439,200              91.79
5.000%..........................        25            11,260,209               6.52
6.000%..........................         1               225,832               0.13
                                       ---          ------------             ------
   TOTAL........................       456          $172,606,058             100.00%
                                       ===          ============             ======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
       Subsequent Periodic           Mortgage    Principal Balance   Statistical Calculation
            Rate Cap                  Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
1.000%..........................       409          $152,856,770              88.56%
1.500%..........................         8             2,432,156               1.41
2.000%..........................        39            17,317,132              10.03
                                       ---          ------------             ------
   TOTAL........................       456          $172,606,058             100.00%
                                       ===          ============             ======


Annex II-36

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
          Gross Margin                Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
2.001% - 2.500%.................         3          $  1,483,000               0.86%
2.501% - 3.000%.................        48            22,596,047              13.09
3.501% - 4.000%.................         3             1,243,812               0.72
4.001% - 4.500%.................        85            33,446,187              19.38
4.501% - 5.000%.................       136            44,641,888              25.86
5.001% - 5.500%.................        71            32,748,243              18.97
5.501% - 6.000%.................        27            12,629,533               7.32
6.001% - 6.500%.................        23             8,269,492               4.79
6.501% - 7.000%.................        12             4,569,887               2.65
7.001% - 7.500%.................         3             1,591,744               0.92
7.501% - 8.000%.................         3             1,221,996               0.71
8.001% - 8.500%.................        25             4,929,076               2.86
8.501% - 9.000%.................         6             1,405,844               0.81
9.001% - 9.500%.................        10             1,772,494               1.03
10.501% - 11.000%...............         1                56,816               0.03
                                       ---          ------------             ------
   TOTAL........................       456          $172,606,058             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average gross margin of the Statistical Calculation Mortgage Loans in loan group II is approximately 4.961%.


Annex II-37

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
      Maximum Mortgage Rate           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
10.001% - 10.500% ..............          1         $    600,000               0.35%
10.501% - 11.000%...............          2              883,213               0.51
11.001% - 11.500%...............         19            9,279,047               5.38
11.501% - 12.000%...............         49           21,717,921              12.58
12.001% - 12.500%...............         68           26,465,679              15.33
12.501% - 13.000%...............         92           35,365,431              20.49
13.001% - 13.500%...............         85           28,613,872              16.58
13.501% - 14.000%...............         75           26,372,354              15.28
14.001% - 14.500%...............         28            8,972,358               5.20
14.501% - 15.000%...............         23            9,186,454               5.32
15.001% - 15.500%...............          3              986,868               0.57
15.501% - 16.000%...............          6            2,127,979               1.23
16.001% - 16.500%...............          3            1,259,256               0.73
16.501% - 17.000%...............          1              399,625               0.23
17.001% - 17.500%...............          1              376,000               0.22
                                        ---         ------------             ------
   TOTAL........................        456         $172,606,058             100.00%
                                        ===         ============             ======

As of the cut-off date, the weighted average maximum mortgage rate of the Statistical Calculation Mortgage Loans in loan group II is approximately 13.038%.


Annex II-38

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
      Minimum Mortgage Rate           Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
2.001% - 2.500%.................         2          $    863,000               0.50%
2.501% - 3.000%.................        47            21,968,614              12.73
3.001% - 3.500%.................         1               620,000               0.36
3.501% - 4.000%.................         2               860,654               0.50
4.001% - 4.500%.................        81            31,960,264              18.52
4.501% - 5.000%.................       132            43,360,480              25.12
5.001% - 5.500%.................        69            31,616,119              18.32
5.501% - 6.000%.................        29            13,198,074               7.65
6.001% - 6.500%.................        23             9,262,067               5.37
6.501% - 7.000%.................        16             5,643,133               3.27
7.001% - 7.500%.................         6             2,526,834               1.46
7.501% - 8.000%.................         6             2,251,393               1.30
8.001% - 8.500%.................        25             5,056,033               2.93
8.501% - 9.000%.................         7             1,242,108               0.72
9.001% - 9.500%.................         8             1,486,892               0.86
9.501% - 10.000%................         1               310,392               0.18
13.501% - 14.000%...............         1               380,000               0.22
                                       ---          ------------             ------
   TOTAL........................       456          $172,606,058             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average minimum mortgage rate of the Statistical Calculation Mortgage Loans in loan group II is approximately 5.054%.


Annex II-39

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of
                                   Statistical                       Percentage of Aggregate
                                   Calculation       Aggregate         Principal Balance of
                                     Mortgage    Principal Balance   Statistical Calculation
   Next Rate Adjustment Date          Loans         Outstanding           Mortgage Loans
--------------------------------   -----------   -----------------   -----------------------
December 2004...................         1          $    403,117               0.23%
March 2005......................         1               503,000               0.29
August 2005.....................         1               519,431               0.30
December 2005...................         1               382,333               0.22
January 2006....................         1               345,201               0.20
February 2006...................         1               338,155               0.20
March 2006......................         3               732,224               0.42
April 2006......................        12             3,267,321               1.89
May 2006........................        13             5,543,782               3.21
June 2006.......................        33            12,275,409               7.11
July 2006.......................        67            27,630,245              16.01
August 2006.....................       103            36,291,413              21.03
September 2006..................       129            49,589,103              28.73
October 2006....................        11             3,955,325               2.29
March 2007......................         1                89,584               0.05
April 2007......................         3             1,464,617               0.85
May 2007........................         8             1,651,297               0.96
June 2007.......................         4             1,422,824               0.82
July 2007.......................         3             1,027,268               0.60
August 2007.....................        11             4,571,309               2.65
September 2007..................        20             8,163,970               4.73
October 2007....................         4             1,178,920               0.68
November 2007...................         1               401,563               0.23
April 2009......................         1               588,952               0.34
May 2009........................         1               543,213               0.31
June 2009.......................         1               623,200               0.36
July 2009.......................         5             2,080,454               1.21
August 2009.....................         3             1,086,400               0.63
September 2009..................        10             4,580,426               2.65
October 2009....................         3             1,356,000               0.79
                                       ---          ------------             ------
   TOTAL........................       456          $172,606,058             100.00%
                                       ===          ============             ======

As of the cut-off date, the weighted average number of months to the next adjustment date for the Statistical Calculation Mortgage Loans in loan group II is approximately 26 months.


Annex II-40

                                  EXHIBIT I

                           UNDERWRITING GUIDELINES


(This exhibit is provided for informational purposes only. All information provided in this exhibit has been superseded by the information provided in the text of the Prospectus Supplement, dated September 27, 2004.)



Exhibit I-1

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

                               Subprime Guidelines


June 21, 2004 Version 2                                                   Page 1

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

Table of Contents

Introduction .................................................................3
Decision Credit Score ........................................................4
Subprime Credit Grades - 1st Mortgages .......................................5
Subprime Credit Requirements - 2nd Mortgages .................................5
Delinquent Accounts, Liens, Judgments, Collection Accounts and Charge-Offs ...7
Products Available ...........................................................8
Minimum Loan Amount ..........................................................8
Occupancy Types ..............................................................8
Non-Occupying Co Borrowers ...................................................8
Subordinate Financing ........................................................8
Disposable Income ............................................................8
Payment Shock ................................................................9
Reserves .....................................................................9
Closed End Seconds - Requirements for First Mortgages ........................9
Interested Party Contributions ...............................................9
Multiple IndyMac Loans to the Same Borrower ..................................9
Mortgage Insurance ..........................................................10
Title - Closed End Seconds ..................................................10
B2B Sellers - Preferred Delegated Underwriting ..............................10
Property Types ..............................................................10
Non Warrantable Condos ......................................................10
Properties with Acreage .....................................................10
Unacceptable Properties .....................................................11
Documentation Types .........................................................11
Full/Alternate Documentation - Employment & Income ..........................12
Full/Alternate Documentation - Employment & Income, continued ...............13
Limited Documentation - Employment and Income ...............................14
Stated Income Documentation - Employment ....................................15
Asset Documentation (All Documentation Types) ...............................16
Compensating Factors ........................................................17
Appraisal Requirements ......................................................17
Maximum Loan Amount, LTV, CLTV & Cash Out ...................................18


June 21, 2004 Version 2                                                   Page 2

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

Introduction

This document provides a summary of guidelines that are specific to Subprime Loans. All provisions of the IndyMac Lending Guide that apply to all Loans are not included in this document, however, all Subprime Loans must meet all of the requirements of the IndyMac Lending Guide. In addition, any requirements specified by e-MITS, but not included in this document must also be met.

Guidelines are subject to change at any time, without prior notification.


June 21, 2004 Version 2                                                   Page 3

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

Decision Credit Score

IndyMac uses a Decision Credit Score, along with other credit characteristics in determining Loan eligibility. The Decision Credit Score is defined below.

a) Except as noted in b) below, the credit scores for all Borrowers are considered. Select the Decision Credit Score as follows:

Step 1: Select one credit score for each Borrower as follows:

          o    The middle score, if three scores received;

          o    The lower score, if two scores received; or

          o    The one score received.

If there is only one Borrower, the individual credit score selected above is the Decision Credit Score. Note: If a repository produces more than one score for a Borrower, the lowest score from that repository will be used before making the selection above.

Example:

---------------------------
Credit Score   Borrower # 1
---------------------------
Equifax             708
---------------------------
Experian            680
---------------------------
Transunion          685
---------------------------

In this example, the middle score of 685 is selected and becomes the Decision Credit Score.

If there is more than one Borrower, proceed to Step 2.

Step 2: If there are multiple Borrowers, determine the Decision Credit Score by selecting the lowest of the individual scores selected in Step 1.

Example:

------------------------------------------
Credit Score   Borrower # 1   Borrower # 2
------------------------------------------
Equifax             708            672
------------------------------------------
Experian            680            663
------------------------------------------
Transunion          685            654
------------------------------------------

In this example, each Borrower's middle score is selected as their Individual Score. The lower of the two selected scores, 663, becomes the Decision Credit Score.

b) For Subprime Loans, the Seller has the option to submit Loans for manual underwriting using only the credit scores for the primary occupying Borrower. This option may be used in order to qualify for more favorable underwriting limits. The option may not be used to create less favorable Loan pricing for the Borrower. The primary Borrower is defined as the Borrower earning the largest portion of qualifying income. Select the Decision Credit Score for the primary Borrower as follows:

o    the middle score, if three scores received;

o    the lower score, if two scores received; or

o    the one score received.

Note: Should multiple Borrowers earn the same amount of qualifying income, select a score for each such Borrower as specified above. Then, choose the lowest of the selected individual scores as the Decision Credit Score.


June 21, 2004 Version 2                                                   Page 4

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

------------------------------------------------------------------------------------------------------------
Subprime Credit Grades - 1st Mortgages
------------------------------------------------------------------------------------------------------------
                                       I+(1)          I(1)            II             III             IV
------------------------------------------------------------------------------------------------------------
Minimum Decision Credit Score                                        500
------------------------------------------------------------------------------------------------------------
Minimum Number of Tradelines                              Full/Alt & Limited Doc:   3
Open At Least 12 Months.(2)                               Stated Income Doc:        4
------------------------------------------------------------------------------------------------------------
Maximum Mortgage/Rent                  1x30           3x30       Unlimitedx30   Unlimitedx30    Unlimitedx30
Payments Delinquent in Last 12         0x60           0x60           1x60       Unlimitedx60    Unlimitedx60
Months(3)                              0x90           0x90           0x90           1x90        Unlimitedx90
------------------------------------------------------------------------------------------------------------
Foreclosure - Completion Date
Greater Than(4)                       36 mos.        36 mos.        24 mos.        12 mos.     No time limit
------------------------------------------------------------------------------------------------------------
Bankruptcy - Chapter 7, 11, 12 -   24 mos. from   24 mos. from   18 mos. from   12 mos. from
Discharge/Dismissal Date           discharge/      discharge/     discharge/     discharge/    No time limit
Greater Than(5)                      dismissal      dismissal      dismissal      dismissal
                                       date           date           date           date
------------------------------------------------------------------------------------------------------------
Bankruptcy - Chapter 13 -          24 mos. from
Applicable Date Greater Than(6)     discharge/    24 mos. from   18 mos. from   12 mos. from   No time limit
                                     dismissal     filing date    filing date    filing date
                                      date
------------------------------------------------------------------------------------------------------------
For Open Chapter 13, Maximum                          3x30       Unlimitedx30
Post Petition Payments                  N/A           0x60           1x60           N/A             N/A
Delinquent                                            0x90           0x90
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Subprime Credit Requirements - 2nd Mortgages
------------------------------------------------------------------------------------------------------------
Minimum Decision Credit Score                                                        575
------------------------------------------------------------------------------------------------------------
Minimum Number of Tradelines Open At Least 12 Months.(2)                              5
------------------------------------------------------------------------------------------------------------
Maximum Mortgage/Rent Payments Delinquent in Last 12 Months(3)                 2x30, 0x60, 0x90
------------------------------------------------------------------------------------------------------------
Foreclosure - Completion Date Greater Than(4)                                         36
------------------------------------------------------------------------------------------------------------
Bankruptcy - All Chapters - Greater Than                            24 mos. from discharge/dismissal date
------------------------------------------------------------------------------------------------------------

(1) In order to qualify for Level I+ or I, at least one Borrower must have a minimum 12-month mortgage or rent history. If this condition is not met, the Loan must meet the tradeline and Decision Credit Score criteria shown below. If these criteria are not met, the Loan must be manually downgraded to the appropriate lower credit level outlined below and the Loan amount will be limited to $500,000. For mortgages held by private parties, cancelled checks for the most recent 12 months must be provided in addition to a Verification of Mortgage or Verification of Rent. The verification must stipulate the amount and due date of the payments.

     o Two "as agreed" major non-mortgage tradelines (Visa, Mastercard, auto loan/lease, etc). If this condition is not met, downgrade to Level III, regardless of Decision Credit Score.

     o Level I+: Minimum Decision Credit Score of 580. If this condition is not met and score is at least 565, downgrade to Level I. If score is less than 565, downgrade to Level II.

     o Level I: Minimum Decision Credit Score of 565. If this condition is not met, downgrade to Level II.

(2) One mortgage tradeline open at least 12 months satisfies the minimum tradeline requirement.

(3) Up to 6 consecutive "rolling" 30 day lates within the most recent 12 month period will be counted as a 1X30 late payment. After 6 consecutive 30 day late payments, each additional late payment is counted individually.

(4) A delinquency of 120 days or greater is considered a foreclosure, regardless of whether foreclosure action has been commenced. Requirements apply to all properties owned by the Borrower. With the exception of Level IV, no properties that the Borrower owns may be in the process of foreclosure. Loans where the Borrower has had multiple foreclosures will only be considered on a case-by-case basis where extenuating circumstances exist.


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Lending Guide
Addendum B - Subprime Guidelines
================================================================================

(5) Bankruptcies that are open at the time of application must be satisfied, discharged or dismissed prior to or through Loan closing. For Chapter 13 bankruptcies that are open at the time of application, the following is required:

     o For Levels I and II, a rating from the Chapter 13 Trustee. The rating must reflect that there has been no more than the maximum number of late post-petition payments indicated above.

     o    Written evidence that the Chapter 13 plan has been confirmed.

     o    Written demand from the Chapter 13 trustee.

     o    Written approval to obtain a mortgage loan from the bankruptcy court.

Note: Consumer credit counseling is not factored into credit grading or guidelines. It will not be considered as a bankruptcy action and there is no seasoning requirement.


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Delinquent Accounts, Liens, Judgments, Collection Accounts and Charge-Offs
--------------------------------------------------------------------------------
All liens, judgments, collection accounts, charge-off accounts and accounts that are delinquent must either be brought current or paid in full prior to or at closing. All liens and other items affecting title must be satisfied. Any past due child support must be paid current, or, if required by the administering agency, paid in full prior to or through funding.

Canceled checks, paid receipts, a credit report supplement, the most recent statement from the creditor and/or itemization on the HUD- 1 may be used to document the repayment. If the repayment is not made through Loan proceeds, sufficient funds for the repayment and the source of funds must be verified. Exceptions to this requirement:

For Subprime Loans:

     o    Medical accounts, regardless of amount, need not be paid.

     o Judgments, collections and charge-offs that are older than 2 years that do not affect title and are not enforced through a wage garnishment do not have to be satisfied.

     o Collections and charge-offs dated within the last 2 years up to the following limits in aggregate that do not affect title do not have to be satisfied:

               o    Credit Level I+:  $  500

               o    Credit Level I:   $1,000

               o    Credit Level II:  $2,500

               o    Credit Level III: $3,000

               o    Credit Level IV:  $4,000

          Satisfaction of collections and charge-offs in excess of the above limits may be waived at the sole discretion of IndyMac Bank. When waived, all other requirements for the applicable credit level must be met and a written explanation from the Borrower must be provided regarding the reason for non-payment.

     o If the Borrower has made formal, written arrangements for the repayment of liens or judgments, including IRS and state tax liens, such arrangements will be considered subordinate financing when all of the following conditions are met. These provisions apply to both purchase and refinance transactions.

               o The judgment or lien will be subordinated to the subject IndyMac mortgage. A recorded subordination agreement will be required. Title evidence must show that the lien is subordinate to the IndyMac mortgage.

               o A copy of the re-payment plan, fully executed by all parties must be submitted in the Loan file.

               o Evidence must be provided that either the Borrower is making payments in a satisfactory manner according to the written arrangements or that the matter is still pending.

               o The payment amount for such subordinated lien must be included in the total debts used to calculate the total housing expense to income or total debt to income ratio, as applicable.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------
Products Available
----------------------------------------------------
         1st Mortgages            Closed End Seconds
----------------------------------------------------
15 Year Fixed Rate                Fixed 15
----------------------------------------------------
30 Year Fixed Rate                Fixed 30 due in 15
----------------------------------------------------
2/6 LIBOR ARM
----------------------------------------------------
2/6 LIBOR Performance ARM
----------------------------------------------------
2/6 Interest Only LIBOR ARM (1)
----------------------------------------------------
3/6 LIBOR ARM
----------------------------------------------------
3/1 Treasury ARM
----------------------------------------------------

(1) The 2/6 Interest Only LIBOR ARM product is available with the following restrictions:

     o    Levels I+ and I only

     o    A minimum Decision Credit Score of 580 is required

     o    Primary residences and second homes only

     o    Not available for high rise condos

-----------------------------------------
Minimum Loan Amount
-----------------------------------------
1st Mortgages       Closed End Seconds
-----------------------------------------
     None       $10,001: Arizona
                $10,000: All other states
-----------------------------------------

--------------------------------------------------------
Occupancy Types
--------------------------------------------------------
                      1st Mortgages   Closed End Seconds
--------------------------------------------------------
Primary residence           X                  X
--------------------------------------------------------
Second home                 X
--------------------------------------------------------
Investment property         X
--------------------------------------------------------

--------------------------------------------------------------------------------
Non-Occupying Co Borrowers
--------------------------------------------------------------------------------
For Subprime Loans, non-occupying co-borrowers are not permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Subordinate Financing
--------------------------------------------------------------------------------
Subordinate financing is not permitted for Loans with LTVs greater than 95%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Disposable Income
--------------------------------------------------------------------------------
Subprime 1st mortgages with LTVs > 75% must meet a disposable income requirement. The monthly disposable income must be $500 for the primary Borrower and $150 for each Co-Borrower and dependent. The minimum disposable income is calculated after deducting housing and other liabilities from the total gross monthly income.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Payment Shock
--------------------------------------------------------------------------------
There are no payment shock limitations for subprime Loans.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Reserves
--------------------------------------------------------------------------------
Two months' PITI reserves are required for the following:

o    Loan amounts greater than $500,000

o    Full/Alternate and Limited documentation Loans with LTVs greater than 95%

o    Stated Income documentation Loans with LTVs > 90%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Closed End Seconds - Requirements for First Mortgages
--------------------------------------------------------------------------------
In addition to other requirements shown in the Lending Guide concerning first mortgage requirements, for closed end seconds with subprime credit characteristics, the 1st mortgage balance may not exceed:

               o    $450,000 for CLTVs less than or equal to 95%

               o    $350,000 for CLTVs greater than 95%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interested Party Contributions
--------------------------------------------------------------------------------
Financing Concessions:

Based on the value defined in Section 2120 of the Lending Guide, the maximum allowable financing concessions are:

     o    Primary Residence and Second Home Loans:

          o    9% of value for Loans with LTVs <= 75.00%

          o    6% of value for Loans with LTVs of 75.01% to 90.00%

          o    3% of value for Loans with LTVs greater than 90.00%

     o    Investment Property Loans, 2% of value regardless of LTV.

In addition to the above limitations, for Subprime Loans with CLTVs greater than 95% with seller carryback subordinate financing, the Borrower is required to contribute a minimum of $1,000 for closing costs and Seller contributions are limited to 3%.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Multiple IndyMac Loans to the Same Borrower
--------------------------------------------------------------------------------
IndyMac will finance up to a maximum of 4 properties to one Borrower. In addition, for investment properties and second homes, the aggregate outstanding Loan balance may not exceed $1.0 million.

For Loans where the Borrower is acquiring multiple investment properties financed by IndyMac, the Borrower should exhibit an ability to manage properties. At a minimum, the Borrower should own (or have owned in the past) one rental property with a 12 month satisfactory mortgage history, in addition to his/her primary residence.

Additional restrictions apply for Loans submitted under the Preferred Delegated Underwriting Program. Refer to section 2501.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Mortgage Insurance
--------------------------------------------------------------------------------
Loans with LTVs greater than 80% must be submitted under the Lender Insured option; Borrower paid MI is not available.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Title - Closed End Seconds
--------------------------------------------------------------------------------
Reduced title requirements do not apply to Subprime Closed End Seconds. A Lender's ALTA Policy meeting the requirements of Section 2402 of the Lending Guide is required for all Subprime second lien Loans.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
B2B Sellers - Preferred Delegated Underwriting
--------------------------------------------------------------------------------
Subprime Loans are not eligible for the PDU program.
--------------------------------------------------------------------------------

-----------------------------------------------------------------
Property Types
-----------------------------------------------------------------
                               1st Mortgages   Closed End Seconds
-----------------------------------------------------------------
SFRs (Attached and detached)         X                  X
-----------------------------------------------------------------
PUDs                                 X                  X
-----------------------------------------------------------------
Low rise & high rise condos          X                  X
-----------------------------------------------------------------
2 Units                              X
-----------------------------------------------------------------
3-4 Units                            X
-----------------------------------------------------------------

--------------------------------------------------------------------------------
Non Warrantable Condos
--------------------------------------------------------------------------------
Non warrantable condos permitted only for Subprime Level I+.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Properties with Acreage
--------------------------------------------------------------------------------
Loans secured by properties with greater than 5 acres that consist of one contiguous parcel are generally acceptable if the primary dwelling represents at least 30% of the total Acceptable Appraised Value and the property conforms to the local market. In addition, the LTV will be limited as follows:
--------------------------------------------------------------------------------

------------------------------------
Number of Acres   Maximum LTV & CLTV
------------------------------------
     6 - 10               70%
------------------------------------
    11 - 20               65%
------------------------------------
      > 20           Not Permitted
------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Unacceptable Properties
--------------------------------------------------------------------------------

In addition to the unacceptable properties listed in Section 2304, the following property types are not permitted for Subprime Loans:

o    Properties listed for sale within the past 6 months

o    Properties with less than 750 square feet

o    Properties greater than 20 acres

o Properties may not be located in Lava Flow Hazard Zones 1 or 2, as identified by the county of Hawaii

o    For subprime Loans, mixed use properties are not permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Documentation Types
--------------------------------------------------------------------------------
                                              1st Mortgages   Closed End Seconds
--------------------------------------------------------------------------------
Full/Alternate                                      X                  X
--------------------------------------------------------------------------------
Limited documentation                               X                  X
--------------------------------------------------------------------------------
Stated Income                                       X
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Full/Alternate Documentation - Employment & Income
--------------------------------------------------------------------------------

a) Employment

Borrowers should have 2 continuous years of employment with the same employer (or, if self-employed, in the same business) or an established and consistent source of income for 2 continuous years.

Borrowers who have been self-employed for less than 2 years, but more than 1 year, will be eligible provided that the Borrower's prior experience in the same line or work is adequately documented. Income from self-employment of 1 year or less generally will not be considered for qualifying purposes as self-employment income may fluctuate each year. In addition, developing a history of receipt of stable and continuous income and determining the Borrower's long term earning ability is more difficult to establish.

Non-self employed Borrowers with less than 2 years continuous employment may be eligible if it can be determined that the Borrower's income is stable and likely to continue (see Section 2202.01). In addition, the Loan transaction must have adequate compensating factors (see Section 22XX.XX). In cases where the Borrower does not have the 2 year employment history but was previously in school or in the military service, a copy of his or her diploma, school transcript or military discharge documentation must be provided.

For self-employed Borrowers currently paid on a contract basis, less than 2 years of self-employment will be permitted if the Borrower worked in the same field prior to becoming self-employed. A copy of the Borrower's current contract(s) is required in addition to the documentation specified for self-employed Borrowers in this section.

b) Base Employment, Overtime, Commission, Bonus Income

For Subprime Loans:

          o    Written Verification(s) of Employment; or

          o    Copy of W-2(s) for the most recent tax year; and

          o    Copy of most recent pay stub reflecting year-to-date earnings.

For Alt A and Subprime Loans, copies of signed tax returns, including all schedules for the 2 most recent tax years are required for the following:

          o Borrowers paid on a per job/contract basis and such income represents more than 25% of the Borrower's total income

          o Borrowers receiving commission income and such income represents more than 25% of the Borrower's total income

          o Borrowers employed by the property seller, realtor, a relative or in a family business
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Full/Alternate Documentation - Employment & Income, continued
--------------------------------------------------------------------------------

c) Self-employment Income

          o    Documentation required:

               For Subprime Loans, bank statements may be submitted in lieu of the tax returns, P & L statements, etc. The following requirements apply:

                    o Copies of banks statements for the most recent 24 months will be accepted. An average of the deposits over the 24-month period will be used to determine qualifying income.

                    o The Borrower(s) must be the only person(s) shown as account holder. Exceptions may be made when a non-borrowing spouse or other immediate family member is also shown as an account holder. When such exceptions are made, satisfactory documentation concerning the other individual's deposits into the account may be required.

                    o Bank statements reflecting NSF checks, wire transfers, overdraft protection transfers, negative ending balances and transfers from other accounts must be addressed and will be considered on a case-by-case basis only.

                    o One hundred percent of the deposits from the Borrower's personal accounts and 50% of the deposits from the Borrower's business accounts may be used for determining qualifying income. If business accounts are used, the Borrower must own 100% of the business.

                    o Deposits that are larger than typical for the account must be excluded from the average used to determine qualifying income unless a satisfactory explanation is provided.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Limited Documentation - Employment and Income
--------------------------------------------------------------------------------

a) Employment

Borrowers should have 1 continuous years of employment with the same employer (or, if self-employed, in the same business) or an established and consistent source of income for 1 continuous year.

For self employed Borrowers, there may be no exception to the 1 year employment history requirement as self-employment income may fluctuate each year. In addition, developing a history of receipt of stable and continuous income and determining the Borrower's long term earning ability is more difficult to establish.

Non-self employed Borrowers with less than 1 year, but more than 6 months' continuous employment may are eligible if it can be determined that the Borrower's income is stable and likely to continue (see Section 2202.01). In addition, the Loan transaction must have adequate compensating factors (see
Section 22XX.XX). In cases where the Borrower does not have a 1 year employment history but was previously in school or in the military service, a copy of his or her diploma, school transcript or military discharge documentation must be provided. Borrowers with less than 6 months' continuous employment are not eligible for Limited Documentation.

b) Verification of Employment and Income

     o Copies of bank statements for the most recent 12 months will be accepted for verification of income and employment. An average of the deposits over the 12-month period will be used to determine qualifying income.

          o The Borrower(s) must be the only person(s) shown as account holder. Exceptions may be made when a non-borrowing spouse or other immediate family member is also shown as an account holder. When such exceptions are made, satisfactory documentation concerning the other individual's deposits into the account may be required.

          o Bank statements reflecting NSF checks, wire transfers, overdraft protection transfers, negative ending balances and transfers from other accounts must be addressed and will be considered on a case-by-case basis only.

          o One hundred percent of the deposits from the Borrower's personal accounts and 50% of the deposits from the Borrower's business accounts may be used for determining qualifying income. If business accounts are used, the Borrower must own 100% of the business.

          o Deposits that are larger than typical for the account must be excluded from the average used to determine qualifying income unless a satisfactory explanation is provided.

     o    A verbal verification of employment is required:

          o Salaried Borrowers: A certification, prepared and signed by the Seller, that includes the employer's name, the name and title of the person providing the information, the date the information was verbally verified, the Borrower's current employment status, date of employment, and position.

          o Non-salaried Borrowers: A letter or document provided by a neutral third-party such as a Certified Public Account, regulatory agency or professional organization that indicates that the Borrower has been self-employed or has earned income from other sources for at least 1 year.

          o For third party originations, the verbal verification of employment must be completed and signed by the IndyMac Seller and not the originating broker.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Stated Income Documentation - Employment
--------------------------------------------------------------------------------

a) Employment

     o Borrowers must have 2 continuous years of employment with the same employer (or, if self-employed, in the same business) or an established and consistent source of income for 2 continuous years. Borrowers with less than 2 years continuous employment are not eligible for Stated Income documentation.

          The Borrower's stated income must be reasonable for the Borrower's type of employment, line of work and assets.

     o    A verbal verification of employment is required:

                    o Salaried Borrowers: A certification, prepared and signed by the Seller, that includes the employer's name, the name and title of the person providing the information, the date the information was verbally verified, the Borrower's current employment status, date of employment, and position.

                    o Non-salaried Borrowers: A letter or document provided by a neutral third-party such as a Certified Public Account, regulatory agency or professional organization that indicates that the Borrower has been self-employed or has earned income from other sources for at least 2 years.

                    o For third party originations, the verbal verification of employment must be completed and signed by the IndyMac Seller and not the originating broker.

     o Borrowers whose employment or source of income cannot be verbally verified are not eligible.

     o Borrowers employed by the property seller, realtor, a relative or in a family business must submit Full/Alternate or Limited documentation.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Asset Documentation (All Documentation Types)
--------------------------------------------------------------------------------

General requirements for documentation of assets for Full/Alternate, Limited, Stated Income documentation are specified in Section 2205 of the Lending Guide.

For Subprime Loans, the source of funds required for the down payment, closing costs and prepaid items must be disclosed and verified for all Loans.

Seasoning of funds is not required for Level I+, I and II, primary residence and second home Loans with LTVs <= 90% if there are no reserve requirements. For all other Loans, the funds required for closing and/or reserves must be seasoned and verified for the most recent 2 months. Large deposits may require additional sourcing of those funds. The documentation for the source of funds must be current within 30 days of underwriting.

For second liens originated concurrently with a first mortgage, a copy of the documentation used to verify the down payment and/or closing costs must be included in the file for the second mortgage.

Gifts

Gift funds are not permitted for:

               o    Investment property Loans

               o    Closed End Second Loans with Stated Income documentation

               o Remodeler Closed End Second Loans with Stated Income documentation

               o    HELOCs with Stated Income documentation

               o For Alt A and Reward, Loans with LTVs or CLTVs greater than 97%. This provision does not apply to Subprime Loans.

The following minimum down payment requirements apply to Alt A and Reward Loans. The provisions do not apply to Subprime Loans:

               o The Borrower must make a down payment of 5% from their own funds if the LTV or CLTV for the Loan is 80.01 to 95.00%.

               o The Borrower must make a down payment of 3% from their own funds if the LTV or CLTV for the Loan is 95.01 to 97.00%.

               o For Loans with LTVs and CLTVs less than or equal to 80%, the entire down payment may come from a gift.

Trade Equity

Trade equity, including IRS 1031 exchange, is not permitted for Subprime Loans.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------
Compensating Factors
--------------------------------------------------------------------------------

IndyMac Bank will consider compensating factors when making exceptions to underwriting guidelines. Such factors include, but are not limited to:

          o    Twelve or more months' of verified PITI reserves.

          o    A debt to income ratio of 40% or below.

          o    An LTV of 80% or below.

          o    A credit history reflecting:

                    o No more than one 30 day late payment on any consumer debt within the last 24 months.

                    o No unpaid liens, judgments, or collections within the last 24 months.

                    o    No late mortgage payments within the last 24 months.

                    o No foreclosure or bankruptcy action within the last 48 months.

          o    A decrease in the Borrower's housing payment of 15% or more

          o    The Borrower has owned the subject property 4 or more years

          o The Borrower has been employed with the same employer or in the same field for 4 years or more

All compensating factors must be clearly documented in the Loan file.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appraisal Requirements
--------------------------------------------------------------------------------

o For Subprime 1st mortgages with loan amounts less than or equal to $350,000, secured by SFRs, PUDs or condos, a Freddie Mac Form 2055, Summary Quantitative Analysis Appraisal Report with interior and exterior inspection, supporting the requested loan amount may be used in lieu of a full appraisal unless the conditions below exist. Photos of subject (front, rear and street scene) & comps, building sketch, calculation of living space, location map of subject & comps required.

     A Uniform Residential Appraisal Report or Individual Condominium Unit Appraisal Report, as applicable, is required if the property is either new construction, and has not yet been occupied as a residence, or is undergoing renovation or rehabilitation.

o In addition to other appraisal requirements specified in Section 2300 of the Lending Guide, Subprime loan amounts greater than $500,000 require a minimum of 5 comparables (comparables 4 and 5 may be pending sales or active listings). Appraisals that do not meet this requirement may require a field review or second appraisal. The requirement for an additional review or appraisal is at the discretion of IndyMac.
--------------------------------------------------------------------------------


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Addendum B - Subprime Guidelines
================================================================================

Maximum Loan Amount, LTV, CLTV & Cash Out

------------------------------------------------------------------------------------------------------------------
                                            First Mortgages (MR#37795)
------------------------------------------------------------------------------------------------------------------
                                          Primary Residence & Second Home
------------------------------------------------------------------------------------------------------------------
                                        SFRs, PUDs, Low Rise Condos, 2 Unit
------------------------------------------------------------------------------------------------------------------
                                       Purchase, No Cash Out & Cash Out Refi
------------------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent     Minimum
                 Mtg./Rent    Decision                                                Max. Cash
                 Pmts. In      Credit     Max. Loan                        Max.       Out for C/O   Max. Total Debt
Credit Level   Last 12 Mos.     Score      Amount      Max. LTV(1),(2)   CLTV(1),(2)     Refi       to Income Ratio
------------------------------------------------------------------------------------------------------------------
                                           Full/Alternate Documentation
------------------------------------------------------------------------------------------------------------------
                                680(3)   $  600,000(4)     100%            100%        $ 50,000          50%
                              ------------------------------------------------------------------------------------
                                         $  500,000        100%            100%        $ 50,000          50%
                                640(3)   -------------------------------------------------------------------------
                                         $1,000,000         80%            100%        $100,000          50%
                              ------------------------------------------------------------------------------------
                                         $  500,000         95%            100%        No Limit          50%
                                620(3)   -------------------------------------------------------------------------
                                         $1,000,000         75%            100%        $100,000          55%
                              ------------------------------------------------------------------------------------
                                         $  400,000        100%            100%        $ 50,000          50%
                                         -------------------------------------------------------------------------
                                600      $  750,000         85%            100%        $100,000          50%
                                         -------------------------------------------------------------------------
                                         $  750,000         75%            100%        $100,000          55%
                     0        ------------------------------------------------------------------------------------
                                         $  400,000         95%            100%        No Limit          50%
                                         -------------------------------------------------------------------------
                                580      $  650,000         90%            100%        $100,000          50%
                                         -------------------------------------------------------------------------
                                         $  650,000         75%            100%        $100,000          55%
                              ------------------------------------------------------------------------------------
                                550      $  500,000         90%            100%        No Limit          50%
                              ------------------------------------------------------------------------------------
                                         $  500,000         85%            100%        No Limit          50%
                                525      -------------------------------------------------------------------------
                                         $  500,000         75%            100%        No Limit          55%
                              ------------------------------------------------------------------------------------
     I+                                  $  400,000         80%            100%        No Limit          50%
                                500      -------------------------------------------------------------------------
                                         $  400,000         75%            100%        No Limit          55%
               ---------------------------------------------------------------------------------------------------
                                660      $  500,000        100%(5)         100%        $ 50,000          50%
                              ------------------------------------------------------------------------------------
                                640      $  500,000         95%            100%        No Limit          50%
                              ------------------------------------------------------------------------------------
                                620      $  400,000        100%(5)         100%        $ 50,000          50%
                              ------------------------------------------------------------------------------------
                                         $  400,000         95%            100%        No Limit          50%
                                         -------------------------------------------------------------------------
                                600      $  750,000         80%            100%        $100,000          50%
                                         -------------------------------------------------------------------------
                                         $  750,000         75%            100%        $100,000          55%
                              ------------------------------------------------------------------------------------
                     1                   $  650,000         85%            100%        $100,000          50%
                                580      -------------------------------------------------------------------------
                                         $  650,000         75%            100%        $100,000          55%
                              ------------------------------------------------------------------------------------
                                550      $  500,000         90%            100%        No Limit          50%
                              ------------------------------------------------------------------------------------
                                         $  500,000         85%            100%        No Limit          50%
                                525      -------------------------------------------------------------------------
                                         $  500,000         75%            100%        No Limit          55%
                              ------------------------------------------------------------------------------------
                                         $  400,000         80%            100%        No Limit          50%
                                500      -------------------------------------------------------------------------
                                         $  400,000         75%            100%        No Limit          55%
------------------------------------------------------------------------------------------------------------------

(1)  Second homes limited to 90% LTV/CLTV

(2)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(3)  Must be submitted for manual underwriting; limits not available in e-MITS

(4) Loan amounts greater than $500,000 with LTVs greater than 95% are available for purchase transactions only

(5)  Rolling 30 day lates are not permitted for LTVs greater than 95%


June 21, 2004 Version 2                                                  Page 18

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------------------------------
                                            First Mortgages (MR#37795)
----------------------------------------------------------------------------------------------------------------
                                          Primary Residence & Second Home
----------------------------------------------------------------------------------------------------------------
                                        SFRs, PUDs, Low Rise Condos, 2 Unit
----------------------------------------------------------------------------------------------------------------
                                       Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent     Minimum
                 Mtg./Rent    Decision                                               Max. Cash
                 Pmts. In      Credit    Max. Loan                       Max.       Out for C/O   Max. Total Debt
Credit Level   Last 12 Mos.     Score     Amount    Max. LTV(1),(2)   CLTV(1),(2)      Refi       to Income Ratio
----------------------------------------------------------------------------------------------------------------
                                               Limited Documentation
----------------------------------------------------------------------------------------------------------------
                                660(3)    $500,000        100%          100%         $ 50,000          50%
                              ----------------------------------------------------------------------------------
                                          $400,000        100%          100%         $ 50,000          50%
                                         -----------------------------------------------------------------------
                                620(3)    $750,000         85%          100%         $100,000          50%
                                         -----------------------------------------------------------------------
                                          $750,000         75%          100%         $100,000          55%
                              ----------------------------------------------------------------------------------
                                          $400,000         95%          100%         No Limit          50%
                                         -----------------------------------------------------------------------
                     0          600       $600,000         90%          100%         $100,000          50%
                                         -----------------------------------------------------------------------
                                          $600,000         75%          100%         $100,000          55%
                              ----------------------------------------------------------------------------------
                                550       $450,000         90%          100%         No Limit          50%
                              ----------------------------------------------------------------------------------
                                          $500,000         85%          100%         No Limit          50%
                                525      -----------------------------------------------------------------------
                                          $500,000         75%          100%         No Limit          55%
                              ----------------------------------------------------------------------------------
     I+                                   $400,000         80%          100%         No Limit          50%
                                500      -----------------------------------------------------------------------
                                          $400,000         75%          100%         No Limit          55%
               -------------------------------------------------------------------------------------------------
                                          $750,000         80%          100%         $100,000          50%
                                620      -----------------------------------------------------------------------
                                          $750,000         75%          100%         $100,000          55%
                              ----------------------------------------------------------------------------------
                                          $600,000         85%          100%         $100,000          50%
                                600      -----------------------------------------------------------------------
                                          $600,000         75%          100%         $100,000          55%
                              ----------------------------------------------------------------------------------
                     1          580       $450,000         90%          100%         No Limit          50%
                              ----------------------------------------------------------------------------------
                                          $500,000         85%          100%         No Limit          50%
                                525      -----------------------------------------------------------------------
                                          $500,000         75%          100%         No Limit          55%
                              ----------------------------------------------------------------------------------
                                          $400,000         80%          100%         No Limit          50%
                                500      -----------------------------------------------------------------------
                                          $400,000         75%          100%         No Limit          55%
----------------------------------------------------------------------------------------------------------------

(1)  Second homes limited to 90% LTV/CLTV.

(2)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(3)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 19

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------------------------------
                                            First Mortgages (MR#37795)
----------------------------------------------------------------------------------------------------------------
                                          Primary Residence & Second Home
----------------------------------------------------------------------------------------------------------------
                                        SFRs, PUDs, Low Rise Condos, 2 Unit
----------------------------------------------------------------------------------------------------------------
                                       Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent     Minimum
                 Mtg./Rent    Decision                                              Max. Cash
                 Pmts. In      Credit    Max. Loan                       Max.       Out for C/O   Max. Total Debt
Credit Level   Last 12 Mos.     Score     Amount    Max. LTV(1),(2)   CLTV(1),(2)      Refi       to Income Ratio
----------------------------------------------------------------------------------------------------------------
                                            Stated Income Documentation
----------------------------------------------------------------------------------------------------------------
                                680(3)    $500,000        100%           100%        $ 50,000         50%
                              ---------------------------------------------------------------------------------
                                          $400,000        100%           100%        $ 50,000         50%
                                         ----------------------------------------------------------------------
                                640(3)    $750,000         80%           100%        $100,000         50%
                                         ----------------------------------------------------------------------
                                          $750,000         75%           100%        $100,000         55%
                              ---------------------------------------------------------------------------------
                                          $400,000         95%           100%        No Limit         50%
                                         ----------------------------------------------------------------------
                                620(3)    $650,000         85%           100%        $100,000         50%
                                         ----------------------------------------------------------------------
                     0                    $650,000         75%           100%        $100,000         55%
                              ---------------------------------------------------------------------------------
                                580       $400,000         90%           100%        No Limit         50%
                              ---------------------------------------------------------------------------------
                                          $400,000         85%           100%        No Limit         50%
                                         ----------------------------------------------------------------------
                                525       $450,000         75%           100%        No Limit         55%
                                         ----------------------------------------------------------------------
     I+                                   $500,000         70%           100%        No Limit         55%
                              ---------------------------------------------------------------------------------
                                          $400,000         80%           100%        No Limit         50%
                                500      ----------------------------------------------------------------------
                                          $400,000         75%           100%        No Limit         55%
               ------------------------------------------------------------------------------------------------
                                          $400,000         90%           100%        No Limit         50%
                                         ----------------------------------------------------------------------
                                620       $650,000         80%           100%        $100,000         50%
                                         ----------------------------------------------------------------------
                                          $650,000         75%           100%        $100,000         55%
                              ---------------------------------------------------------------------------------
                                550       $400,000         85%           100%        No Limit         50%
                     1        ---------------------------------------------------------------------------------
                                          $400,000         80%           100%        No Limit         50%
                                         ----------------------------------------------------------------------
                                525       $450,000         75%           100%        No Limit         55%
                                         ----------------------------------------------------------------------
                                          $500,000         70%           100%        No Limit         55%
                              ---------------------------------------------------------------------------------
                                500       $400,000         75%           100%        No Limit         55%
---------------------------------------------------------------------------------------------------------------

(1)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(2)  Second homes limited to 90% LTV/CLTV

(3)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 20

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

--------------------------------------------------------------------------------------------------------------
                                  Primary Residence & Second Home (MR#37801)
--------------------------------------------------------------------------------------------------------------
                                          High Rise Condos, 3-4 Units
--------------------------------------------------------------------------------------------------------------
                                     Purchase, No Cash Out & Cash Out Refi
--------------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent                                                                          Max. Total
                 Mtg./Rent       Minimum                                               Max. Cash      Debt to
                 Pmts. In       Decision      Max. Loan       Max.          Max.       Out for C/O    Income
Credit Level   Last 12 Mos.   Credit Score     Amount     LTV(1),(2),(3)   CLTV(2),(3)     Refi        Ratio
--------------------------------------------------------------------------------------------------------------
                                         Full/Alternate Documentation
--------------------------------------------------------------------------------------------------------------
                                                              High Rise Condos
                              --------------------------------------------------------------------------------
                                 680(4)      $  600,000      100%           100%        $ 50,000        50%
                              --------------------------------------------------------------------------------
                                             $  500,000      100%           100%        $ 50,000        50%
                                 640(4)      -----------------------------------------------------------------
                                             $1,000,000       80%           100%        $100,000        50%
                              --------------------------------------------------------------------------------
                                             $  500,000       95%           100%        No Limit        50%
                                             -----------------------------------------------------------------
                                             $  650,000       90%           100%        $100,000        50%
                                 620(4)      -----------------------------------------------------------------
                                             $  750,000       85%           100%        $100,000        50%
                                             -----------------------------------------------------------------
                                             $1,000,000       75%           100%        $100,000        55%
                              --------------------------------------------------------------------------------
                                                                 3-4 Units
                              --------------------------------------------------------------------------------
                                 640(4)      $1,000,000       75%            95%        $100,000        55%
                              --------------------------------------------------------------------------------
                                             $  500,000       90%            95%        No Limit        50%
                                 620(4)      -----------------------------------------------------------------
                     0                       $1,000,000       70%            95%        $100,000        55%
                              --------------------------------------------------------------------------------
                                                         High Rise Condos, 3-4 Units
                              --------------------------------------------------------------------------------
                                             $  400,000      100%           100%        $ 50,000        50%
                                             -----------------------------------------------------------------
                                 600         $  750,000       80%            95%        $100,000        50%
                                             -----------------------------------------------------------------
                                             $  750,000       75%            95%        $100,000        55%
                              --------------------------------------------------------------------------------
                                             $  400,000       90%            95%        No Limit        50%
                                             -----------------------------------------------------------------
    I+                           580         $  650,000       85%            95%        $100,000        50%
                                             -----------------------------------------------------------------
                                             $  650,000       75%            95%        $100,000        55%
                              --------------------------------------------------------------------------------
                                 550         $  500,000       85%            95%        No Limit        50%
                              --------------------------------------------------------------------------------
                                             $  500,000       80%            95%        No Limit        50%
                                 525         -----------------------------------------------------------------
                                             $  500,000       75%            95%        No Limit        55%
                              --------------------------------------------------------------------------------
                                 500         $  400,000       75%            95%        No Limit        55%
               -----------------------------------------------------------------------------------------------
                                 660         $  500,000      100%(5)        100%        $ 50,000        50%
                              --------------------------------------------------------------------------------
                                 640         $  500,000       90%            95%        No Limit        50%
                              --------------------------------------------------------------------------------
                                 620         $  400,000      100%(5)        100%        $ 50,000        50%
                              --------------------------------------------------------------------------------
                                             $  400,000       90%            95%        No Limit        50%
                                 600         -----------------------------------------------------------------
                                             $  750,000       75%            95%        No Limit        55%
                              --------------------------------------------------------------------------------
                     1                       $  650,000       80%            95%        $100,000        50%
                                 580         -----------------------------------------------------------------
                                             $  650,000       75%            95%        $100,000        55%
                              --------------------------------------------------------------------------------
                                 550         $  500,000       85%            95%        No Limit        50%
                              --------------------------------------------------------------------------------
                                             $  500,000       80%            95%        No Limit        50%
                                 525         -----------------------------------------------------------------
                                             $  500,000       75%            95%        No Limit        55%
                              --------------------------------------------------------------------------------
                                 500         $  400,000       75%            95%        No Limit        55%
--------------------------------------------------------------------------------------------------------------

(1)  3-4 Units limited to 90% LTV

(2)  Second homes limited to 90% LTV/CLTV

(3)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(4)  Must be submitted for manual underwriting; limits not available in e-MITS

(5)  For LTVs greater than 95%, rolling 30 day lates are not permitted


June 21, 2004 Version 2                                                  Page 21

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

-------------------------------------------------------------------------------------------------------------
                                  Primary Residence & Second Home (MR#37801)
-------------------------------------------------------------------------------------------------------------
                                         High Rise Condos, 3-4 Units
-------------------------------------------------------------------------------------------------------------
                                    Purchase, No Cash Out & Cash Out Refi
-------------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent                                                                         Max. Total
                 Mtg./Rent       Minimum                                               Max. Cash     Debt to
                 Pmts. In       Decision     Max. Loan       Max.          Max.       Out for C/O    Income
Credit Level   Last 12 Mos.   Credit Score    Amount     LTV(1),(2),(3)  CLTV(2),(3)      Refi        Ratio
-------------------------------------------------------------------------------------------------------------
                                            Limited Documentation
-------------------------------------------------------------------------------------------------------------
                                                              High Rise Condos
                              -------------------------------------------------------------------------------
                                 660(4)       $500,000        100%          100%        $ 50,000       50%
                              -------------------------------------------------------------------------------
                                              $400,000        100%          100%        $ 50,000       50%
                                             ----------------------------------------------------------------
                                 620(4)       $750,000         85%          100%        $100,000       50%
                                             ----------------------------------------------------------------
                                              $750,000         75%          100%        $100,000       55%
                              -------------------------------------------------------------------------------
                                                                 3-4 Units
                              -------------------------------------------------------------------------------
                                              $750,000         80%           95%        $100,000       50%
                                 620(4)      ----------------------------------------------------------------
                                              $750,000         70%           95%        $100,000       55%
                     0        -------------------------------------------------------------------------------
                                                         High Rise Condos, 3-4 Units
                              -------------------------------------------------------------------------------
                                              $400,000         90%           95%        No Limit       50%
                                             ----------------------------------------------------------------
                                 600          $600,000         85%           95%        $100,000       50%
                                             ----------------------------------------------------------------
     I+                                       $600,000         75%           95%        $100,000       55%
                              -------------------------------------------------------------------------------
                                 550          $450,000         85%           95%        No Limit       50%
                              -------------------------------------------------------------------------------
                                              $500,000         80%           95%        No Limit       50%
                                 525         ----------------------------------------------------------------
                                              $500,000         75%           95%        No Limit       55%
                              -------------------------------------------------------------------------------
                                 500          $400,000         75%           95%        No Limit       55%
               ----------------------------------------------------------------------------------------------
                                 620          $750,000         75%           95%        $100,000       55%
                              -------------------------------------------------------------------------------
                                              $600,000         80%           95%        $100,000       50%
                                 600         ----------------------------------------------------------------
                                              $600,000         75%           95%        $100,000       55%
                              -------------------------------------------------------------------------------
                    1            580          $450,000         85%           95%        No Limit       50%
                              -------------------------------------------------------------------------------
                                              $500,000         80%           95%        No Limit       50%
                                 525         ----------------------------------------------------------------
                                              $500,000         75%           95%        No Limit       55%
                              -------------------------------------------------------------------------------
                                 500          $400,000         75%           95%        No Limit       55%
-------------------------------------------------------------------------------------------------------------

(1)  3-4 Units limited to 90% LTV

(2)  Second homes limited to 90% LTV/CLTV

(3)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(4)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 22

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------------------------
                                Primary Residence & Second Home (MR#37801)
----------------------------------------------------------------------------------------------------------
                                        3-4 Units, High Rise Condos
----------------------------------------------------------------------------------------------------------
                                   Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent                                                                      Max. Total
                 Mtg./Rent       Minimum                                           Max. Cash      Debt to
                 Pmts. In       Decision     Max. Loan      Max.        Max.      Out for C/O     Income
Credit Level   Last 12 Mos.   Credit Score    Amount     LTV(1),(2)   CLTV(1),(2)     Refi         Ratio
----------------------------------------------------------------------------------------------------------
                                        Stated Income Documentation
----------------------------------------------------------------------------------------------------------
                                                           High Rise Condos
                              ----------------------------------------------------------------------------
                                 680(3)       $500,000      100%        100%        $ 50,000        50%
                              ----------------------------------------------------------------------------
                                              $400,000      100%        100%        $ 50,000        50%
                                             -------------------------------------------------------------
                                 640(3)       $750,000       80%        100%        $100,000        50%
                                             -------------------------------------------------------------
                                              $750,000       75%        100%        $100,000        55%
                              ----------------------------------------------------------------------------
                                              $400,000       95%        100%        No Limit        50%
                                             -------------------------------------------------------------
                                 620(3)       $650,000       85%        100%        $100,000        50%
                                             -------------------------------------------------------------
                                              $650,000       75%        100%        $100,000        55%
                              ----------------------------------------------------------------------------
                                                               3-4 Units
                              ----------------------------------------------------------------------------
                     0           640(3)       $750,000       75%         95%        $100,000        55%
                              ----------------------------------------------------------------------------
                                              $400,000       90%         95%        No Limit        50%
                                             -------------------------------------------------------------
                                 620(3)       $650,000       80%         95%        $100,000        50%
                                             -------------------------------------------------------------
                                              $650,000       70%         95%        $100,000        55%
    I+                        ----------------------------------------------------------------------------
                                                      High Rise Condos, 3-4 Units
                              ----------------------------------------------------------------------------
                                 580          $400,000       85%         95%        No Limit        50%
                              ----------------------------------------------------------------------------
                                              $400,000       80%         95%        No Limit        50%
                                             -------------------------------------------------------------
                                 525          $450,000       70%         95%        No Limit        55%
                                             -------------------------------------------------------------
                                              $500,000       65%         95%        No Limit        55%
                              ----------------------------------------------------------------------------
                                 500          $400,000       75%         95%        No Limit        55%
               -------------------------------------------------------------------------------------------
                                              $400,000       85%         95%        No Limit        50%
                                 620         -------------------------------------------------------------
                                              $650,000       75%         95%        $100,000        55%
                              ----------------------------------------------------------------------------
                                 550          $400,000       80%         95%        No Limit        50%
                              ----------------------------------------------------------------------------
                     1                        $400,000       75%         95%        No Limit        55%
                                             -------------------------------------------------------------
                                 525          $450,000       70%         95%        No Limit        55%
                                             -------------------------------------------------------------
                                              $500,000       65%         95%        No Limit        55%
                              ----------------------------------------------------------------------------
                                 500          $400,000       70%         95%        No Limit        55%
----------------------------------------------------------------------------------------------------------

(1)  Second homes limited to 90% /LTV/CLTV

(2)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(3)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 23

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------
                                First Mortgages (MR#37802)
----------------------------------------------------------------------------------------
                             Primary Residence & Second Home
----------------------------------------------------------------------------------------
                           SFRs, PUDs, Low Rise Condos, 2 Units
----------------------------------------------------------------------------------------
                          Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------
                                                                              Max. Total
                  Minimum                                        Max. Cash      Debt to
                 Decision     Max. Loan    Max.       Max.      Out for C/O     Income
Credit Level   Credit Score     Amount    LTV(1)   CLTV(1),(2)      Refi         Ratio
----------------------------------------------------------------------------------------
                              Full/Alternate Documentation
----------------------------------------------------------------------------------------
                    620        $750,000     75%       100%        $100,000        55%
               -------------------------------------------------------------------------
                               $650,000     80%       100%        $100,000        50%
                    600       ----------------------------------------------------------
                               $650,000     75%       100%        $100,000        55%
               -------------------------------------------------------------------------
                    550        $500,000     90%       100%        No Limit        50%
      I        -------------------------------------------------------------------------
                               $500,000     85%       100%        No Limit        50%
                    525       ----------------------------------------------------------
                               $500,000     75%       100%        No Limit        55%
               -------------------------------------------------------------------------
                               $400,000     80%       100%        No Limit        50%
                    500       ----------------------------------------------------------
                               $400,000     75%       100%        No Limit        55%
----------------------------------------------------------------------------------------
                                  Limited Documentation
----------------------------------------------------------------------------------------
                    640        $700,000     75%       100%        $100,000        55%
               -------------------------------------------------------------------------
                               $600,000     80%       100%        $100,000        50%
                    620       ----------------------------------------------------------
                               $600,000     75%       100%        $100,000        55%
               -------------------------------------------------------------------------
                               $400,000     85%       100%        No Limit        50%
                              ----------------------------------------------------------
      I             525        $450,000     80%       100%        No Limit        50%
                              ----------------------------------------------------------
                               $500,000     75%       100%        No Limit        55%
               -------------------------------------------------------------------------
                               $400,000     80%       100%        No Limit        50%
                    500       ----------------------------------------------------------
                               $400,000     75%       100%        No Limit        55%
----------------------------------------------------------------------------------------
                               Stated Income Documentation
----------------------------------------------------------------------------------------
                    640        $650,000     75%       100%        $100,000        55%
               -------------------------------------------------------------------------
                               $400,000     80%       100%        No Limit        50%
                              ----------------------------------------------------------
      I             525        $450,000     70%       100%        No Limit        55%
                              ----------------------------------------------------------
                               $500,000     65%       100%        No Limit        55%
               -------------------------------------------------------------------------
                    500        $400,000     75%       100%        No Limit        55%
----------------------------------------------------------------------------------------

(1)  Loans with subordinate financing and CLTVs greater than 95% limited to 80%
     LTV

(2)  Second homes limited to 90% CLTV


June 21, 2004 Version 2                                                  Page 24

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

-----------------------------------------------------------------------------------
                             First Mortgages (MR#37803)
-----------------------------------------------------------------------------------
                           Primary Residence & Second Home
-----------------------------------------------------------------------------------
                             3-4 Units, High Rise Condos
-----------------------------------------------------------------------------------
                        Purchase, No Cash Out & Cash Out Refi
-----------------------------------------------------------------------------------
                                                                         Max. Total
                  Minimum                                   Max. Cash      Debt to
                 Decision     Max. Loan   Max.     Max.    Out for C/O     Income
Credit Level   Credit Score     Amount    LTV    CLTV(1)      Refi         Ratio
-----------------------------------------------------------------------------------
                            Full/Alternate Documentation
-----------------------------------------------------------------------------------
                    620        $750,000    70%     95%       $100,000       55%
               --------------------------------------------------------------------
                    600        $650,000    75%     95%       $100,000       55%
               --------------------------------------------------------------------
                    550        $500,000    85%     95%       No Limit       50%
      I        --------------------------------------------------------------------
                               $500,000    80%     95%       No Limit       50%
                    525       -----------------------------------------------------
                               $500,000    75%     95%       No Limit       55%
               --------------------------------------------------------------------
                    500        $400,000    75%     95%       No Limit       55%
-----------------------------------------------------------------------------------
                                Limited Documentation
-----------------------------------------------------------------------------------
                    640        $700,000    70%     95%       $100,000       55%
               --------------------------------------------------------------------
                    620        $600,000    75%     95%       $100,000       55%
               --------------------------------------------------------------------
                               $400,000    80%     95%       No Limit       50%
                              -----------------------------------------------------
      I             525        $450,000    75%     95%       No Limit       55%
                              -----------------------------------------------------
                               $500,000    70%     95%       No Limit       55%
               --------------------------------------------------------------------
                    500        $400,000    75%     95%       No Limit       55%
-----------------------------------------------------------------------------------
                             Stated Income Documentation
-----------------------------------------------------------------------------------
                    640        $650,000    70%     95%       $100,000       55%
               --------------------------------------------------------------------
                               $400,000    75%     95%       No Limit       55%
                              -----------------------------------------------------
      I             525        $450,000    65%     95%       No Limit       55%
                              -----------------------------------------------------
                               $500,000    60%     95%       No Limit       55%
               --------------------------------------------------------------------
                    500        $400,000    70%     95%       No Limit       55%
-----------------------------------------------------------------------------------

(1)  Second homes limited to 90% CLTV


June 21, 2004 Version 2                                                  Page 25

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------
                                     First Mortgages
----------------------------------------------------------------------------------------
                             Primary Residence & Second Home
----------------------------------------------------------------------------------------
                           SFRs, PUDs, Low Rise Condos, 2 Units
----------------------------------------------------------------------------------------
                          Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------
                                                                              Max. Total
                  Minimum                                        Max. Cash      Debt to
                 Decision     Max. Loan    Max.       Max.      Out for C/O     Income
Credit Level   Credit Score     Amount    LTV(1)   CLTV(1),(2)      Refi         Ratio
----------------------------------------------------------------------------------------
                               Full/Alternate Documentation
----------------------------------------------------------------------------------------
                               $600,000     80%       100%        $100,000       50%
                    620       ----------------------------------------------------------
                               $600,000     75%       100%        $100,000       55%
               -------------------------------------------------------------------------
                               $300,000     85%       100%        No Limit       50%
                              ----------------------------------------------------------
     II             525        $450,000     75%       100%        No Limit       55%
                              ----------------------------------------------------------
                               $500,000     70%       100%        No Limit       55%
               -------------------------------------------------------------------------
                               $400,000     80%       100%        No Limit       50%
                    500       ----------------------------------------------------------
                               $400,000     75%       100%        No Limit       55%
----------------------------------------------------------------------------------------
                                  Limited Documentation
----------------------------------------------------------------------------------------
                    525        $500,000     70%       100%        No Limit       55%
               -------------------------------------------------------------------------
     II                        $350,000     80%       100%        No Limit       50%
                    500       ----------------------------------------------------------
                               $400,000     75%       100%        No Limit       55%
----------------------------------------------------------------------------------------
                               Stated Income Documentation
----------------------------------------------------------------------------------------
                    525        $450,000     60%       100%        No Limit       55%
               -------------------------------------------------------------------------
                               $300,000     75%       100%        No Limit       55%
                              ----------------------------------------------------------
     II             500        $350,000     70%       100%        No Limit       55%
                              ----------------------------------------------------------
                               $400,000     65%       100%        No Limit       55%
----------------------------------------------------------------------------------------

(1) For Loans with subordinate financing and CLTVs greater than 95%, the maximum LTV is 80%

(2)  Second homes limited to 90% CLTV


June 21, 2004 Version 2                                                  Page 26

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

------------------------------------------------------------------------------------------------
                                         First Mortgages
------------------------------------------------------------------------------------------------
                                 Primary Residence & Second Home
------------------------------------------------------------------------------------------------
                                   3-4 Units, High Rise Condos
------------------------------------------------------------------------------------------------
                              Purchase, No Cash Out & Cash Out Refi
------------------------------------------------------------------------------------------------
                  Minimum                                                            Max. Total
                 Decision     Max. Loan                             Max. Cash Out     Debt to
Credit Level   Credit Score    Amount     Max. LTV   Max. CLTV(1)   for C/O Refi    Income Ratio
------------------------------------------------------------------------------------------------
                                  Full/Alternate Documentation
------------------------------------------------------------------------------------------------
                    620        $600,000      75%          95%         $100,000          55%
               ---------------------------------------------------------------------------------
                               $300,000      80%          95%         No Limit          50%
                              ------------------------------------------------------------------
     II             525        $450,000      70%          95%         No Limit          55%
                              ------------------------------------------------------------------
                               $500,000      65%          95%         No Limit          55%
               ---------------------------------------------------------------------------------
                    500        $400,000      75%          95%         No Limit          55%
------------------------------------------------------------------------------------------------
                                     Limited Documentation
------------------------------------------------------------------------------------------------
                    525        $500,000      65%          95%         No Limit          55%
               ---------------------------------------------------------------------------------
     II                        $350,000      75%          95%         No Limit          55%
                    500       ------------------------------------------------------------------
                               $400,000      70%          95%         No Limit          55%
------------------------------------------------------------------------------------------------
                                  Stated Income Documentation
------------------------------------------------------------------------------------------------
                    525        $450,000      55%          95%         No Limit          55%
               ---------------------------------------------------------------------------------
                               $300,000      70%          95%         No Limit          55%
     II                       ------------------------------------------------------------------
                    500        $350,000      65%          95%         No Limit          55%
                              ------------------------------------------------------------------
                               $400,000      60%          95%         No Limit          55%
------------------------------------------------------------------------------------------------

(1)  Second homes limited to 90% CLTV


June 21, 2004 Version 2                                                  Page 27

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                               Primary Residence & Second Home
---------------------------------------------------------------------------------------------
                             SFRs, PUDs, Low Rise Condos, 2 Units
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                 Minimum                                                          Max. Total
                 Decision     Max. Loan                          Max. Cash Out     Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV   for C/O Refi    Income Ratio
---------------------------------------------------------------------------------------------
                                 Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                    550        $300,000      80%         85%        No Limit          50%
               ------------------------------------------------------------------------------
                               $450,000      65%         85%        No Limit          55%
                    525       ---------------------------------------------------------------
     III                       $500,000      60%         85%        No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      75%         85%        No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      70%         85%        No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $450,000      65%         85%        No Limit          55%
                    525       ---------------------------------------------------------------
                               $500,000      60%         85%        No Limit          55%
     III       ------------------------------------------------------------------------------
                               $350,000      75%         85%        No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      70%         85%        No Limit          55%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
                               $250,000      70%         85%        No Limit          55%
                              ---------------------------------------------------------------
                               $300,000      65%         85%        No Limit          55%
     III            500       ---------------------------------------------------------------
                               $350,000      60%         85%        No Limit          55%
                              ---------------------------------------------------------------
                               $400,000      55%         85%        No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 28

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                               Primary Residence & Second Home
---------------------------------------------------------------------------------------------
                                 3-4 Units, High Rise Condos
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum                                                         Max. Total
                 Decision     Max. Loan                          Max. Cash Out      Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV   for C/O Refi    Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                    550        $300,000      75%         80%        No Limit          55%
               ------------------------------------------------------------------------------
                               $450,000      60%         80%        No Limit          55%
                    525       ---------------------------------------------------------------
     III                       $500,000      55%         80%        No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      70%         80%        No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      65%         80%        No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $450,000      60%         80%        No Limit          55%
                    525       ---------------------------------------------------------------
                               $500,000      55%         80%        No Limit          55%
     III       ------------------------------------------------------------------------------
                               $350,000      70%         80%        No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      65%         80%        No Limit          55%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
                               $250,000      65%         80%        No Limit          55%
                              ---------------------------------------------------------------
                               $300,000      60%         80%        No Limit          55%
     III            500       ---------------------------------------------------------------
                               $350,000      55%         80%        No Limit          55%
                              ---------------------------------------------------------------
                               $400,000      50%         80%        No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 29

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                              Primary Residence & Second Homes
---------------------------------------------------------------------------------------------
                            SFRs, PUDs, Low Rise Condos, 2 Units
---------------------------------------------------------------------------------------------
                           Purchase & No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum                                                         Max. Total
                 Decision     Max. Loan                          Max. Cash Out      Debt to
Credit Level   Credit Score    Amount     Max. LTV   Max. CLTV   for C/O Refi    Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                    525        $450,000      55%         80%        No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      70%         80%        No Limit          50%
      IV                      ---------------------------------------------------------------
                    500        $350,000      65%         80%        No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      60%         80%        No Limit          50%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                    525        $450,000      55%         80%        No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      70%         80%        No Limit          50%
      IV                      ---------------------------------------------------------------
                    500        $350,000      65%         80%        No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      60%         80%        No Limit          50%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
      IV            500        $250,000      55%         80%        No Limit          50%
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                              Primary Residence & Second Homes
---------------------------------------------------------------------------------------------
                                 3-4 Units, High Rise Condos
---------------------------------------------------------------------------------------------
                           Purchase & No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum                                                         Max. Total
                 Decision     Max. Loan                          Max. Cash Out      Debt to
Credit Level   Credit Score    Amount     Max. LTV   Max. CLTV   for C/O Refi    Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                    525        $450,000      50%         75%        No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      65%         75%        No Limit          50%
      IV                      ---------------------------------------------------------------
                    500        $350,000      60%         75%        No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      55%         75%        No Limit          50%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                    525        $450,000      50%         75%        No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      65%         75%        No Limit          50%
      IV                      ---------------------------------------------------------------
                    500        $350,000      60%         75%        No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      55%         75%        No Limit          50%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
      IV            500        $250,000      50%         75%        No Limit          50%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 30

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------------------------
                                              First Mortgages
----------------------------------------------------------------------------------------------------------
                                           Investment Properties
----------------------------------------------------------------------------------------------------------
                                   SFRs, PUDs, Low Rise Condos, 2 Units
----------------------------------------------------------------------------------------------------------
                                   Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent
                 Mtg./Rent       Minimum                                         Max. Cash    Max. Debt to
                 Pmts. In       Decision     Max. Loan                          Out for C/O      Income
Credit Level   Last 12 Mos.   Credit Score    Amount     Max. LTV   Max. CLTV      Refi           Ratio
----------------------------------------------------------------------------------------------------------
                                       Full/Alternate Documentation
----------------------------------------------------------------------------------------------------------
                                              $400,000      90%        95%        No Limit         50%
                                 620(1)   ----------------------------------------------------------------
                                              $500,000      85%        95%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 580          $400,000      85%        90%        No Limit         50%
                     0     -------------------------------------------------------------------------------
                                 550          $500,000      80%        90%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 525          $500,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      70%        90%        No Limit         55%
               -------------------------------------------------------------------------------------------
     I+                                       $400,000      90%        95%        No Limit         50%
                                          ----------------------------------------------------------------
                                 620          $500,000      85%        95%        No Limit         50%
                                          ----------------------------------------------------------------
                                              $500,000      75%        95%        No Limit         55%
                           -------------------------------------------------------------------------------
                     1           600          $400,000      85%        90%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 550          $500,000      80%        90%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 525          $500,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      70%        90%        No Limit         55%
----------------------------------------------------------------------------------------------------------
                                           Limited Documentation
----------------------------------------------------------------------------------------------------------
                                              $400,000      90%        95%        No Limit         50%
                                 620(1)   ----------------------------------------------------------------
                                              $500,000      80%        95%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 600          $400,000      85%        90%        No Limit         50%
                     0     -------------------------------------------------------------------------------
                                 550          $450,000      80%        90%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 525          $500,000      75%        90%        No Limit         55%
     I+                    -------------------------------------------------------------------------------
                                 500          $400,000      70%        90%        No Limit         55%
               -------------------------------------------------------------------------------------------
                                 620          $450,000      85%        95%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 580          $450,000      80%        90%        No Limit         50%
                     1     -------------------------------------------------------------------------------
                                 525          $500,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      70%        90%        No Limit         55%
----------------------------------------------------------------------------------------------------------
                                        Stated Income Documentation
----------------------------------------------------------------------------------------------------------
                                              $400,000      90%        95%        No Limit         50%
                                          ----------------------------------------------------------------
                                 620(1)       $500,000      80%        95%        No Limit         50%
                                          ----------------------------------------------------------------
                                              $500,000      75%        95%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 580          $400,000      80%        90%        No Limit         50%
                     0     -------------------------------------------------------------------------------
                                              $400,000      75%        90%        No Limit         55%
                                          ----------------------------------------------------------------
                                 525          $450,000      65%        90%        No Limit         55%
                                          ----------------------------------------------------------------
                                              $500,000      60%        90%        No Limit         55%
     I+                    -------------------------------------------------------------------------------
                                 500          $400,000      70%        90%        No Limit         55%
               -------------------------------------------------------------------------------------------
                                 620          $400,000      85%        95%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 550          $400,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                                              $400,000      70%        90%        No Limit         55%
                     1                    ----------------------------------------------------------------
                                 525          $450,000      65%        90%        No Limit         55%
                                          ----------------------------------------------------------------
                                              $500,000      60%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      65%        90%        No Limit         55%
----------------------------------------------------------------------------------------------------------

(1)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 31

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------------------------
                                              First Mortgages
----------------------------------------------------------------------------------------------------------
                                           Investment Properties
----------------------------------------------------------------------------------------------------------
                                        3-4 Units, High Rise Condos
----------------------------------------------------------------------------------------------------------
                                   Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent
                 Mtg./Rent       Minimum                                         Max. Cash    Max. Debt to
                 Pmts. In       Decision     Max. Loan                          Out for C/O      Income
Credit Level   Last 12 Mos.   Credit Score    Amount     Max. LTV   Max. CLTV      Refi           Ratio
----------------------------------------------------------------------------------------------------------
                                       Full/Alternate Documentation
----------------------------------------------------------------------------------------------------------
                                              $400,000      85%        90%        No Limit         50%
                                          ----------------------------------------------------------------
                                 620(1)       $500,000      80%        90%        No Limit         50%
                                          ----------------------------------------------------------------
                                              $500,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                     0           580          $400,000      80%        85%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 550          $500,000      75%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 525          $500,000      70%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      65%        85%        No Limit         55%
     I+        -------------------------------------------------------------------------------------------
                                              $400,000      85%        90%        No Limit         50%
                                          ----------------------------------------------------------------
                                 620          $500,000      80%        90%        No Limit         50%
                                          ----------------------------------------------------------------
                                              $500,000      70%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                     1           600          $400,000      80%        85%        No Limit         50%
                           -------------------------------------------------------------------------------
                                 550          $500,000      75%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 525          $500,000      70%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      65%        85%        No Limit         55%
----------------------------------------------------------------------------------------------------------
                                           Limited Documentation
----------------------------------------------------------------------------------------------------------
                                              $400,000      85%        90%        No Limit         50%
                                 620(1)   ----------------------------------------------------------------
                                              $500,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 600          $400,000      80%        85%        No Limit         50%
                     0     -------------------------------------------------------------------------------
                                 550          $450,000      75%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 525          $500,000      70%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
     I+                          500          $400,000      65%        85%        No Limit         55%
               -------------------------------------------------------------------------------------------
                                              $450,000      80%        90%        No Limit         50%
                                 620      ----------------------------------------------------------------
                                              $450,000      75%        90%        No Limit         55%
                           -------------------------------------------------------------------------------
                     1           580          $450,000      75%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 525          $500,000      70%        85%        No Limit         55%
                           -------------------------------------------------------------------------------
                                 500          $400,000      65%        85%        No Limit         55%
----------------------------------------------------------------------------------------------------------

(1)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 32

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

----------------------------------------------------------------------------------------------------------
                                              First Mortgages
----------------------------------------------------------------------------------------------------------
                                           Investment Properties
----------------------------------------------------------------------------------------------------------
                                        3-4 Units, High Rise Condos
----------------------------------------------------------------------------------------------------------
                                   Purchase, No Cash Out & Cash Out Refi
----------------------------------------------------------------------------------------------------------
                Max. 30 Day
                Delinquent
                 Mtg./Rent       Minimum                                         Max. Cash    Max. Debt to
                 Pmts. In       Decision     Max. Loan                          Out for C/O      Income
Credit Level   Last 12 Mos.   Credit Score    Amount     Max. LTV   Max. CLTV      Refi           Ratio
----------------------------------------------------------------------------------------------------------
                                        Stated Income Documentation
----------------------------------------------------------------------------------------------------------
                                              $400,000      85%        90%        No Limit        50%
                                   620(1)    -------------------------------------------------------------
                                              $500,000      75%        90%        No Limit        55%
                              ----------------------------------------------------------------------------
                                   580        $400,000      75%        85%        No Limit        55%
                              ----------------------------------------------------------------------------
                     0                        $400,000      70%        85%        No Limit        55%
                                             -------------------------------------------------------------
                                   525        $450,000      60%        85%        No Limit        55%
                                             -------------------------------------------------------------
                                              $500,000      55%        85%        No Limit        55%
                              ----------------------------------------------------------------------------
                                   500        $400,000      65%        85%        No Limit        55%
     I+        -------------------------------------------------------------------------------------------
                                              $400,000      80%        90%        No Limit        50%
                                   620       -------------------------------------------------------------
                                              $400,000      75%        90%        No Limit        55%
                              ----------------------------------------------------------------------------
                                   550        $400,000      70%        85%        No Limit        55%
                              ----------------------------------------------------------------------------
                     1                        $400,000      65%        85%        No Limit        55%
                                             -------------------------------------------------------------
                                   525        $450,000      60%        85%        No Limit        55%
                                             -------------------------------------------------------------
                                              $500,000      55%        85%        No Limit        55%
                              ----------------------------------------------------------------------------
                                   500        $400,000      60%        85%        No Limit        55%
----------------------------------------------------------------------------------------------------------

(1)  Must be submitted for manual underwriting; limits not available in e-MITS


June 21, 2004 Version 2                                                  Page 33

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                             SFRs, PUDs, Low Rise Condos, 2 Units
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                 Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $500,000      85%        95%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $500,000      75%        95%         No Limit          55%
               ------------------------------------------------------------------------------
      I             550        $500,000      80%        90%         No Limit          50%
               ------------------------------------------------------------------------------
                    525        $500,000      75%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      70%        90%         No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $400,000      80%        95%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $400,000      75%        95%         No Limit          55%
               ------------------------------------------------------------------------------
                               $400,000      75%        90%         No Limit          55%
                              ---------------------------------------------------------------
      I             525        $450,000      70%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      65%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      70%        90%         No Limit          55%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
                               $400,000      75%        95%         No Limit          55%
                              ---------------------------------------------------------------
                    620        $450,000      65%        95%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      60%        95%         No Limit          55%
               ------------------------------------------------------------------------------
      I                        $400,000      70%        90%         No Limit          55%
                              ---------------------------------------------------------------
                    525        $450,000      60%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      55%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      65%        90%         No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 34

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                                 3-4 Units, High Rise Condos
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                 Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $500,000      80%        90%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $500,000      75%        90%         No Limit          55%
               ------------------------------------------------------------------------------
      I             550        $500,000      75%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                    525        $500,000      70%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      65%        85%         No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $400,000      75%        90%         No Limit          55%
                    620       ---------------------------------------------------------------
                               $500,000      70%        90%         $100,000          55%
               ------------------------------------------------------------------------------
                               $400,000      70%        85%         No Limit          55%
      I                       ---------------------------------------------------------------
                    525        $450,000      65%        85%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      60%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      65%        85%         No Limit          55%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
                               $400,000      70%        90%         No Limit          55%
                              ---------------------------------------------------------------
                    620        $450,000      60%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      55%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                               $400,000      65%        85%         No Limit          55%
                              ---------------------------------------------------------------
      I             525        $450,000      55%        85%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      50%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      60%        85%         No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 35

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                             SFRs, PUDs, Low Rise Condos, 2 Units
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                 Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $300,000      80%        95%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $300,000      75%        95%         No Limit          55%
               ------------------------------------------------------------------------------
                               $300,000      75%        90%         No Limit          55%
     II                       ---------------------------------------------------------------
                    525        $450,000      65%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      60%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      70%        90%         No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $350,000      75%        95%         No Limit          55%
                              ---------------------------------------------------------------
                    620        $400,000      70%        95%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      65%        95%         No Limit          55%
     II        ------------------------------------------------------------------------------
                    525        $500,000      60%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      70%        90%         No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      65%        90%         No Limit          55%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
                               $300,000      70%        95%         No Limit          55%
                              ---------------------------------------------------------------
                               $350,000      65%        95%         No Limit          55%
                    620       ---------------------------------------------------------------
                               $400,000      60%        95%         No Limit          55%
                              ---------------------------------------------------------------
                               $450,000      55%        95%         No Limit          55%
     II        ------------------------------------------------------------------------------
                    525        $450,000      50%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                               $300,000      65%        90%         No Limit          55%
                              ---------------------------------------------------------------
                    500        $350,000      60%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $400,000      55%        90%         No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 36

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                                 3-4 Units, High Rise Condos
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                 Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                    620        $300,000      75%        90%         No Limit          55%
               ------------------------------------------------------------------------------
                               $300,000      70%        85%         No Limit          55%
                              ---------------------------------------------------------------
     II             525        $450,000      60%        85%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      55%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                    500        $400,000      65%        85%         No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $350,000      70%        90%         No Limit          55%
                              ---------------------------------------------------------------
                    620        $400,000      65%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      60%        90%         No Limit          55%
     II        ------------------------------------------------------------------------------
                    525        $500,000      55%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      65%        85%         No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      60%        85%         No Limit          55%
---------------------------------------------------------------------------------------------
                                 Stated Income Documentation
---------------------------------------------------------------------------------------------
                               $300,000      65%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $350,000      60%        90%         No Limit          55%
                    620       ---------------------------------------------------------------
                               $400,000      55%        90%         No Limit          55%
                              ---------------------------------------------------------------
                               $450,000      50%        90%         No Limit          55%
     II        ------------------------------------------------------------------------------
                    525        $450,000      45%        85%         No Limit          55%
               ------------------------------------------------------------------------------
                               $300,000      60%        85%         No Limit          55%
                              ---------------------------------------------------------------
                    500        $350,000      55%        85%         No Limit          55%
                              ---------------------------------------------------------------
                               $400,000      50%        85%         No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 37

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                             SFRs, PUDs, Low Rise Condos, 2 Units
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $300,000      75%        80%         No Limit          55%
                              ---------------------------------------------------------------
                               $350,000      70%        80%         No Limit          55%
                              ---------------------------------------------------------------
                    620        $400,000      65%        80%         No Limit          55%
                              ---------------------------------------------------------------
                               $450,000      60%        80%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      55%        80%         No Limit          55%
     III       ------------------------------------------------------------------------------
                    550        $300,000      70%        75%         No Limit          55%
               ------------------------------------------------------------------------------
                               $450,000      55%        75%         No Limit          55%
                    525       ---------------------------------------------------------------
                               $500,000      50%        75%         No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      65%        75%         No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      60%        75%         No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $350,000      70%        80%         No Limit          55%
                              ---------------------------------------------------------------
                               $400,000      65%        80%         No Limit          55%
                    620       ---------------------------------------------------------------
                               $450,000      60%        80%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      55%        80%         No Limit          55%
     III       ------------------------------------------------------------------------------
                               $450,000      55%        75%         No Limit          55%
                    525       ---------------------------------------------------------------
                               $500,000      50%        75%         No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      65%        75%         No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      60%        75%         No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 38

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                                 3-4 Units, High Rise Condos
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $300,000      70%        75%         No Limit          55%
                              ---------------------------------------------------------------
                               $350,000      65%        75%         No Limit          55%
                              ---------------------------------------------------------------
                    620        $400,000      60%        75%         No Limit          55%
                              ---------------------------------------------------------------
                               $450,000      55%        75%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      50%        75%         No Limit          55%
               ------------------------------------------------------------------------------
     III            550        $300,000      65%        70%         No Limit          55%
               ------------------------------------------------------------------------------
                               $450,000      50%        70%         No Limit          55%
                    525       ---------------------------------------------------------------
                               $500,000      45%        70%         No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      60%        70%         No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      55%        70%         No Limit          55%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $350,000      65%        75%         No Limit          55%
                              ---------------------------------------------------------------
                               $400,000      60%        75%         No Limit          55%
                    620       ---------------------------------------------------------------
                               $450,000      55%        75%         No Limit          55%
                              ---------------------------------------------------------------
                               $500,000      50%        75%         No Limit          55%
     III       ------------------------------------------------------------------------------
                               $450,000      50%        70%         No Limit          55%
                    525       ---------------------------------------------------------------
                               $500,000      45%        70%         No Limit          55%
               ------------------------------------------------------------------------------
                               $350,000      60%        70%         No Limit          55%
                    500       ---------------------------------------------------------------
                               $400,000      55%        70%         No Limit          55%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 39

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                            SFRs, PUDs, Low Rise Condos, 2 Units
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $300,000      65%        75%         No Limit          50%
                              ---------------------------------------------------------------
                               $350,000      60%        75%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $400,000      55%        75%         No Limit          50%
                              ---------------------------------------------------------------
                               $450,000      50%        75%         No Limit          50%
     IV        ------------------------------------------------------------------------------
                    525        $450,000      45%        70%         No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      60%        70%         No Limit          50%
                              ---------------------------------------------------------------
                    500        $350,000      55%        70%         No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      50%        70%         No Limit          50%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $300,000      65%        75%         No Limit          50%
                              ---------------------------------------------------------------
                               $350,000      60%        75%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $400,000      55%        75%         No Limit          50%
                              ---------------------------------------------------------------
                               $450,000      50%        75%         No Limit          50%
     IV        ------------------------------------------------------------------------------
                    525        $450,000      45%        70%         No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      60%        70%         No Limit          50%
                              ---------------------------------------------------------------
                    500        $350,000      55%        70%         No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      50%        70%         No Limit          50%
---------------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 40

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

---------------------------------------------------------------------------------------------
                                       First Mortgages
---------------------------------------------------------------------------------------------
                                    Investment Properties
---------------------------------------------------------------------------------------------
                                 3-4 Units, High Rise Condos
---------------------------------------------------------------------------------------------
                            Purchase, No Cash Out & Cash Out Refi
---------------------------------------------------------------------------------------------
                  Minimum
                 Decision     Max. Loan                          Max. Cash Out   Max. Debt to
Credit Level   Credit Score     Amount    Max. LTV   Max. CLTV    for C/O Refi   Income Ratio
---------------------------------------------------------------------------------------------
                                Full/Alternate Documentation
---------------------------------------------------------------------------------------------
                               $300,000      60%        70%         No Limit          50%
                              ---------------------------------------------------------------
                               $350,000      55%        70%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $400,000      50%        70%         No Limit          50%
                              ---------------------------------------------------------------
                               $450,000      45%        70%         No Limit          50%
     IV        ------------------------------------------------------------------------------
                    525        $450,000      40%        65%         No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      55%        65%         No Limit          50%
                              ---------------------------------------------------------------
                    500        $350,000      50%        65%         No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      45%        65%         No Limit          50%
---------------------------------------------------------------------------------------------
                                    Limited Documentation
---------------------------------------------------------------------------------------------
                               $300,000      60%        70%         No Limit          50%
                              ---------------------------------------------------------------
                               $350,000      55%        70%         No Limit          50%
                    620       ---------------------------------------------------------------
                               $400,000      50%        70%         No Limit          50%
                              ---------------------------------------------------------------
                               $450,000      45%        70%         No Limit          50%
     IV        ------------------------------------------------------------------------------
                    525        $450,000      40%        65%         No Limit          50%
               ------------------------------------------------------------------------------
                               $300,000      55%        65%         No Limit          50%
                              ---------------------------------------------------------------
                    500        $350,000      50%        65%         No Limit          50%
                              ---------------------------------------------------------------
                               $400,000      45%        65%         No Limit          50%
---------------------------------------------------------------------------------------------

                                                          Continued on next page


June 21, 2004 Version 2                                                  Page 41

================================================================================
Lending Guide
Addendum B - Subprime Guidelines
================================================================================

Subprime, continued

-----------------------------------------------------------------------------------------
                                     Closed End Seconds
-----------------------------------------------------------------------------------------
                                      Primary Residence
-----------------------------------------------------------------------------------------
                                 SFRs, PUDs, Low Rise Condos
-----------------------------------------------------------------------------------------
                                Full/Alternate Documentation
-----------------------------------------------------------------------------------------
                   Maximum Number 30
Minimum Decision   Day Mortgage Lates                                  Max. Total Debt to
  Credit Score       w/in 12 Months     Max. Loan Amount   Max. CLTV      Income Ratio
-----------------------------------------------------------------------------------------
                                            $100,000          100%             50%
                                        -------------------------------------------------
                                            $125,000           95%             50%
       600                  1           -------------------------------------------------
                                            $125,000           90%             50%
                                        -------------------------------------------------
                                            $175,000           80%             50%
-----------------------------------------------------------------------------------------
       580                  0               $100,000          100%             50%
-----------------------------------------------------------------------------------------
                                            $100,000           95%             45%
                                        -------------------------------------------------
       575                  2               $125,000           90%             50%
                                        -------------------------------------------------
                                            $125,000           80%             55%
-----------------------------------------------------------------------------------------
                                  Limited Documentation
-----------------------------------------------------------------------------------------
       600                  1               $100,000           80%             55%
-----------------------------------------------------------------------------------------


June 21, 2004 Version 2                                                  Page 42

                                 EXHIBIT II

                            OFFERING DOCUMENTATION



(This exhibit is provided for informational purposes only. All information provided in this exhibit has been superseded by the information provided in the text of the Prospectus Supplement, dated September 27, 2004.)


Exhibit II-1

--------------------------------------------------------------------------------

                                 IndyMac 2004-B

                               Bloomberg Roadshow


                                                     Raise your expectations.'r'

                                                             [IndyMac Bank LOGO]

                                                             www.indymacbank.com

--------------------------------------------------------------------------------

IndyMac's Disclaimer
================================================================================

Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the integration of Financial Freedom into the operations of IndyMac; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.

While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Table of Contents
================================================================================

Section                                                                     Page
-------                                                                     ----
Corporate Overview                                                            4

Securitization Platform                                                       8

Transaction Summary                                                          17

Performance Availability: Setting The Industry Standard                      22

Appendix I: Changes Since 2000                                               26

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

================================================================================

I.   Corporate Overview

[IndyMac Bancorp, Inc. LOGO]

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Corporate Update
Ratings and Organization
================================================================================

--------------------------------------------------------------------------------
                         Corporate and Servicer Ratings
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       Fitch     S&P     Moody's
--------------------------------------------------------------------------------
IndyMac Bancorp                                         BBB-     BBB-       NA
--------------------------------------------------------------------------------
IndyMac Bank Servicer                                   RPS2    ABOVE       NA
                                                               AVERAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Organization Structure
--------------------------------------------------------------------------------

o    Mike Perry - CEO

o    John Olinski - Head of Overall Secondary Effort

o    Andy Sciandra - Head of Trading and Settlement

o    Robert Fong - Subprime Secondary Trader

o    Jim Sherriffs - Alt-A (Fixed) Secondary Trader

o    Dan Kammer - Alt-A (ARM) Secondary Trader

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Corporate Update
Introduction
================================================================================

o IndyMac Bancorp, Inc. is the holding company for IndyMac Bank'r', a leading technology-based mortgage bank with proprietary, award-winning systems to facilitate, among other things, automated underwriting and risk-based pricing on a nationwide basis via the Web

o IndyMac's mortgage banking group offers multi-channel distribution of its mortgage products and services through a nationwide branch network of mortgage brokers, mortgage bankers, community financial institutions, realtors and homebuilders

o The consumer banking group also offers mortgage products and services directly to consumers through the Internet, telephone and its Southern California branch structure

o IndyMac Bank also offers a wide array of Web-enhanced banking services, including deposits and home equity lines of credit, in addition to its core mortgage products and services and provides commercial loans to homebuilders for the purpose of constructing new single-family residences

o Under its current management team, IndyMac's total return to shareholders for the period 1993 to present has outperformed the comparable returns for the S&P 500 and Dow Jones Industrial Average for the same period

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Corporate Update
History & Highlights - A Timeline Perspective
================================================================================

--------------------------------------------------------------------------------
                                Corporate History
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Countrywide Founds Passive Mortgage REIT

          o    Investment in Countrywide mortgages

          o    95% of earnings paid to shareholders
1985
          o    Exempt from federal and state income taxes

          o    Countrywide Asset Mgmt as asset manager

          Transformation into Active Mortgage REIT

          o    Operating management put in place

1993      o    Few loans now bought from CCR

          o    Correspondent Conduit Group formed

          Termination of Asset Management Agreement with Countrywide

          o    Buy out fee of $76 million in IndyMac stock
1997
          o In 2000 all of the IndyMac common stock held by CCR reacquired in a bulk purchase

          Termination of REIT Status and Transformation into a Bank

          o    Converted to a fully taxable entity

2000      o    Acquisition of SGV Bancorp, Inc

          o    Renamed as IndyMac Bank, F.S.B.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Corporate Highlights
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o    OTS-regulated effective July 1, 2000

o    Largest Thrift in Los Angeles and 10th largest nationwide (based on assets)

o    17th largest mortgage originator (Q1 04 National Mortgage News survey)

o    Top rated servicer with both Fannie Mae and Freddie Mac

o    Member of S&P 400 Mid Cap & Russell 1000 indices

o    #1 Website for mortgage origination by Gomez rating service

o    BW Web 20 Index
--------------------------------------------------------------------------------

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

================================================================================

II.  Securitization Platform

[IndyMac Bancorp, Inc. LOGO]

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Securitization Platform
History & Highlights - A Timeline Perspective
================================================================================

--------------------------------------------------------------------------------
                       RFP Order and Origination Amounts
--------------------------------------------------------------------------------

1. Subprime:                             $500MM per quarter
2. 2nd Liens:                            $100MM per quarter
3. Alt-A (ARM):                          $1B per quarter
4. Alt-A (Fixed):                        $1B per quarter
5. Alt-A (12mat):                        $1B per quarter
6. Reverse Mortgages, HELOCs, NPAs etc.

--------------------------------------------------------------------------------
                             IndyMac's Deal Shelves
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Name    Collateral Type        # of Deals per Yr (avg)   Total   Originations ($)
-----------------------------------------------------------------------------------
RAST    Alt-A (fixed & arm)    12 (began in '96)           96    $2B per quarter
-----------------------------------------------------------------------------------
INHEL   Subprime               2 (began in '98)            13    $500MM per quarter
-----------------------------------------------------------------------------------
IMNIM   NIMs                   2 (began in '00)            8     $1B per quarter
-----------------------------------------------------------------------------------
INDX    12-MAT                 4 (began in '04)            4     $1B per quarter
-----------------------------------------------------------------------------------
INDYL   Lot Loans              1 (began in '02)            3     N/A
-----------------------------------------------------------------------------------
INARM   Jumbo/Conforming       2 (none since '01)          2     N/A
-----------------------------------------------------------------------------------
INDMH   Manufactured Housing   2 (none since '98)          4     N/A
-----------------------------------------------------------------------------------

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
History & Highlights Volume Breakdown
================================================================================

--------------------------------------------------------------------------------
                            Securitization Highlights
--------------------------------------------------------------------------------

o Securitization program initiates in 1993 under the CWMBS shelf. Currently RAST shelf

o 147 Alt A securities issued totaling $44 billion and 14 Subprime totaling $5.2 billion

o    Alt A securitizations

     o    121 FRM transactions - $36.4 billion

     o    Called 84 FRM deals as of July 25, 2004

     o    26 ARM transactions - $7.1 billion

     o    Called 2 ARM deals as of July 25, 2004

o    Subprime securitizations

o    First subprime securitization in 1996

o    Securitized under IndyMac ABS shelf

o    14 transactions - $5.24 billion

o    4 SPMD transactions have been called

o    Lot Loan securitizations

     o    3 transactions - $0.47 billion

o    Index ARM securitizations

     o    4 transactions - $2.8 billion

--------------------------------------------------------------------------------
                             Securitization Volume
--------------------------------------------------------------------------------

                            Securitization Breakdown

                              [PERFORMANCE GRAPH]

Subprime   Lot loan   Index arm   Alt a
--------   --------   ---------   -----
   10%        1%          5%       84%

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
Outline of Different Shelves
================================================================================

  -----            -----            -----        ----
  INDYL            INARM            INDMH        INDX
  -----            -----            -----        ----
---------    ----------------   ------------    ------
Lot Loans    Jumbo/Conforming   Manufactured    12-MAT
                                   Housing
---------    ----------------   ------------    ------

                     [IndyMac Bank LOGO]


      ----         -----                                      -----
      RAST         INHEL                                      IMNIM
      ----         -----                                      -----
  -----------    -----------------------------------------    ----
     Alt-A       Subprime   The 2004-B transaction will be    NIMs
  (Fix & ARM)                 the second deal for IndyMac
                               off this shelf this year.
  -----------    -----------------------------------------    ----


[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
A Growing Presence
================================================================================

--------------------------------------------------------------------------------
             Poised for Extensive Growth in the Securitization Arena
--------------------------------------------------------------------------------

o    IndyMac Bank is developing a long-term subprime securitization platform.

o IndyMac Bank is experiencing considerable growth in its subprime operations. In the first quarter of 2003, subprime fundings totaled $228 million but increased 49% to $340 million in the first quarter of 2004.

o    As a result, IndyMac is clearly on path to surpass $1.1 billion in 2004.

o    This increased growth is attributable to the following:

     o    IndyMac's competitive underwriting guidelines;

     o    the addition of key senior managers in operations/sales;

     o    successful promotion of its subprime products;

     o    innovative use of award winning technology;

     o and a solid reputation as one of the nation's premier mortgage lenders.

o Despite increasing interest rates and reductions in refinance activity across the industry, IndyMac anticipates a sustainable level of volume, which should enable the company to securitize pools of approximately $400 million every quarter.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
Identifying The Collateral Improvements
================================================================================

--------------------------------------------------------------------------------
                Collateral Differences between the "New" and Old?
--------------------------------------------------------------------------------

o Fixed/arm relationship: effective with SPMD 2001-B cross collateralization was incorporated to the structure of the deal;

o Interest only term: the term of the IO was shortened to a typical period of 30 months when applicable;

o Collateral composition includes less than 1% of MH vs. 10+% as a percent of UPB in 2000, 2001;

o The presence of investor properties peaked in IndyMac's 1997 vintage at 19% of total UPB and has not exceeded 6.5% of pool composition since

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Credit Quality of Subprime Collateral
A Comparison at Issuance
================================================================================

                                                                          ------
By Vintage                           2000   2001   2002   2003   2004-A   2004-B
--------------------------------------------------------------------------------
WAVG FICO:                            600    612    619    604     590       607
WAVG LTV (%):                        77.4   77.9   78.0   76.9    77.5      76.8
WAVG DTI (%):                        38.8   39.3   40.3   38.0    39.6      39.6
% PURCHASE:                          46.2   41.4   33.2   22.1    20.2      26.4
% OWNER OCC:                         93.2   93.2   94.8   96.3    95.1      95.4
% SFR PROPERTY:                      69.3   69.9   74.7   79.0    76.7     73.79
% MH PROPERTY:                        8.8    4.6    1.0    0.0     0.0       0.0
% 2ND LEIN:                           1.9    7.9   11.4    3.1     0.0       0.0
% FULL DOC:                          65.2   62.2   64.5   71.7    74.1      62.8
% NO DOC:                             1.5    4.3    1.9    0.2     0.8       0.9
                                                                          ------

                               Positives include:

                   Drastic decrease in % of MH loans to 0% in
                                current vintage;

                         Decrease in % of no doc loans;

                    (Prime) Second % peaking in 2002 vintage
                            with average FICO of 680;

                      o High percentage of owner occupancy;

                        o Consistent Debt to Income ratio

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Subprime Performance
Surpassing The Industry Average
================================================================================

             IndyMac and Non-IndyMac Subprime Loans Ever 90 Days DQ
                              At 9 Months Seasoning

 Year   Quarter         IndyMac         NonIndyMac
2000    1               4.5             5
        2               9.0             5.2
        3               8.0             4.8
        4               9.8             5.2

2001    1               11.0            5.0
        2               8.0             4.8
        3               6.2             3.9
        4               5.0             3.8

2002    1               3.9             3.8
        2               3.9             3.8
        3               3.0             3.7
        4               3.2             3.6

2003    1               0.8             3.5


o Guideline and underwriting changes have brought IndyMac's subprime performance to industry averages

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Subprime Vintage Summary
Bond Summary, Loss and Delinquency Summary by Vintage
================================================================================

June 2004 Distribution

                            -----------------------------------------------------------------------------------------------
('000s omitted)               1996      1997      1998      1999       2000        2001       2002      2003        Total
                            --------  --------  --------  --------  ----------  ----------  --------  --------   ----------
BOND TRACKING INFORMATION
Number of Securitizations          1         1         1         1           3           3         2         1           13
Original Balance            $201,760  $246,411  $871,088  $193,540  $1,025,000  $1,179,999  $675,001  $399,977   $4,792,777
Current Balance             $     --  $     --  $     --  $     --  $  186,541  $  282,698  $264,880  $282,397   $1,016,516

LOSS INFORMATION
Loss to Date ($)            $  5,228  $  3,003  $ 16,190  $  3,520  $   28,061  $   19,732  $  2,447  $     83   $   78,265
Loss to Date (%)                2.59%     1.22%     1.86%     1.82%       2.74%       1.67%     0.36%     0.02%        1.63%

RECENT DEAL PERFORMANCE
   (2003)
Number of Deals Downgraded         0         0         0         0           1           1         0         0            2
Number of Deals on Ratings
   Alert                           0         0         0         0           2           2         0         0            4

DELINQUENCY INFORMATION
MBA Reporting Method:
   60+ Delinquency              0.00%     0.00%     0.00%     0.00%      38.83%      34.58%    17.43%     7.55%       23.38%
   90+ Delinquency              0.00%     0.00%     0.00%     0.00%      33.13%      29.58%    13.01%     5.33%       19.18%
OTS Reporting Method:
   60+ Delinquency              0.00%     0.00%     0.00%     0.00%      33.13%      29.58%    13.01%     5.33%       19.18%
                            -----------------------------------------------------------------------------------------------

Note: A deal that has been downgraded may also be on ratings alert.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

================================================================================

III. Transaction Summary:

[IndyMac Bancorp, Inc. LOGO]

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

2004-B Transaction Structure Summary
Structural Overview
================================================================================

--------------------------------------------------------------------------------
                               Structure Overview
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                 Initial
               Certificate                          Expected         Expected Principal                   Expected Ratings
                Principal                      WAL (years)(4)(5)        Window(4)(5)        Legal Final   (S&P / Moody's /
Class(1)(2)  Balance ($)(3)  Certificate Type   Call / Maturity   Start - Call - Maturity  Maturity Date       Fitch)
----------------------------------------------------------------------------------------------------------------------------
 A-I(6,7)      562,362,000    FLT / SEN / PT                                 Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------------
 A-II-1(7)     119,237,000    FLT / SEN / SEQ     0.78 / 0.78      10/04 - 04/06 - 04/06   November 2034    AAA / Aaa / AAA
----------------------------------------------------------------------------------------------------------------------------
 A-II-2(7)     103,919,000    FLT / SEN / SEQ     3.00 / 3.00      04/06 - 07/10 - 07/10   November 2034    AAA / Aaa / AAA
----------------------------------------------------------------------------------------------------------------------------
 A-II-3(7)      31,982,000    FLT / SEN / SEQ     6.94 / 8.71      07/10 - 12/11 - 01/21   November 2034    AAA / Aaa / AAA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Classes A-II-1, A-II-2 and A-II-3 can be combined and offered as a single Pass-Through Certificate:
----------------------------------------------------------------------------------------------------------------------------
 A-II(7)       255,138,000    FLT / SEN / PT      2.46 / 2.68      10/04 - 12/11 - 01/21   November 2034    AAA / Aaa / AAA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 M-1(7,8)       27,500,000      FLT / MEZZ        4.96 / 5.49      02/08 - 12/11 - 01/18   November 2034    AA+ / Aa1 / AA+
----------------------------------------------------------------------------------------------------------------------------
 M-2(7,8)       28,000,000      FLT / MEZZ        4.92 / 5.43      01/08 - 12/11 - 07/17   November 2034     AA / Aa2 / AA
----------------------------------------------------------------------------------------------------------------------------
 M-3(7,8)       16,000,000      FLT / MEZZ        4.91 / 5.39      01/08 - 12/11 - 12/16   November 2034     AA / Aa3 / AA
----------------------------------------------------------------------------------------------------------------------------
 M-4(7,8)       14,500,000      FLT / MEZZ        4.89 / 5.36      12/07 - 12/11 - 07/16   November 2034     [AA] / A1 / A
----------------------------------------------------------------------------------------------------------------------------
 M-5(7,8)       14,500,000      FLT / MEZZ        4.88 / 5.33      12/07 - 12/11 - 02/16   November 2034     [AA] / A2 / A
----------------------------------------------------------------------------------------------------------------------------
 M-6(7,8)       15,000,000      FLT / MEZZ        4.86 / 5.28      11/07 - 12/11 - 08/15   November 2034     [AA] / A3 / A
----------------------------------------------------------------------------------------------------------------------------
 M-7(7,8)       13,000,000      FLT / MEZZ        4.86 / 5.23      11/07 - 12/11 - 01/15   November 2034    A / Baa1 / BBB+
----------------------------------------------------------------------------------------------------------------------------
 M-8(7,8)       10,500,000      FLT / MEZZ        4.86 / 5.16      10/07 - 12/11 - 05/14   November 2034    A- / Baa2 / BBB
----------------------------------------------------------------------------------------------------------------------------
 M-9(7,8)       10,000,000      FLT / MEZZ        4.84 / 5.06      10/07 - 12/11 - 09/13   November 2034  BBB+ / Baa3 / BBB-
----------------------------------------------------------------------------------------------------------------------------
 M-10(7,8)       2,500,000      FLT / MEZZ        4.84 / 4.98      10/07 - 12/11 - 11/12   November 2034    BBB / NR / BBB-
----------------------------------------------------------------------------------------------------------------------------
 Total        $406,638,000
----------------------------------------------------------------------------------------------------------------------------

(1) The Class A-I Certificates will be backed by a pool of adjustable-rate and fixed-rate, first lien residential, subprime mortgage loans with principal balances at origination that conform to Fannie Mae and Freddie Mac loan limits. The Class A-II Certificates will be backed by a pool of adjustable-rate and fixed-rate, first lien residential, subprime mortgage loans with principal balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits. The Class M Certificates will be backed by all of the mortgage loans.

(2) The Offered Certificates will be subject to the Net WAC Rate Cap as described herein.

(3)  Subject to a variance of +/- 5%.

(4)  To 10% Optional Termination at the Pricing Speed.

(5)  To maturity at the Pricing Speed.

(6)  The Class A-I Certificates are not offered hereby.

(7) Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for each of the Class A Certificates will increase to two times each such Certificate's initial certificate margin and the certificate margin for each of the Class M Certificates will increase to one-and-a-half times each such Certificate's initial certificate margin.

(8) The Class M Certificates will not receive principal distributions prior to the Stepdown Date.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
Structural Overview (Continued)
================================================================================

IndyMac 2004-B

----------------------------------------------------------------------
Overview
----------------------------------------------------------------------
Deal Size:               $406,638,000
Expected Pricing Date:   On or about September [22], 2004
Closing Date:            On or about September [30], 2004
First Payment Date       October 25, 2004
ERISA Eligibility:       The offered certificates will be eligible.
SMMEA:                   AAA and AA bonds (Class A to [M-6]).
High Cost Loans:         No high cost loans in the pool.
Originator:              IndyMac Bank
Collateral Overview:     G1 Conform, G2 Non-Conforming.
Structural Summary:      Y Structure, Sr./Sub down to BBB/BBB-. No MI.

BB Ticker: INHEL                                             [IndyMac Bank LOGO]

---------------------------------------------------------------
Collateral Characteristics
---------------------------------------------------------------
                  Initial Pool      Group I         Group II
---------------------------------------------------------------
                      Total          Conf       Conf & Non-Conf
                                  ARM & Fixed     ARM & Fixed
---------------------------------------------------------------
Aggregate         $708,121,460   $487,672,348    $220,449,112
# of Loans               3,530          2,972             558
Average Balance   $    200,601   $    164,089    $    395,070
WAC                      7.208%         7.353%          6.888%
WA Original LTV          76.79%         76.93%          76.48%
>80%                     30.23%         32.05%          26.20%
WA FICO                    607            598             625
---------------------------------------------------------------

--------------------------------------------------------------------------------
                               Structural Features
--------------------------------------------------------------------------------

Y Structure, Sr./Sub down to BBB/BBB-.

O/C is 3.10% fully funded at close.

4.38% Excess Spread.

YMA will synthetically increase NWC.

----------------------------
Deutsche Bank Contacts
----------------------------
Banking
Nita Cherry           x 7773
Elton Wells           x 5225
Brian Haklisch        x 8745
Syndicate / Trading
Brian Wiele           x 7730
Rocky Kurita          x 7730
----------------------------

--------------------------------------------------------------------------------
                                Capital Structure
--------------------------------------------------------------------------------

Class     Rating    CE Prior     CE On/After
---------------------------------------------
A       AAA/Aaa      18.25%    2x Initial CE%
M-1     AA+/Aa1      15.50%    2x Initial CE%
M-2     AA/Aa2       12.70%    2x Initial CE%
M-3     AA/Aa3       11.10%    2x Initial CE%
M-4     [AA]/A1       9.65%    2x Initial CE%
M-5     [AA]/A2       8.20%    2x Initial CE%
M-6     [AA]/A3       6.70%    2x Initial CE%
M-7     A/Baa1        5.40%    2x Initial CE%
M-8     A-/Baa2       4.35%    2x Initial CE%
M-9     BBB+/Baa3     3.35%    2x Initial CE%
M-10    BBB/NR        3.10%    2x Initial CE%
---------------------------------------------

--------------------------------------------------------------------------------
                               Structural Diagram
--------------------------------------------------------------------------------

-------------------------------------------
               IndyMac 2004-B
-------------------------------------------
                          Group II
   Group I              (Conforming &
 (Conforming           Non-Conforming
ARM & Fixed)            ARM & Fixed)
Class A-1-I    Class A-II-1, A-II-2, A-II-3
-------------------------------------------
     M-1       (AA+/Aa1/AA)          2.75%
     M-2       (AA/Aa2/AA)           2.80%
     M-3       (AA/Aa3/AA)           1.60%
     M-4       ([AA]/A1/A)           1.45%
     M-5       ([AA]/A2/A)           1.45%
     M-6       ([AA]/A3/A)           1.50%
     M-7       (A/Baa1/BBB+)         1.30%
     M-8       (A-/Baa2/BBB)         1.05%
     M-9       (BBB+/Baa3/BBB-)      1.00%
     M-10        (BBB/NR/BBB-)       0.25%
     OC                              3.10%
-------------------------------------------

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
Identifying The Collateral Improvements
================================================================================

---------------------------------------------------------------------------
                         Recent IndyMac Transactions
---------------------------------------------------------------------------
                     IndyMac        IndyMac          ACE          IndyMac
                     2004-B         2004-A        2004-IN1        2003-A
---------------------------------------------------------------------------
Dollar Amount     $708,121,460   $402,869,629   $324,516,729   $359,725,898
---------------------------------------------------------------------------
# of Loans               3,530          2,402          2,111          2,560
---------------------------------------------------------------------------
Average Balance   $    200,601   $    167,723   $    153,727   $    149,734
---------------------------------------------------------------------------
ARM%                     77.24%         80.09%         61.32%         57.01%
---------------------------------------------------------------------------
WAC                      7.208%         7.170%         7.493%         7.860%
---------------------------------------------------------------------------
WA OLTV                  76.79%         77.82%         76.98%         76.90%
---------------------------------------------------------------------------
OLTV >= 80%              30.23%         25.09%         34.32%         31.69%
---------------------------------------------------------------------------
2nd Lien%                 0.00%          0.00%          0.00%          3.06%
---------------------------------------------------------------------------
Owner Occupied           95.41%         95.03%         91.85%         96.44%
---------------------------------------------------------------------------
% CA                     27.72%         21.64%         22.77%         29.44%
---------------------------------------------------------------------------
WA FICO                    607            590            607            604
---------------------------------------------------------------------------
Full Doc                 62.77%         72.95%         66.05%         71.17%
---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Comparable Transactions
-------------------------------------------------------------------------------
                     IndyMac         ARSI            AMSI              ACE
                     2004-B        2004-W10        2004-R10          2004-OP1
-------------------------------------------------------------------------------
Dollar Amount     $708,121,460   $625,000,768   $1,300,000,377   $1,547,495,060
-------------------------------------------------------------------------------
# of Loans               3,530          3,426            7,908           10,095
-------------------------------------------------------------------------------
Average Balance   $    200,601   $    182,429   $      164,391   $      153,293
-------------------------------------------------------------------------------
ARM%                     77.24%         80.51%           80.00%           74.81%
-------------------------------------------------------------------------------
WAC                      7.208%         7.191%           7.659%           7.262%
-------------------------------------------------------------------------------
WA OLTV                  76.79%         79.91%           74.73%           74.14%
-------------------------------------------------------------------------------
OLTV >= 80%              30.23%         42.43%           29.91%           30.88%
-------------------------------------------------------------------------------
2nd Lien%                 0.00%          0.00%            0.00%            0.61%
-------------------------------------------------------------------------------
Owner Occupied           95.41%         95.65%           95.48%           92.11%
-------------------------------------------------------------------------------
% CA                     27.72%         32.18%           22.95%           16.77%
-------------------------------------------------------------------------------
WA FICO                    607            605              602              606
-------------------------------------------------------------------------------
Full Doc                 62.77%         64.31%           67.00%           60.48%
-------------------------------------------------------------------------------

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

IndyMac's Securitization Platform
Structural Program Overview
================================================================================

--------------------------------------------------------------------------------
                            IndyMac 2004-B Highlights
--------------------------------------------------------------------------------
Strong Credit Enhancement         Excess Spread: At Closing, the transaction
                                  will have excess spread of approximately
                                  4.38%.

                                  Overcollateralization: 3.10% fully funded at
                                  Closing, floor of 0.50%.

                                  Subordination: To provide cross support for
                                  every bond at every level.
--------------------------------------------------------------------------------
Embedded Derivative               The Yield Maintenance Agreement for the Group
                                  I and Group II certificates will synthetically
                                  increase each group's respective Net WAC Cap.
                                  The subordinate bonds have the benefit of both
                                  of these YMAs.
--------------------------------------------------------------------------------
Higher Quality Pool               Compared with previous pools, IndyMac's 2004-B
                                  transaction shows considerable improvement in
                                  its credit quality in part due to new,
                                  stricter underwriting guidelines. This pool
                                  has a WAC of 7.208%, an LTV of 76.79% and a
                                  weighted average FICO of 607.
--------------------------------------------------------------------------------
Strong Servicer                   Top rated servicer with both Fannie Mae and
                                  Freddie Mac.
--------------------------------------------------------------------------------
Dedicated & Growing Platform      IndyMac Bank is experiencing considerable
                                  growth in its subprime operations. In the
                                  first quarter of 2003, subprime fundings
                                  totaled $228 million but increased 49% to $340
                                  million in the first quarter of 2004.
--------------------------------------------------------------------------------
Cutting-Edge Website Technology   As a symbol of its dedication towards a
                                  long-term build out program, IndyMac has
                                  recently revised its performance website that
                                  allows investors to isolate any performance
                                  bucket to any type of collateral distinction.
                                  This level of customization is atop the
                                  industry.
--------------------------------------------------------------------------------
Pre-Funding Account               This structure has a Pre-Funding Account of
                                  approximately $150,000,000 that will come from
                                  the proceeds of the sale of the notes and will
                                  be used to purchase mortgage loans after the
                                  closing date that conform to specified
                                  characteristics. The September 1 Cut-Off pool
                                  (Initial Pool) is $708,121,460 and the
                                  September 30 Closing Date pool will be
                                  approximately $850,000,000. The Closing Date
                                  pool combined with the Pre-Funding Account
                                  will equal $1,000,000,000.
--------------------------------------------------------------------------------
Net WAC Cap                       The Class A-I through Class M-10 Certificates
                                  will be subject to a Net WAC Cap. The Net WAC
                                  Cap rate will be equal to, with respect to any
                                  payment date, the weighted average of the loan
                                  rates on the mortgage loans less servicing and
                                  trustee fees, in effect for such payment date,
                                  and will be further adjusted to reflect an
                                  actual/360-day basis interest accrual. It is
                                  not expected that the coupons for any of such
                                  certificates will be limited by any cap during
                                  their term.
--------------------------------------------------------------------------------
Solid Financial Institution       IndyMac Bank is a stable, well-capitalized and
                                  liquid institution that is publicly traded on
                                  the New York Stock Exchange. Stock symbol:
                                  NDE. Website: www.indymacabank.com.
--------------------------------------------------------------------------------

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

================================================================================

IV.  Performance Availability: Setting The Industry Standard

[IndyMac Bancorp, Inc. LOGO]

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Sources of Information
Bloomberg & In-depth Investor Reporting Capabilities
================================================================================

--------------------------------------------------------------------------------
                             Sources of Information
--------------------------------------------------------------------------------

                             INHEL < MTGE > < GO >
--------------------------------------------------------------------------------

                               CMO/ABS SECURITIES
All Series for INHEL INDYMAC HOME EQUITY LOAN ASSET-BACKED TRUST

                  Pricing                  Net                    Orig Bal at Iss
        Series     Date      Collateral    Cpn    WAC      WAM        (000s)
        ------   --------   -----------   ----   -----   ------   ---------------
Pd 1)   1998-A    9/24/98   ABS-Home Eq   8.77   9.282   22Y 9M       871,088
Pd 2)   1999-A    3/23/99   ABS-Home Eq   8.82   9.275   23Y 6M       193,540
 * 3)   2000-A    4/24/00   ABS-Home Eq   8.50   9.028   25Y 0M       269,715
 * 4)   2000-B    7/26/00   ABS-Home Eq   8.37   9.007   25Y 8M       294,939
 * 5)   2000-C   11/16/00   ABS-Home Eq   8.31   9.269   25Y 8M       450,000
 * 6)   2001-A    2/23/01   ABS-Home Eq   8.91   9.490   26Y 1M       350,000
 * 7)   2001-B    6/21/01   ABS-Home Eq   8.68   9.219   26Y 4M       348,249
 * 8)   2001-C   10/29/01   ABS-Home Eq   8.50   9.122   26Y 0M       471,600
 * 9)   2002-A    3/27/02   ABS-Home Eq   8.52   9.058   26Y 2M       269,500
 *10)   2002-B    9/26/02   ABS-Home Eq   8.07   8.625   24Y 3M       400,000
 *11)   2003-A    8/25/03   ABS-Home Eq   7.18   7.754   25Y 7M       392,901
 *12)   2004-A     6/7/04   ABS-Home Eq   6.69   7.198   29Y 3M       443,250
 *13)   2004-1    2/25/04   ABS-HELOC     5.11   5.610   19Y 4M       500,012

o    Transaction information on Bloomberg INHEL < MTGE > < GO >

                               www.indymacbank.com
--------------------------------------------------------------------------------

                                   [GRAPHIC]

o    Reporting or Performance Data

o    IndyMac boasts one of the sector's best sites.

o    "Snap to Grid" technology allows in-depth loan-level analysis.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Sources of Information
Investor Reporting Directions
================================================================================

--------------------------------------------------------------------------------
                          Website Access Instructions
--------------------------------------------------------------------------------

o    Go to www.indymacbank.com

o    No password is needed.

o    Towards the bottom right of the screen, click "MBS/ABS Investor Website"

o This portion of the website has a toolbar at the top that can lead to many different avenues of the website:

------------                   ------------------                    -----------

 Structures                     Performance Data                      Reporting

------------                   ------------------                    -----------

o These various channels in the main toolbar at the top of the screen direct viewers to a wealth of information.

o The combination of in-depth performance and detailed deal summaries shows IndyMac's dedication to their platform going forward. Specifically, the website offers a new type of customization for investors that has become an industry standard for loan-level analysis.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Branding and Positioning IndyMac's Platform
New Age Technology in Investor Reporting
================================================================================

o IndyMac's recently revised performance website should be demonstrated and advertised to the investor community as much as possible. This new age technology is a strong symbol of a program dedicated to long-term build out.

o Investors are especially impressed by the "Snap-to-Grid" technology where any performance bucket can be isolated to any type of collateral distinction in order to identify which aspects of the pool are performing and which are not performing.

o It is this level of customization that will appeal most to investors. IndyMac should demonstrate how the technology works. For example, the "Snap-to-Grid" examination process can determine which property types within a loan group are delinquent and which are not as illustrated by the diagram.

--------------------------------------------------------------------------------
                         Optimized Performance Analysis
--------------------------------------------------------------------------------

                                   [GRAPHIC]

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

================================================================================

Appendix I: Changes Since 2000

[IndyMac Bancorp, Inc. LOGO]

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Changes Since 2000
The Evolution of Subprime Guidelines
================================================================================

          Guidelines

          o Credit grading based on FICO score with no consideration of mortgage lates, bankruptcy and foreclosure seasoning.
2000
          o In October of 2000 Manufactured Housing still originated but restricted to Credit Levels I and I+ only. (Credit levels I+ and I are the most restrictive. Credit levels include I+, I, II, III, and IV)

          Guidelines

          o Incorporated mortgage lates, bankruptcy and foreclosure seasoning into credit grading.

          o    August of 2001 - Eliminated No Doc loans.
2001
          o September of 2001 - Restricted multiple loans to one borrower to two (1st & 2nd Lien)

          o In December of 2001 - Restricted max LTV for coops, manufactured housing and 3-4 units to 80% LTV.

          Guidelines

          o    Allowed up to six "rolling lates" to be counted as one late payment.
2002
          o In December of 2002 - Lower LTV for Level II and III were incorporated;

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Changes Since 2000
The Evolution of Subprime Guidelines
================================================================================

          GUIDELINES

          o    Implemented minimum number of tradelines opened;
2003
          o    Implemented payment shock rules;

          o Second homes and owner occupied 2-4 units are treated as investment properties;

          o    Added minimum disposable income requirement for DTIs > 50%;

          o    Lowered max DTI from 65% to 55%;

          o    Eliminated manufactured homes completely!

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Changes Since 2000
The Evolution of The Underwriting Process
================================================================================

o 100% re-verification of employment, income and assets as applicable by documentation level

o    Pre-close Quality Control for first 10 loans from all sellers

o Seller credit performance is reviewed by Seller Action Committee based upon:

     o    Seller's actual delinquency to expectations;

     o    Pre and Post Purchase Quality Control audit findings; and,

     o    Screening of seller early payment defaults

o 100% use of Automated Valuation Models to test appraisal quality with additional appraisal review staff

     o    Increased in-house review appraisal staff by 10 times.

o    Comprehensive underwriter training and usage of a detailed review form

o The Post Purchase Quality Control group performs audits on the Mortgage Bank loan production using a statistically derived random sample to evaluate trends with initiatives to improve quality including:

     o Driving improvement at the origination level by having the underwriters and funders respond to the QC findings.

     o Ongoing "red flag" training regarding employment, assets, occupancy, funds to close.

     o A monthly audit newsletter in B2B that includes policy changes, training, best practices and case studies.

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Changes Since 2000
The Appraisal Process
================================================================================

o    Appraisal Requirements:

     o    Retail appraisals are ordered from IndyMac's approved list

     o    Third-party ordered appraisals cannot be from exclusionary list

o    Approved and Exclusionary Lists

     o    450 appraisers on approved list, screened annually for performance

     o 2100 exclusionary appraisers based upon high delinquency rates or QC findings

o    Appraisal Review Process

     o    All appraisals are screened using FNC's collateral management system
          (CMS) screening tool. CMS assesses layered risk including borrower strength, LTV, product and appraisal characteristics. A abbreviated, underwriter or full appraiser review is ordered depending upon the CMS score.

     o All appraisals are compared to AVM results, with review work increased if value is not within 15%

     o Reviews by IndyMac's in-house appraisal staff are required for high risk collateral and by referral from the line units

o    In-house Appraisal Review Staff

     o 25 licensed / certified appraisers in the regional offices around the country

     o    Average experience exceeds 15 years

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
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                                       30

Changes Since 2000
Post Purchase QC Process
================================================================================

o IndyMac utilizes a Post Purchase QC team to evaluate the quality of IndyMac's loan production and provide feedback to the origination units on required process changes

o    PPQC is independent from the origination units

o Audit scope includes a statistical sample from current production and a review of delinquent loans

o    Statistical Sample / Current Production

     o    Scope

          -- A statistically valid random sample (typically about 540 loans) pulled every quarter from the bank's 1-4 mortgage origination population.

          -- An additional selection of files including a minimum coverage of 50 audits per quarter for every Business Unit (B2B, HCL, B2R, B2C, CBG, Bulks, Delegated sellers) and 50 audits for every Processing Center in B2B. This additional coverage started with files audited in 2004.

     o    Staff - Manager with 21 years mortgage experience

          -- 6 Auditors, average experience of 15 years experience, none less that 4 years

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
NYSE:NDE

Changes Since 2000
Post Purchase QC Process (continued)
================================================================================

o    Delinquent Sample

     o    Scope

     o    New Seller Scope (excludes retail divisions)

          -- All loans 60 days delinquent within the first 12 months of origination

          -- New Seller Definition includes sellers who are either of the following

               >>   Have sold us fewer than 25 loans in the last 2 years

               >> Have been approved for less than 6 months, regardless of volume

     o    Early Payment Default

          --   All loans 90 days delinquent within 12-months of origination

     o    Large Balance Loans

          -- All loans greater than $650,000 original balance and 90 days delinquent

          -- All loans greater than $350,000 original balance and 90 days delinquent within 24 months of origination

     o    Large Loss Loans

          --   All loans with actual or forecast losses over $100,000.

     o    Staff - Two managers with over 15 years experience each

          -- 5 auditors with over 16 years average industry experience, none with less than 10 years

[IndyMac Bank LOGO]                                  Raise your expectations.'r'
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                                       32

PROSPECTUS

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                            Asset Backed Certificates
                               Asset Backed Notes
                              (Issuable in Series)

--------------------------------------------------------------------------------
Please carefully consider our discussion of some of the risks of investing in the securities under "risk factors" beginning on page 5
--------------------------------------------------------------------------------

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac ABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

o mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one-to four-family residential properties, or

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties

The Securities

IndyMac ABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is September 27, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement ...................................      4
Risk Factors ............................................................      5
The Trust Fund ..........................................................     24
   General ..............................................................     24
   The Loans ............................................................     25
   Substitution of Trust Fund Assets ....................................     30
   Incorporation of Certain Documents by Reference ......................     31
   Reports to Securityholders ...........................................     31
Use of Proceeds .........................................................     31
The Depositor ...........................................................     32
Loan Program ............................................................     32
   Underwriting Standards ...............................................     32
   Representations by Sellers; Repurchases ..............................     34
Description of the Securities ...........................................     35
   General ..............................................................     36
   Distributions on Securities ..........................................     38
   Advances .............................................................     40
   Reports to Securityholders ...........................................     40
   Categories of Classes of Securities ..................................     42
   Indices Applicable to Floating Rate and Inverse Floating
      Rate Classes ......................................................     45
   Derivative Transactions ..............................................     48
   Book-Entry Registration of Securities ................................     49
Credit Enhancement ......................................................     53
   General ..............................................................     53
   Subordination ........................................................     53
   Letter of Credit .....................................................     54
   Insurance Policies, Surety Bonds and Guaranties ......................     54
   Over-Collateralization ...............................................     55
   Reserve Accounts .....................................................     55
   Pool Insurance Policies ..............................................     56
   Financial Instruments ................................................     56
   Cross-Collateralization ..............................................     56
Yield and Prepayment Considerations .....................................     57
The Agreements ..........................................................     60
   Assignment of the Trust Fund Assets ..................................     60
   Payments on Loans; Deposits to Security Account ......................     62
   Pre-Funding Account ..................................................     64
   Sub-Servicing by Sellers .............................................     65
   Collection Procedures ................................................     65
   Hazard Insurance .....................................................     66
   Realization Upon Defaulted Loans .....................................     68
   Servicing and Other Compensation and Payment of Expenses .............     69
   Evidence as to Compliance ............................................     70
   Certain Matters Regarding the Master Servicer and the Depositor ......     70
   Events of Default; Rights Upon Event of Default ......................     71
   Amendment ............................................................     74
   Termination; Optional Termination ....................................     75
   The Trustee ..........................................................     76
Certain Legal Aspects of the Loans ......................................     76
   General ..............................................................     76
   Foreclosure and Repossession .........................................     77
   Environmental Risks ..................................................     80
   Rights of Redemption .................................................     81
   Anti-Deficiency Legislation and Other Limitations on Lenders .........     81
   Due-On-Sale Clauses ..................................................     82
   Prepayment Charges And Late Payment Fees .............................     83
   Applicability of Usury Laws ..........................................     83
   Home Improvement Contracts ...........................................     83
   Installment Contracts ................................................     85
   Servicemembers Civil Relief Act ......................................     85
   Junior Mortgages and Rights of Senior Mortgagees .....................     85
   Other Loan Provisions and Lender Requirements ........................     86
   Priority of Additional Advances ......................................     86
   The Title I Program ..................................................     87
   Consumer Protection Laws .............................................     90
Federal Income Tax Consequences .........................................     92
   General ..............................................................     92
   Taxation of Debt Securities ..........................................     92
   Taxation of The Remic and Its Holders ................................     97
   Remic Expenses; Single Class Remics ..................................     97
   Taxation of the Remic ................................................     98
   Taxation of Holders of Residual Interest Securities ..................     99
   Administrative Matters ...............................................    102
   Tax Status as a Grantor Trust ........................................    102
   Sale or Exchange .....................................................    105
   Miscellaneous Tax Aspects ............................................    105
   Proposed Reporting Regulations .......................................    106
   Tax Treatment of Foreign Investors ...................................    106

   Tax Characterization of the Trust Fund as a Partnership ..............    107
   Tax Consequences to Holders of the Notes .............................    107
   Tax Consequences to Holders of the Certificates ......................    107
State Tax Considerations ................................................    112
ERISA Considerations ....................................................    112
Legal Investment ........................................................    115
Method of Distribution ..................................................    116
Legal Matters ...........................................................    117
Financial Information ...................................................    117
Rating ..................................................................    117
Index of Principal Terms ................................................    119

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund-Incorporation of Certain Documents by Reference" beginning on page 31.

                                  RISK FACTORS

     You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

Limited Liquidity ..............   No market for the securities of any series
                                   will exist before those securities are
                                   issued. We cannot assure you that a secondary
                                   market will develop. Even if a secondary
                                   market develops, we cannot assure you that it
                                   will provide you with liquidity of investment
                                   or that it will continue for the life of the
                                   securities of that series.

Limited Source of Payments -
No Recourse to Sellers,
Depositor or Master Servicer ...   The applicable prospectus supplement may
                                   provide that securities will be payable from
                                   trust funds other than their associated trust
                                   fund, but if it does not, they will be
                                   payable solely from their associated trust
                                   fund. If the trust fund does not have enough
                                   assets to distribute the full amount due to
                                   you as a securityholder, your yield will be
                                   impaired, and the return of your principal
                                   may be impaired, without you having recourse
                                   to anyone else. Furthermore, at the times
                                   specified in the applicable prospectus
                                   supplement, certain assets of the trust fund
                                   and/or any balance remaining in the security
                                   account immediately after making all payments
                                   due on the securities of that series, may be
                                   released and paid out to other people, such
                                   as the depositor, a servicer, a credit
                                   enhancement provider, or any other person
                                   entitled to payments from the trust fund.
                                   Those assets will no longer be available to
                                   make payments to you. Those payments are
                                   generally made only after other specified
                                   payments that may be described in the
                                   applicable prospectus supplement have been
                                   made.

                                   You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. You will also not have recourse against the assets of the trust fund of any other series of securities.

                                   The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund.
                                   If these representations and warranties are untrue, the depositor may be required to repurchase some of the transferred assets.

                                   IndyMac ABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                   o    funds obtained from enforcing of a
                                        corresponding obligation of a seller or
                                        originator of the loan or

                                   o    funds from a reserve account or similar
                                        credit enhancement established to pay
                                        for loan repurchases.

                                   The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties mad by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                   The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

                                   As described in this prospectus, a master servicer may be obligated to enforce the sellers' obligations. However, the master servicer will not be obligated to purchase or replace any loans if a seller defaults on its obligation or for any other reason.

CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO PROTECT
YOU FROM LOSSES ................   Credit enhancement is intended to reduce the
                                   effect of loan losses. But credit
                                   enhancements may benefit only some classes of
                                   a series of securities, and the amount of any
                                   credit enhancement will be limited as
                                   described in the applicable prospectus
                                   supplement. Furthermore, the amount of a
                                   credit enhancement may decline over

                                   time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for or even eliminate all or a portion of a credit enhancement as long as the trustee's actions would not cause the rating agencies that have rated the securities at the request of the depositor to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS

   Your Yield Will Be Affected
   By Prepayments and By the
   Allocation of Distributions
   To the Securities ...........   The timing of principal payments on the Your
                                   Yield Will Be securities of a series will be
                                   affected by a Affected By Prepayments number
                                   of factors, including: and By the Allocation
                                   of Distributions to the extent of prepayments
                                   on the loans in the Securities related trust
                                   fund,

                                   o    how payments of principal are allocated
                                        among the classes of securities of a
                                        series as specified in the related
                                        prospectus supplement,

                                   o    whether the party entitled to any right
                                        of optional termination of the trust
                                        fund exercises that right, and

                                   o    the rate and timing of payment defaults
                                        and losses on the trust fund assets.

                                   Prepayments include prepayments resulting from refinancing or liquidation of a loan due to defaults, casualties and condemnations, as well as repurchases by the depositor or a seller due to a breach of representations and warranties. Prepayments may be affected by a variety of factors including:

                                   o    general economic conditions,

                                   o    interest rates,

                                   o    the availability of alternative
                                        financing and

                                   o    homeowner mobility.

                                   The rate and timing of prepayment of the loans will affect the yields to maturity and weighted average lives of the securities. Any reinvestment risks from faster or slower prepayments of loans will be borne entirely by the holders of one or more classes of the related series of securities.

Your Yield Will Be Affected
By Delayed Interest Payments ...   Interest payable on the securities of a
                                   series on accrued each distribution date will
                                   include all interest during the period
                                   specified in the related prospectus
                                   supplement. If interest accrues on your
                                   securities over a period ending two or more
                                   days prior to the related distribution date,
                                   your effective yield will be lower than the
                                   yield that you would obtain if interest on
                                   your securities were to accrue through the
                                   day immediately preceding each distribution
                                   date. In addition, your effective yield (at
                                   par) will be less than the indicated coupon
                                   rate.

YOU WILL BEAR THE LOSSES ON
BALLOON PAYMENT MORTGAGE
LOANS ..........................   Some of the mortgage loans held in the trust
                                   fund may not be fully amortizing over their
                                   terms to maturity. These loans will require
                                   substantial principal payments (balloon
                                   payments) at their stated maturities. Loans
                                   with balloon payments involve a greater
                                   degree of risk than fully amortizing loans
                                   because typically the borrower must be able
                                   to refinance the loan or sell the property to
                                   make the balloon payment at maturity. The
                                   ability of a borrower to do this will depend
                                   on such factors as mortgage rates at the time
                                   of sale or refinancing, the borrower's equity
                                   in the property, the relative strength of the
                                   local housing market, the financial condition
                                   of the borrower, and tax laws. Losses on
                                   these loans that are not otherwise covered by
                                   a credit enhancement will be borne by the
                                   holders of one or more classes of securities
                                   of the related series.

NATURE OF MORTGAGES

   Declines in Property Values
   May Adversely Affect You ....   The value of the properties underlying the
                                   loans held in the trust fund may decline over
                                   time. Among factors that could reduce the
                                   value of the properties are:

                                   o    an overall decline in the residential
                                        real estate market in the areas in which they are located,

                                   o    a decline in their general condition
                                        caused by the borrowers' failure to
                                        maintain their property adequately, and

                                   o    natural disasters, such as earthquakes
                                        and floods, that are not covered by
                                        insurance.

                                   In the case of home equity loans and home improvement contracts, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                   If property values decline, the actual rates of delinquencies, foreclosures and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. If these losses are not otherwise covered by a credit enhancement, they will be borne by the holders of one or more classes of securities of the related series.

Delays in Liquidation
May Adversely Affect You .......   Even if the properties underlying the loans
                                   held in the trust fund provide adequate
                                   security for the loans, substantial delays
                                   could occur before defaulted loans are
                                   liquidated and their proceeds are forwarded
                                   to investors. Property foreclosure actions
                                   are regulated by state statutes and rules and
                                   are subject to many of the delays and
                                   expenses of other lawsuits if defenses or
                                   counterclaims are made, sometimes requiring
                                   several years to complete. In addition, in
                                   some states, if the proceeds of the
                                   foreclosure are insufficient to repay the
                                   loan, the borrower is not liable for the
                                   deficit. If a borrower defaults, these
                                   restrictions may impede the master servicer's
                                   ability to dispose of the property and obtain
                                   sufficient proceeds to repay the loan in
                                   full. In addition, the master servicer will
                                   be entitled to deduct from liquidation
                                   proceeds all expenses reasonably incurred in
                                   attempting to recover on the defaulted loan,
                                   including payments to senior lienholders,
                                   legal fees and costs, real estate taxes, and
                                   property maintenance and preservation
                                   expenses.

Disproportionate Effect of
Liquidation Expenses May
Adversely Affect You ...........   Liquidation expenses of defaulted loans
                                   generally do not vary directly with the
                                   outstanding principal

                                   balance of the loan at the time of default.
                                   Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

Junior Status of Liens Securing
Home Equity Loans and Home
Improvement Contracts Could
Adversely Affect You ...........   The mortgages and deeds of trust securing the
                                   equity loans and the home improvement
                                   contracts will be primarily junior liens
                                   subordinate to the rights of the under the
                                   related senior mortgage(s) or deed(s) of
                                   trust. Accordingly, the proceeds from any
                                   liquidation, insurance or condemnation
                                   proceeds will be available to satisfy the
                                   outstanding balance of the junior lien only
                                   to the extent that the claims of the related
                                   senior mortgagees have been satisfied in
                                   full, including any related foreclosure
                                   costs. In addition, if a junior mortgagee
                                   forecloses on the property securing a junior
                                   mortgage, it forecloses subject to any senior
                                   mortgage and must take one of the following
                                   steps to protect its interest in the
                                   property:

                                   o    pay the senior mortgage in full at or
                                        prior to the foreclosure sale, or

                                   o    assume the payments on the senior
                                        mortgage if the mortgagor is in default
                                        under that mortgage.

                                   The trust fund may effectively be prevented from foreclosing on the related property, because it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                   Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including
                                   California, if a lender simultaneously
                                   originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                   o the aggregate amount owed under both the senior and junior loans, over

                                   o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                   See "Certain Legal Aspects of the
                                   Loans-AntiDeficiency Legislation; Bankruptcy
                                   Laws; Tax Liens."

Consumer Protection Laws
Adversely Affect You ...........   Federal, state and local laws extensively
                                   regulate May various aspects of brokering,
                                   originating, servicing and collecting loans
                                   secured by consumers' dwellings. Among other
                                   things, these laws may regulate interest
                                   rates and other charges, require disclosures,
                                   impose financial privacy requirements,
                                   mandate specific business practices, and
                                   prohibit unfair and deceptive trade
                                   practices. In addition, licensing
                                   requirements may be imposed on persons that
                                   broker, originate, service or collect
                                   mortgage loans.

                                   Additional requirements may be imposed under federal, state or local laws on so-called
                                   "high cost" mortgage loans, which typically are defined as loans secured by a consumers' dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust fund.

                                   The federal laws that may apply to loans held in the trust include the following:

                                   o the federal Truth in Lending Act and its regulations, which (among other things) require disclosures to the borrowers regarding the terms of any mortgage loan and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

                                   o the Equal Credit Opportunity Act and its regulations, which (among other things) prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of
                                        public assistance or the exercise of any right under the Consumer Credit
                                        Protection Act; and

                                   o    the Fair Credit Reporting Act, which
                                        (among other things) regulates the use
                                        and reporting of information related to
                                        the borrower's credit experience.

                                   o    Home Equity Loan Consumer Protection
                                        Act, which (among other things) limits
                                        changes made to open-end loans secured
                                        by the consumer's dwelling, and
                                        restricts the ability to accelerate
                                        balances or suspend credit privileges on such loans.

                                   o    the Home Ownership and Equity Protection
                                        Act of 1994, which (among other things)
                                        impose additional disclosure and other
                                        requirements on creditors with respect
                                        to non-purchase money mortgage loans
                                        secured by the consumer's principal
                                        dwelling that have interest rates or
                                        origination costs in excess of
                                        prescribed levels. These provisions can
                                        impose specific statutory liabilities
                                        upon creditors who fail to comply with
                                        their provisions and may affect the
                                        enforceability of the related loans. In
                                        addition, any assignee of the creditor
                                        would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

                                   o    the Real Estate Settlement Procedures
                                        Act and its regulations, which (among
                                        other things) prohibit the payment of
                                        referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers.

                                   o    Holder in Due Course Rules, which apply
                                        to home improvement contracts which
                                        comprise the Preservation of Consumers'
                                        Claims and Defenses regulations of the
                                        Federal Trade Commission and other
                                        similar federal and state statutes and
                                        regulations. The holder in due course
                                        rules protect the homeowner from
                                        defective craftsmanship or incomplete
                                        work by a contractor. These laws permit
                                        the obligor to withhold payment if the
                                        work does not meet the quality and
                                        durability standards agreed to by the
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                                        homeowner and the contractor. The holder
                                        in due course rules have the effect of
                                        subjecting any assignee of the seller in
                                        a consumer credit transaction to all
                                        claims and defenses which the obligor in
                                        the credit sale transaction could assert
                                        against the seller of the goods.

                                   The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid.
                                   Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                   Depending on the particular alleged
                                   misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

YOUR RISK OF LOSS MAY BE HIGHER
THAN YOU EXPECT IF YOUR
SECURITIES ARE BACKED
BY MULTIFAMILY LOANS............   Multifamily lending may expose the lender to
                                   a greater risk of loss than single family
                                   residential lending. Owners of multifamily
                                   residential properties rely on monthly lease
                                   payments from tenants to

                                   o    pay for maintenance and other operating
                                        expenses of those properties,

                                   o    fund capital improvements, and

                                   o    service any mortgage loan or other debt
                                        that may be secured by those properties.
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                                   Various factors, many of which are beyond the
                                   control of the owner or operator of a
                                   multifamily property, may affect the economic
                                   viability of that property.

                                   Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels.
                                   Occupancy and rent levels may also be
                                   affected by construction of additional
                                   housing units, competition and local
                                   politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                   The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

YOUR RISK OF LOSS MAY BE HIGHER
THAN YOU EXPECT IF YOUR
SECURITIES ARE BACKED BY
PARTIALLY UNSECURED HOME
IMPROVEMENT CONTRACTS AND HOME
EQUITY LOANS....................   The trust fund for any series may include
                                   home equity loans and home improvement
                                   contracts that were originated with
                                   loan-to-value ratios or combined
                                   loan-to-value ratios in excess of the value
                                   of the related mortgaged property. Under
                                   these circumstances, the trust fund for the
                                   related series could be treated as a general
                                   unsecured creditor as to any unsecured
                                   portion of any related loan. If a borrower
                                   defaults under a loan that is unsecured in
                                   part, the related trust fund
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                                   generally will have recourse only against the
                                   borrower's assets for the unsecured portion
                                   of the loan, along with all other general
                                   unsecured creditors of the borrower. In a
                                   bankruptcy or insolvency proceeding relating
                                   to a borrower on a partially unsecured loan,
                                   the borrower's unsecured obligation on that
                                   loan will be treated as an unsecured loan and
                                   may be discharged by the bankruptcy court.
                                   Losses on any partially unsecured loans that
                                   are not otherwise covered by a credit
                                   enhancement will be borne by the holders of
                                   one or more classes of securities of the
                                   related series.

YOU COULD BE ADVERSELY
AFFECTED BY VIOLATIONS OF
ENVIRONMENTAL LAWS..............   Federal, state and local laws and regulations
                                   impose a wide range of requirements on
                                   activities that may affect the environment,
                                   health and safety. In certain circumstances,
                                   these laws and regulations impose obligations
                                   on owners or operators of residential
                                   properties such as those that secure the
                                   loans held in the trust fund. Failure to
                                   comply with these laws and regulations can
                                   result in fines and penalties that could be
                                   assessed against the trust as owner of the
                                   related property.

                                   In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release or threat of release of petroleum and/or hazardous substances under certain circumstances if the lender has actually participated in the management of the mortgaged property. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT........   Any class of securities issued under this
                                   prospectus and the accompanying prospectus
                                   supplement will be rated in one of the four
                                   highest rating categories of at least one
                                   nationally recognized rating agency. A rating
                                   is based on the adequacy of the value of the
                                   related trust assets and any credit
                                   enhancement for that class, and reflects the
                                   rating agency's assessment of how likely it
                                   is that holders of the class of securities
                                   will receive the payments to which they are
                                   entitled. A rating is not an assessment of
                                   how likely it is that principal prepayments
                                   on the underlying loans will be made, the
                                   degree to which the rate of prepayments might
                                   differ from that originally anticipated or
                                   how
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                                   likely it is that the securities of a
                                   series will be redeemed early. A rating is
                                   not a recommendation to purchase, hold or
                                   sell securities because it does not address
                                   the market price or the securities or the
                                   suitability of the securities for any
                                   particular investor.

                                   A rating does not take into account the
                                   possibility that prepayment at higher or lower rates than an investor anticipates may cause a reduction in that investor's yield. A rating does not take into account the possibility that an investor purchasing a security at a premium might lose money on its initial investment under certain prepayment scenarios. In addition, if the rating relates to a series with a pre-funding account, it does not take into account:

                                   o the ability of the related trust fund to acquire subsequent loans,

                                   o    any prepayment of the securities
                                        resulting from the distribution of
                                        amounts remaining in the pre-funding
                                        account after the end of the funding
                                        period, or

                                   o    the effect on an investor's yield
                                        resulting from any such distribution.

                                   A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                   o    a decrease in the adequacy of the value
                                        of the trust assets or any related
                                        credit enhancement,

                                   o    an adverse change in the financial or
                                        other condition of a credit enhancement
                                        provider, or

                                   o    a change in the rating of the credit
                                        enhancement provider's long term debt.

                                   The amount, type and nature of credit
                                   enhancement established for a class of
                                   securities will be determined based on
                                   criteria established by each rating agency
                                   rating classes of that series. These criteria
                                   are sometimes based upon an actuarial
                                   analysis of the behavior of similar loans in
                                   a larger group. That analysis is often the
                                   basis upon which each rating agency
                                   determines the amount of credit enhancement
                                   required for a class. The historical data
                                   supporting any actuarial analysis may not
                                   accurately reflect future
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                                   experience, and the data derived from a large
                                   pool of similar loans may not accurately
                                   predict the delinquency, foreclosure or loss
                                   experience of any particular pool of mortgage
                                   loans. Mortgaged properties may not retain
                                   their values. If residential real estate
                                   markets experience an overall decline in
                                   property values such that the outstanding
                                   principal balances of the loans in a
                                   particular trust fund and any secondary
                                   financing on the related mortgaged properties
                                   become equal to or greater than the value of
                                   the mortgaged properties, the rates of
                                   delinquencies, foreclosures and losses could
                                   be higher than those now generally
                                   experienced in the mortgage lending industry.
                                   In addition, adverse economic conditions may
                                   prevent certain mortgagors from making timely
                                   payments on their loans. If that happens, the
                                   rates of delinquencies, foreclosures and
                                   losses in any trust fund may increase. If
                                   these losses are not covered by a credit
                                   enhancement, they will be borne, at least in
                                   part, by the holders of one or more classes
                                   of securities of the related series.

BOOK-ENTRY REGISTRATION

   Limit on Liquidity...........   Securities issued in book-entry form may have
                                   only limited liquidity in the resale market
                                   because investors may not want to buy
                                   securities for which they cannot obtain
                                   physical instruments.

   Limit on Ability to Transfer
   or Pledge....................   Transactions in book-entry securities can be
                                   effected only through The Depository Trust
                                   Company, its participating organizations, its
                                   indirect participants and certain banks.
                                   Therefore, your ability to transfer or pledge
                                   securities issued in book-entry form may be
                                   limited.

   Delays in Distributions......   You may experience some delay in receiving
                                   distributions on book-entry securities
                                   because the trustee will send the
                                   distributions to The Depository Trust Company
                                   for it to credit the accounts of its
                                   participants. In turn, these participants
                                   will then credit the distributions to your
                                   account either directly or indirectly through
                                   indirect participants.

PRE-FUNDING ACCOUNTS

   Pre-Funding Accounts Will Not
   Be Used to Cover Losses on
   The Loans....................   The prospectus supplement for a series of
                                   Pre-Funding Accounts Will Not securities may
                                   provide that on the closing Be Used to Cover
                                   Losses on date for that series, the depositor
                                   will the Loans deposit cash into a
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                                   pre-funding account. The amount deposited
                                   into the pre-funding account will never
                                   exceed 50% of the initial aggregate principal
                                   amount of the certificates and/or notes of
                                   the related series. The pre-funding account
                                   will be used to purchase additional loans
                                   from the depositor during the period
                                   beginning with the related closing date and
                                   ending not more than one year after the
                                   closing date. The depositor will acquire
                                   these additional loans from the seller or
                                   sellers specified in the related prospectus
                                   supplement. The trustee for the related
                                   series will maintain the pre-funding account.
                                   The pre-funding account will only hold funds
                                   to be used for purchasing the additional
                                   loans described above. Amounts on deposit in
                                   the pre-funding account will not be used to
                                   cover losses on or in respect of the related
                                   loans.

Unused Amounts Will Be
Paid as Principal to
Securityholders.................   Any amounts remaining in a pre-funding
                                   account at the end of the period specified in
                                   the applicable prospectus supplement will be
                                   distributed as a prepayment of principal to
                                   the related securityholders on the first
                                   distribution date after the end of that
                                   period. Any such distribution will be made in
                                   the amounts and according to the priorities
                                   specified in the related prospectus
                                   supplement. The holders of one or more
                                   classes of the related series of securities
                                   will bear the entire reinvestment risk
                                   resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES......................   The seller and the depositor will treat the
                                   transfer of the loans held in the trust fund
                                   by the seller to the depositor as a sale for
                                   accounting purposes. The depositor and the
                                   trust fund will treat the transfer of the
                                   loans from the depositor to the trust fund as
                                   a sale for accounting purposes. If these
                                   characterizations are correct, then if the
                                   seller were to become bankrupt, the loans
                                   would not be part of the seller's bankruptcy
                                   estate and would not be available to the
                                   seller's creditors. On the other hand, if the
                                   seller becomes bankrupt, its bankruptcy
                                   trustee or one of its creditor's may attempt
                                   to recharacterize the sale of the loans as a
                                   borrowing by the seller, secured by a pledge
                                   of the loans. Presenting this position to a
                                   bankruptcy court could prevent timely
                                   payments on the securities and even reduce
                                   the payments on the securities. Similarly, if
                                   the characterizations of the transfers as
                                   sales are
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                                   correct, then if the depositor were to become
                                   bankrupt, the loans would not be part of the
                                   depositor's bankruptcy estate and would not
                                   be available to the depositor's creditors. On
                                   the other hand, if the depositor becomes
                                   bankrupt, its bankruptcy trustee or one of
                                   its creditor's may attempt to recharacterize
                                   the sale of the loans as a borrowing by the
                                   depositor, secured by a pledge of the loans.
                                   Presenting this position to a bankruptcy
                                   court could prevent timely payments on the
                                   securities and even reduce the payments on
                                   the securities.

                                   If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will probably not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                   Federal and state statutory provisions
                                   affording protection or relief to distressed
                                   borrowers may affect the ability of the
                                   secured mortgage lender to realize upon its
                                   security in other situations as well. For
                                   example, in a proceeding under the federal
                                   Bankruptcy Code, a lender may not foreclose
                                   on a mortgaged property without the
                                   permission of the bankruptcy court.
                                   Additionally, in certain instances a
                                   bankruptcy court may allow a borrower to
                                   reduce the monthly payments, change the rate
                                   of interest, and alter the mortgage loan
                                   repayment schedule for under-collateralized
                                   mortgage loans. The effect of these types of
                                   proceedings can be to cause delays in
                                   receiving payments on the loans underlying
                                   securities and even to reduce the aggregate
                                   amount of payments on the loans underlying
                                   securities.
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HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES............   Debt securities that are compound interest
                                   securities will be, and certain other debt
                                   be, securities may issued with original issue
                                   income discount for federal tax purposes. A
                                   holder of debt securities issued with
                                   original issue discount is required to
                                   include original issue discount in ordinary
                                   gross income for federal income tax purposes
                                   as it accrues, before receiving the cash
                                   attributable to that income. Accrued but
                                   unpaid interest on the debt securities that
                                   are compound interest securities generally
                                   will be treated as original issue discount
                                   for this purpose.

                                   See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition
                                   Discount" and "-Market Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES

   Inclusion of Taxable Income
   in Excess of Cash Received...   If you own a certificate that is a residual
                                   interest in a real estate mortgage investment
                                   conduit for federal income tax purposes, you
                                   will have to report on your income tax return
                                   as ordinary income your pro rata share of the
                                   taxable income of that REMIC, regardless of
                                   the amount or timing of your possible receipt
                                   of any cash on the certificate. As a result,
                                   your offered certificate may have phantom
                                   income early in the term of the REMIC because
                                   the taxable income from the certificate may
                                   exceed the amount of economic income, if any,
                                   attributable to the certificate. Although you
                                   will have a corresponding amount of tax
                                   losses later in the term of the REMIC, the
                                   present value of the phantom income may
                                   significantly exceed the present value of the
                                   tax losses. Therefore, the after-tax yield on
                                   any REMIC residual certificate may be
                                   significantly less than that of a corporate
                                   bond or other instrument having similar cash
                                   flow characteristics. In fact, some offered
                                   certificates that are residual interests, may
                                   have a negative value.

                                   You have to report your share of the taxable
                                   income and net loss of the REMIC until all
                                   the certificates in the related series have a
                                   principal balance of zero. See "Federal
                                   Income Tax Consequences - Taxation of Holders
                                   of Residual Interest Securities."
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Some Taxable Income of a
Residual Interest Cannot Be
Offset..........................   A portion of the taxable income from a REMIC
                                   residual certificate may be treated as
                                   "excess inclusion income" as defined in the
                                   Internal Revenue Code of 1986, as amended
                                   (the "Code"). You will have to pay tax on the
                                   excess inclusions regardless of whether you
                                   have other credits, deductions or losses. In
                                   particular, the tax on excess inclusion
                                   income:

                                   o    generally will not be reduced by losses
                                        from other activities,

                                   o for a tax-exempt holder, will be treated as unrelated business taxable income, and

                                   o    for a foreign holder, will not qualify
                                        for any exemption from withholding tax.

                                   Individuals, Estates, Trust The fees and non-interest expenses of a REMIC and Certain
                                   Pass-through will be allocated pro rata to certificates Entities Should Not Invest that are residual interest in the REMIC. in REMIC
                                   Residual Certificates However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

                                   o    individuals,

                                   o    estates,

                                   o    trusts beneficially owned by any
                                        individual or estate, and

                                   o    pass-through entities having any
                                        individual, estate or trust as a
                                        shareholder, member or partner.

                                   In addition, the REMIC residual certificates
                                   will be subject to numerous transfer
                                   restrictions. These restrictions will reduce
                                   your ability to liquidate a REMIC residual
                                   certificate. For example, unless we indicate
                                   otherwise in the related prospectus
                                   supplement, you will not be able to transfer
                                   a REMIC residual certificate to a foreign
                                   person under the Code or to an entity treated
                                   as a partnership under the Code, unless all
                                   of its beneficial owners are United States
                                   persons.
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                                   See "Federal Income Tax Consequences -
                                   Taxation of Holders of Residual Interest
                                   Securities."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS.....................   The market value of the assets relating to a
                                   series of securities at any time may be less
                                   than the principal amount of the securities
                                   of that series then outstanding, plus accrued
                                   interest. After an event of default and a
                                   sale of the assets relating to a series of
                                   securities, the trustee, the master servicer,
                                   the credit enhancer, if any, and any other
                                   service provider specified in the related
                                   prospectus supplement generally will be
                                   entitled to receive the proceeds of that sale
                                   to the extent of unpaid fees and other
                                   amounts owing to them under the related
                                   transaction documents before any
                                   distributions to securityholders. Upon any
                                   such sale, the proceeds may be insufficient
                                   to pay in full the principal of and interest
                                   on the securities of the related series.

DERIVATIVE TRANSACTIONS.........   A trust fund may enter into privately
                                   negotiated, over-the-counter hedging
                                   transactions with various counterparties for
                                   the purpose of effectively fixing the
                                   interest rate it pays on one or more
                                   borrowings or series of borrowings These
                                   transactions include interest rate and
                                   securities-based swaps, caps, collars and
                                   floors, and are referred to as derivative
                                   transactions.

Credit Risks....................   If a trust fund enters into derivative
                                   transactions, it is expected to do so with
                                   banks, financial institutions and recognized
                                   dealers in derivative transactions. Entering
                                   into a derivative transaction directly with a
                                   counterparty subjects a trust fund to the
                                   credit risk that the counterparty may default
                                   on its obligation to the trust fund. By
                                   contrast, in transactions done through
                                   exchange markets, credit risk is reduced by
                                   the collection of variation margin and by the
                                   interposition of a clearing organization as
                                   the guarantor of all transactions. Clearing
                                   organizations transform the credit risk of
                                   individual counterparties into the more
                                   remote risk of the failure of the clearing
                                   organization. In addition, the financial
                                   integrity of over-the-counter derivative
                                   transactions is generally unsupported by
                                   other regulatory or self-regulatory
                                   protections such as margin requirements,
                                   capital requirements, or financial compliance
                                   programs. Therefore, the risk of default is
                                   much greater in an over-the-counter,
                                   privately negotiated derivative transaction
                                   than in an exchange-traded transaction. In
                                   the case of a default, the related
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                                   trust fund will be limited to contractual
                                   remedies under the agreements governing that
                                   derivative transaction. These remedies may be
                                   limited by bankruptcy, insolvency or similar
                                   laws.

Legal Enforceability Risks......   Privately negotiated, over-the-counter
                                   derivative transactions also may subject a
                                   trust fund to the following risks:

                                   o    if the counterparty does not have the
                                        legal capacity to enter into or perform
                                        its obligations under the transaction,
                                        the transaction would be unenforceable,

                                   o if a court or regulatory body ruled that classes of derivative transactions were unlawful or not in compliance with applicable laws or regulations, those transactions would be invalid and unenforceable, or

                                   o    if new legislation changed the legal,
                                        regulatory or tax status of derivative
                                        transactions, those changes might be
                                        detrimental to the related trust fund's
                                        interests.

Basis Risk......................   Using derivative transactions successfully
                                   depends upon the ability to predict movements
                                   of securities or interest rate markets. There
                                   might be an imperfect correlation, or even no
                                   correlation, between price movements of a
                                   derivative transaction and price movements of
                                   the investments or instruments being hedged.
                                   If a trust fund enters into derivative
                                   transactions at the wrong time, or if market
                                   conditions are not predicted accurately, the
                                   derivative transaction may result in a
                                   substantial loss to that trust fund and the
                                   related securityholders.

                                   Certain capitalized terms are used in this
                                   prospectus to assist you in understanding the
                                   terms of the securities. The capitalized
                                   terms used in this prospectus are defined on
                                   the pages indicated under the caption "Index
                                   of Principal Terms" beginning on page 119.
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                                 THE TRUST FUND

General

     The certificates of each series will represent interests in the assets of a trust fund. The notes of each series will be secured by a pledge of the assets of the related trust fund. The trustee will hold the trust fund for each series for the benefit of the related securityholders. Each trust fund will consist of the related trust fund assets (the "Trust Fund Assets"), which include a pool of loans specified in the related prospectus supplement together with payments relating to those loans, as specified in the related prospectus supplement.*
Unless the related prospectus supplement provides otherwise, the pool will be created on the first day of the month of issuance of the related series of securities. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor

     The depositor will acquire the Trust Fund Assets (either directly or through affiliates) from originators or sellers that may be affiliates of the depositor. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. Loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified in this prospectus under "Loan Program-Underwriting Standards" or as otherwise described in the related prospectus supplement.

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to o a pooling and servicing agreement among the depositor, the master servicer and the trustee, in the case of

     o    a series consisting of certificates, or

     o a master servicing agreement between the trustee and the master servicer, in the case of a series consisting of certificates and notes. The master servicer will receive a fee for its services. See
          "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     In the case of a series consisting of certificates, the term "agreement" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and master servicing agreement, as the context requires.

     If specified in the related prospectus supplement, a trust fund for a series may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

----------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. The term pass-through rate will refer to the pass-through rate borne by the certificates, and the term interest rate will refer to the interest rate borne by the notes, as applicable, of one specific series. The term trust fund will refer to one specific trust fund.


                                       24





     Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:

     o acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

     o    issuing securities and making distributions on them, and

     o    certain other related activities.

     The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

     The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Trust Fund Assets." The master servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as described in this prospectus under "Loan Program-Representations by Sellers; Repurchases" and "The Agreements-Sub-Servicing By Sellers" and "-Assignment of the Trust Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The master servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A maximum of 5% of the Trust Fund Assets as they will be constituted at the time that the applicable detailed description of Trust Fund Assets is filed will deviate in any material respect from the Trust Fund Asset pool characteristics described in the related prospectus supplement (other than the aggregate number or amount of loans). A copy of the agreement with respect to each series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the agreement delivered to the trustee upon delivery of the securities.

The Loans

     General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement contracts. In this prospectus, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all the loans in a pool will have monthly payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The related prospectus supplement will describe the payment terms of the loans to be included in a trust fund. The payment terms may include any of the following features, any combination of these features, or other features:

     o Interest may be payable at a fixed rate, a rate that adjusts from time to time in relation to a specified index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a loan as described more fully in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of any difference may be contributed by the seller of the property or by another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods (called lockout periods). Certain loans may permit prepayments after expiration of the applicable lockout period, and may impose a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans. In a buydown loan, a third party partially subsidizes the monthly payments of the mortgagor during the early years of the loan. The difference is made up from a buydown fund contributed by the third party at the time the loan is originated. The amount of the buydown fund will equal either the discounted value or the full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the loan at the time the master servicer receives the mortgagor's portion of the monthly payment. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund, combined with the monthly payment received from the mortgagor, equals the scheduled monthly payment on the loan. A buydown plan assumes that the mortgagor's income will increase during the buydown period so that the mortgagor will be able to make the full mortgage payments at the end of the buydown period. If the mortgagor's income does not increase, the mortgagor might default on its buydown loan. If a trust fund contains buydown loans, the related prospectus supplement will describe any limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate, and on the length of the buydown period.

     The real properties securing repayment of the loans are referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of the home equity loans and home improvement contracts, liens generally will be subordinated to one or more senior liens on the related mortgaged properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans and the home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be either:

     o the borrower's representation at origination either that the borrower will use the Property for at least six months every year or that the borrower intends to use the Property as a primary residence, or

     o a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the term of the leasehold will exceed the schedule maturity of the loan by at least five years.

     Multifamily Loans. Mortgaged properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Home Equity Loans. The mortgaged properties relating to home equity loans will be Single Family Properties. The home equity loans will be either revolving credit line loans or closed-end loans.

     o Revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a revolving credit line loan after the cut-off date.

     o Closed-end loans. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months.

     o With respect to certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement. See

"Risk Factors-Your Risk of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Improvement Contracts and Home Equity Loans."

     Additional Information. Each prospectus supplement will contain information about the loans in the related pool, as of the date of the prospectus supplement and to the extent then known to the depositor. This information will include:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series or any other date referred to in the related prospectus supplement as a cut-off date,

     o the type of property securing the loans (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, or other real property or home improvements),

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans,

     o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

     o    the maximum and minimum per annum Loan Rates and

     o    the geographical distribution of the loans.

If the depositor does not know specific information about the loans when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in the detailed description of Trust Fund Assets.

     Unless otherwise specified in the related prospectus supplement, the "Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

     Unless otherwise specified in the related prospectus supplement, the "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

     (x) the sum of

     o the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount available at origination), and

     o the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) (or, in the case of any open-ended senior mortgage loan, the maximum


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


          available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan,

     to

     (y) the collateral value of the related Property.

     The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan), is the lesser of:

     o    the sales price for the property, or

     o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

     Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any primary or secondary financing on the related mortgaged properties, as applicable, become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Trust Fund Asset or if the trustee determines that the documentation with respect to any Trust Fund Asset is incomplete. See "Loan Program-Representations by Sellers; Repurchases." The related prospectus supplement generally will specify the period during which substitution will be permitted.

     Available Information

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

     This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

Incorporation of Certain Documents by Reference

     All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

     The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

Reports to Securityholders

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. Such reports, however, will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-Reports to Securityholders."

                                 USE OF PROCEEDS

     The depositor will use the net proceeds from the sale of the securities to purchase Trust Fund Assets or will use those proceeds for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     IndyMac ABS, Inc., a Delaware corporation, was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The depositor will have purchased the loans, either directly or through affiliates, from various sellers. The applicable prospectus supplement may specify other underwriting criteria used in originating the loans, but if it does not, the loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified below under "-Underwriting Standards."

Underwriting Standards

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originate and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and ability to repay, as well as the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application that will supply the underwriting officer with pertinent credit information, including the principal balance and payment history with respect to any senior mortgage. Unless otherwise specified in the related prospectus supplement, the related seller will verify the credit information supplied by the borrower. The borrower generally must provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report summarizing the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer). The employment verification specifies the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The appraised value of the property must be such that it currently supports, and is expected to support in the future, the outstanding loan balance.


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


     The maximum loan amount will vary depending on a borrower's credit grade and loan program but will not generally exceed $3,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. As specified in the related prospectus supplement, compensating factors may include low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of any underlying first mortgage loan.

     Each seller's underwriting standards will generally permit loans with Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I Loans.

     After obtaining the employment, credit and property information, the seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to make payments on the mortgage loan in addition to any other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending on a borrower's credit grade and loan program. Variations in the debt-to-income ratio limit will be permitted based on any compensating factors specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property the title to which is held by a third party lessor, the seller will (unless otherwise specified in the related prospectus supplement) represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan.

     Some of the loans that may be included in a trust fund are types of loans that have been developed recently and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These loans are underwritten based on a judgment that the borrowers are able to make the initial monthly payments. In some cases, a borrower's income may not be sufficient for the borrower to continue to make loan payments as the payments increase. These loans may also be underwritten primarily based on Loan-to-Value Ratios or other favorable credit factors.

     Qualifications of Sellers

     Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related prospectus supplement, each seller also must be:

     o a seller/servicer approved by either the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), and

     o a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the loans sold by it and evidenced by all, or a part, of a series of securities. These representations and warranties generally will include, among other things:

     o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each loan (other than cooperative loans and certain home equity loans), and that each policy (or certificate of title, as applicable) remained in effect on the date the loan was purchased from the seller by or on behalf of the depositor;

     o that the seller had good title to each loan and that the loan was not subject to any valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o that each loan (other than cooperative loans) constituted a valid lien on, or a perfected security interest in, the Property (subject only to any permissible disclosed liens, any applicable title insurance exceptions, any applicable liens of nondelinquent current real property taxes and assessments, any applicable liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, any applicable liens for common charges, and certain other exceptions described in the applicable agreement);

     o that there were no delinquent tax or assessment liens against the Property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If specified in the related prospectus supplement, the seller's representations and warranties in respect of a loan will be made as of the date on which the seller sold the loan to the depositor or one of its affiliates, instead of as of the cut-off date. In that case, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Because the seller's representations and warranties do not include events occurring after the sale, the seller's repurchase obligation (described in the next paragraph) will not apply if an event that would otherwise have triggered the obligation occurs after the sale date. However, the depositor will not include any loan in a trust fund if the depositor has reason to believe that the seller's representations and warranties in respect of that loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

     The master servicer (or the trustee, if the master servicer is also the seller) will promptly notify the applicable seller of any breach of its representations and warranties in respect of a loan that materially and adversely affects the securityholders' interests in that loan. If the seller cannot cure the breach on or before the business day after the first determination date (as defined in the related prospectus supplement) that is more than 90 days after the seller receives notice from the master servicer or the trustee, as the case may be, the seller will be obligated either:

     o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest thereon at the Loan Rate, up to the scheduled monthly payment date for the loan in the month following the month of repurchase (less any advances or amount payable as related servicing compensation if the seller is the master servicer), or

     o to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure a breach) if the breach constitutes fraud in the origination of the affected loan and the seller did not have knowledge of the fraud.

If a REMIC election is to be made with respect to a trust fund, unless otherwise specified in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax in connection with any repurchase or substitution. In addition, the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities-General" in this prospectus. Except where the master servicer is also the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders, acting in its good faith business judgment as if it were the owner of the loan. This obligation to repurchase or substitute will constitute the sole remedy available to securityholders or the trustee for a seller's breach of representations and warranties.

     Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so. No assurance can be given that sellers will fulfill their repurchase or substitution obligations.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements (a pooling and servicing agreement or a trust agreement) among the depositor, the master servicer and the trustee. A form of pooling and servicing agreement and a form of trust agreement have been filed as a exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for that series, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the securityholders of the securities of that series. The provisions of each agreement will vary depending on the nature of the securities to be issued under it and the nature of the related trust fund. The following summaries of the material provisions that may appear in each agreement are subject to, and are qualified in their entirety by reference to, all the provisions of the agreements for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

General

     The securities of each series will be issued either in book-entry or fully registered form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. The securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured, as specified in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     o the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest, including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date));

     o the assets required to be deposited in the related Security Account from time to time, as described under "The Agreements-Payments on Loans; Deposits to Security Account";

     o property that secured a loan and is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

     o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

     If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the related Trust Fund Assets. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made

     o    before distributions on one or more other classes,

     o    after the occurrence of specified events,

     o    in accordance with a schedule or formula, or

     o based on collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amount of these distributions may vary among classes or over time, as specified in the related prospectus supplement.

     The trustee will make distributions of principal and interest (or, where applicable, principal only or interest only) on the related securities on each applicable distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions may be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law, the purchase and holding of certain classes of securities by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in "prohibited transactions" within the meaning of ERISA and the Code, or may subject the trustee, the master servicer or the depositor to obligations or liabilities in addition to those undertaken in the related agreement. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of securities of those classes will not be registered unless the transferee

     o represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement, or

     o provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a "real estate mortgage investment conduit" or REMIC, as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series for which a REMIC election is made, the master servicer or a holder of the related residual interest or ownership interest, respectively, will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus. Various methods that may be used in determining the amount of distributions on the securities of a series are described in the following paragraphs. Each prospectus supplement will describe in detail the method for determining the amount of distributions on the securities of that series.

     The trustee will make distributions of principal and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve account. Each prospectus supplement will describe how distributions of principal and interest will be applied to the related securities on each distribution date. Each prospectus supplement will also describe the method of allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the "Available Funds," as described in the related prospectus supplement and the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be fixed or adjustable, as specified in the related prospectus supplement), from the date and for the periods specified in that prospectus supplement. If funds are available, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities on which interest accrues but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero, or for the period specified in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to a class of accrual securities, any interest that has accrued but is not paid on any distribution date will be added to the Class Security Balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will begin only after the occurrence of the events specified in the related prospectus supplement. Before that time, the beneficial ownership interest in the trust fund (or the principal balance, as applicable) of a class of accrual securities, as reflected in its Class Security Balance, will increase on each distribution date by the amount of interest that accrued on the class during the preceding interest accrual period but was not distributed on that distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method of calculating the amount of principal to be distributed on the securities on each distribution date and the manner of allocating it among the classes of securities entitled to distributions of principal. The Class Security Balance of any class entitled to distributions of principal generally will be the original Class Security Balance of that class, reduced by all distributions reported to the holders of that class as allocable to principal and,

     o in the case of accrual securities, increased by all interest accrued but not then distributable on those securities and

     o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If specified in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments received from borrowers in advance of their scheduled due dates and not accompanied by amounts representing scheduled interest due after the month of those payments, in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of certain classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by those other securities. See "Credit Enhancement-Subordination" in this prospectus.

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the next distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distribution will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of interest and principal that were delinquent on the related determination date and were otherwise not advanced by any sub-servicer, subject to the master servicer's determination that the advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will try to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If the master servicer makes advances from funds in a Security Account, the master servicer will replace the funds on or before the next distribution date if the funds in that Security Account on that distribution date would be less than the amount required for distributions to securityholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. If specified in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described under "Credit Enhancement" in this prospectus and the related prospectus supplement.

     In the event that the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Reports to Securityholders

     The applicable prospectus supplement may specify different items to be reported, but if it does not, the master servicer or the trustee will furnish to each related securityholder of record, either before or concurrently with each distribution on a distribution date, a statement including, to the extent applicable to that series:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if specified in the related prospectus supplement, prepayment penalties;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date and the aggregate amount withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

     o the percentage of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments on the loans, if any, that each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o    the number and aggregate principal balances of loans

          o delinquent but not in foreclosure 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, and

          o in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days,

     in each case as of the close of business on the last day of the calendar month preceding that distribution date;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, expected to apply to any class on the next distribution date for that class;

     o the amount remaining in any reserve account at the close of business on the distribution date; o

     o the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the applicable class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include other information similar to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year:

     o    a report containing the aggregate of the amounts referred to in items
          (i) and (ii) above for that calendar year (or, if that person was a securityholder of record during a portion of the calendar year, for the applicable portion of that year, and

     o other customary information considered appropriate for securityholders to prepare their tax returns.

Categories of Classes of Securities

     In general, classes of securities fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

                                                                  Definition
Categories of Classes                                           Principal Types
---------------------                                           ---------------
Accretion Directed....................   A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                                         directed class also may receive principal payments from
                                         principal paid on the underlying Trust Fund Assets or other assets of the trust fund for the related series.

Companion Class.......................   A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or
                                         scheduled principal classes.

Component Securities..................   A class consisting of "components." The components of a
                                         class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component
                                         securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.........   A class that, for the period of time specified in the
                                         related prospectus supplement, generally will not receive
                                         (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated
                                         disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying
                                         Trust Fund Assets, as

                                         specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is
                                         locked out of will be distributed to the other classes of
                                         senior securities.

Notional Amount Securities............   A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs.......   A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                         assuming two constant prepayment rates for the underlying
                                         Trust Fund Assets. These two rates are the endpoints for the
                                         "structuring range" for the planned principal class. The
                                         planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes,
                                         etc.) having different effective structuring ranges and
                                         different principal payment priorities. The structuring
                                         range for the secondary planned principal classes of a
                                         series will be narrower than that for the primary planned
                                         principal classes of that series.

Scheduled Principal Class.............   A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                         designated as a planned principal class or targeted
                                         principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                         Trust Fund Assets. These two rates are the endpoints for the
                                         "structuring range" for the scheduled principal class.

Sequential Pay........................   Classes that receive principal payments in a prescribed
                                         sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A
                                         single class that receives principal payments before or
                                         after all other classes in the same series may be identified as a sequential pay class.

Strip.................................   A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets or other assets of the trust fund.

Support Class (also sometimes referred
to as "companion classes")............   A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or
                                         scheduled principal classes.

Targeted Principal Class or TACs......   A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                         assuming a single constant prepayment rate for the
                                         underlying Trust Fund Assets.

                                         INTEREST TYPES

Fixed Rate............................   A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.........................   A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse Floating Rate.................   A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.

Variable Rate.........................   A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                                         Loan Rates borne by the underlying loans).

Interest Only.........................   A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets of the trust fund and little or no principal. Interest only
                                         classes have either a nominal principal balance or a
                                         notional amount. A nominal principal balance represents
                                         actual principal that will be paid on the class. It is
                                         referred to as nominal because it is extremely small
                                         compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any
                                         distributions of principal.

Principal Only........................   A class that does not bear interest and is entitled to
                                         receive only distributions of principal.

Partial Accrual.......................   A class that accretes a portion of the accrued interest on the class. The accreted amount will be added to the
                                         principal balance of the class on each applicable
                                         distribution date, with the remainder of the accrued
                                         interest to be distributed currently as interest on the
                                         class. The accretion may continue until a specified

                                         event has occurred or until the partial accrual class is
                                         retired.

Accrual...............................   A class that accretes all the accrued interest otherwise
                                         distributable on the class. The accreted amount will be
                                         added as principal to the principal balance of the class on each applicable distribution date. The accretion may
                                         continue until some specified event has occurred or until
                                         the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

     Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

     Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO Method."

     The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the

Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

     The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Derivative Transactions

     If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings These transactions include interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions involve an agreement between two parties to exchange payments based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a specified amount of principal for a specified period of time.

     Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

Book-Entry Registration of Securities

     If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

     o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

     o indirectly through organizations that are participants in these systems.

     Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

     Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

     Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

     Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

     o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

     o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

     o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     The master servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


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


                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit enhancement described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

     If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

     If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

     In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.


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


     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

     Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

     o    the loans on the related cut-off date, or

     o    one or more classes of securities.

     If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Insurance Policies, Surety Bonds and Guaranties

     If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

     o    paying administrative expenses, or


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


     o establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

     These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Over-Collateralization

     If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization.

Reserve Accounts

     If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

     The reserve account for a series will be funded by:

     o a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

     o a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

     o    any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

     Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.


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


Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the master servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

     The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Financial Instruments

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments in the event that any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross-Collateralization

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups


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


within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

     o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

     o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

     As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool. The applicable prospectus supplement may state that some loans provide for prepayment penalties, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the prepayment rate of these loans. Generally, borrowers do not view home equity loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first mortgage loans. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first mortgage loans.

     A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any revolving credit line loans. Other factors that might affect the prepayment rate of a pool of home equity loans or home improvement contracts include the amount of, and interest rates on, the related senior mortgage loans, and the fact that subordinate mortgage loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on home equity loans


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


for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

     Collections on revolving credit line loans may vary because, among other things, borrowers may:

     o    make payments as low as the minimum monthly payment for any month,

     o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, in the case of closed-end loans for which an interest-only payment option has been selected), or

     o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

     In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers' payment habits.

     The applicable prospectus supplement may indicate that some conventional loans do not have due-on-sale provisions, but if it does not, then all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.


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


     Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the master servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

     Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

     State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the master servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the master servicer.

     If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual.

     Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "The Agreements-Termination; Optional Termination."

     Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.


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


                                 THE AGREEMENTS

     The following is a summary of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of the Trust Fund Assets

     At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received (if the loans are sold based on actual principal balances) or scheduled to be received (if the loans are sold based on scheduled principal balances) by or on behalf of the depositor on or with respect to the loans after the cut-off date (other than any retained interest specified in the related prospectus supplement). Concurrently with the assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as the Loan Rate or APR, the maturity of each loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

     Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan or multifamily loan:

     o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

     o an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

     o any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

     The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,


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


     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement, and

     o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     For any loans that are home equity loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the master servicer will retain them.

     For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

     The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

     o purchase the related loan from the trust fund at the Purchase Price or,

     o if specified in the related prospectus supplement, replace the loan with another loan that meets specified requirements.

     There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the seller's obligation, the master servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the master servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.


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


     Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the master servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained for each trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be either

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

     o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), or

     o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

     o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

     The collateral eligible to secure amounts in the Security Account is limited to specified permitted investments. A Security Account may be maintained as an interest bearing account, or the funds held in it may be invested in specified permitted investments pending each succeeding distribution date. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, as long as it meets the criteria specified above.

     The master servicer will deposit or cause to be deposited in the Security Account for each trust fund (to the extent applicable and unless the related prospectus supplement or agreement provides for a different deposit arrangement) the following payments and collections received or advances made by or


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on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest):

     o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage guaranty insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program-Representations by Sellers; Repurchases" or "The Agreements-Assignment of the Trust Fund Assets," and all proceeds of any loan repurchased as described under "The Agreements-Termination; Optional Termination";

     o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance";

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the Security Account pursuant to the applicable agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

     o to reimburse the master servicer for advances; provided, however, that the right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and interest on the loan (or insurance proceeds or liquidation proceeds from the loan);


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     o    to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in performing its servicing obligations; provided, however that the right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the applicable agreement;

     o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

     o to clear and terminate the Security Account upon termination of the applicable agreement.

     In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

     If specified in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover


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shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

     Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the other related agreements. Each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer. However, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

     All references in this prospectus and the related prospectus supplement to actions, rights or duties of the master servicer will be deemed to include any and all sub-servicers acting on the master servicer's behalf. The master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if it alone were servicing the loans, to the extent specified in the related prospectus supplement.

Collection Procedures

     The master servicer will make reasonable efforts to collect all payments called for under the loans. In addition, the master servicer will, consistent with each agreement and any pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for loans that are comparable to these loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of that loan by a pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable. If the master servicer is obligated to make advances (or cause them to be made), the obligation will remain in effect during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting mortgage loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage guaranty insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by


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applicable law, the mortgagor remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." The terms of the related loan may not be changed in connection with any such assumption.

     With respect to any cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     The related prospectus supplement may provide otherwise, but the master servicer generally will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which such property is located. The coverage will be in an amount that is at least equal to the lesser of

     o    the maximum insurable value of the improvements securing the loan or

     o    the greater of

          (1)  the outstanding principal balance of the loan and

          (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising


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part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in it but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, their basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Because the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on them decrease, and because improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.


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     If recovery on a defaulted loan under any related insurance policy is not available for the reasons described in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount withdrawn by the master servicer. Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery of insurance proceeds will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on it. See "Credit Enhancement."

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

          (1) to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

          (2) to reimburse the master servicer for any unreimbursed advances with respect to the loan;

          (3) to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

          (4)  as a recovery of principal of the loan. (8)

Realization Upon Defaulted Loans

     Primary mortgage guaranty insurance policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage guaranty insurance policy with regard to each loan for which coverage is required. Primary mortgage guaranty insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage guaranty insurance policy in effect at the time of the initial issuance of a series of securities that is


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required to be kept in force under the applicable Agreement unless the replacement primary mortgage guaranty insurance policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans-Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

     The master servicer will, to the extent provided in the related prospectus supplement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. Certain other expenses may be borne by the related trust fund as specified in the related prospectus supplement.


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Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of an officer of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties under the Agreement are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred for


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willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it deems necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each Agreement will consist of:

     o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities such class evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

     o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified therein;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of securityholders and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the Agreement. The assets of the trust


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fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, so long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending any appointment, the trustee is obligated to act as master servicer. The trustee and any successor to the master service may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

     Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

     o a default in the payment of any principal of or interest on any note of any series which continues unremedied for five days after the written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.


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     If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

     o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

     If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

     Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default.


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Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders:

     o    to cure any ambiguity or mistake;

     o to correct any defective provision in the Agreement or to supplement any provision in the Agreement which may be inconsistent with any other provision in it;

     o to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

     o to add to the duties of the depositor, the seller or the master servicer;

     o to add any other provisions with respect to matters or questions arising under the Agreement or

     o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement.

     However, no action pursuant to the fifth and sixth bulleted items above may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required, however, if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

     In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent necessary or helpful to maintain the qualification of the related trust fund as a REMIC, avoid or minimize the risk of the imposition of any tax on the REMIC or to comply with any other provision of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk comply with any such requirement of the Code, as the case may be.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing not less than 66 2/3% of the aggregate percentage interests of each class adversely affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities. However, that no such amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security,

     o amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing


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


          percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

     o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. Generally, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

     o the final payment of or other liquidation of the last of the Trust Fund Assets subject to it or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

     o the purchase by the master servicer or, if specified in the related prospectus supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the securities has been reduced to a specified level.

     Unless the related prospectus supplement provides otherwise, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the master servicer or such other person at a price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the master servicer or the other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

     In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in


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accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

General

     The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

     o A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

     o A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

     o A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

     The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.


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     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

     A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

Foreclosure and Repossession

     Deed of Trust. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an


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interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

     In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

     Mortgages. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

     Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

     Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.


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


     Cooperative Loans. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

     In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.


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Environmental Risks

     Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

     CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States v. Fleet Factors Corp (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

     Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum


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storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

     Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

Rights of Redemption

     In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.


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     Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bides (or no bids) at the foreclosure sale.

     Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

     Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

Due-On-Sale Clauses

     Each conventional loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

     o originated or assumed during the "window period" under the Garn-St Germain Act (which ended no later than October 15, 1982), and

     o originated by lenders other than national banks, federal savings institutions and federal credit unions.

     FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have


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enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

     The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

Prepayment Charges And Late Payment Fees

     Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

Home Improvement Contracts

     General. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "contracts"). The contracts generally are "chattel paper" or "purchase money security interests," each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will


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not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

     In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

     Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the Trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract.


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Installment Contracts

     The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers Civil Relief Act

     Under the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

Junior Mortgages and Rights of Senior Mortgagees

     If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and,


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possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

Other Loan Provisions and Lender Requirements

     The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

     In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

     o pay all taxes and assessments on the property before they become delinquent,

     o pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

     o    provide and maintain fire insurance on the property,

     o maintain and repair the property and not commit or permit any waste of the property, and

     o appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

     Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

Priority of Additional Advances

     Most institutional lenders that make revolving credit line loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount


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advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

The Title I Program

     General. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     Loans eligible for FHA insurance under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

     A Title I Loan is originated using one of the following methods:

     o Direct Loan. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

     o Dealer Loan. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

     Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. The note must permit full or partial prepayment of the loan. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

     Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-maker) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.


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     Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it shall promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

     To be eligible for a Title I Loan, the borrower must have:

     o at least a one-half interest in fee simple title to the real property, or

     o a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan, or

     o a recorded land installment contract for the purchase of the real property.

     In the case of a Title I Loan over $15,000, the borrower also must have equity in the property being improved at least equal to the amount of the loan. Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The


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FHA charges a fee of 0.50% per annum of the net proceeds (the original balance)
of any eligible loan that it receives and acknowledges. The FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

     The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

     o the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

     o the amount of insurance coverage attributable to insured loans that the lender sells.

     A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I insurance contract. The lender may not, however, transfer these loans as collateral in a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that:

     o unless the default is cured within 30 days or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated, and

     o if the default persists, the lender will report the default to an appropriate credit agency.

     If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

     Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract.


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If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

     Payment on an FHA insurance claim is made in an amount equal to the "claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

     o the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

     o interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

     o    uncollected court costs,

     o    attorney's fees up to $500, and

     o    the cost of recording the assignment of the security to the United
          States.

Consumer Protection Laws

     Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest.


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In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o the Trust in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans provide consumers who pledged their principal dwelling as collateral in an on-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

     o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to no-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

     o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

     o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

     o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

     o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the


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trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Securityholders will vary depending on whether (i) the securities of a series are classified as indebtedness; (ii) an election is made to treat the trust fund relating to a particular series of securities as a REMIC; (iii) the securities represent interests in a grantor trust; or (iv) the trust fund relating to a particular series of securities is classified as a partnership. The Prospectus Supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related trust fund containing an opinion of Sidley Austin Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Taxation of Debt Securities

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Stated interest on regular interests in REMICs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Securityholder's normal accounting method. Thus, a taxpayer may be required to report income in respect of a REMIC regular interest before actually receiving a corresponding cash distribution. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes, including regular interests in REMICs, will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities (i.e., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID


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which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder, (the "OID Regulations"). A Securityholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however, if the interest is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security generally includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security ("pre-issuance accrued interest"). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include stated interest if it is "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.


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     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate (and not as contingent interest) if, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a regular interest in a REMIC and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Securityholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security


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(determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. As a result of this method, if the rate of prepayments on the Loans exceeds the Prepayment Assumption, the amount of OID included in income will be higher in earlier periods. Similarly, if the rate of prepayments on the Loans is less than the Prepayment Assumption, the amount of OID included in income will be lower in earlier periods. No representation have been made to the holders that the Loans will prepay at a rate equal to the Prepayment Assumption (or any other rate).

     Although the OID Regulations do not provide for such adjustments, the Depositor may adjust the accrual of OID on a class of Debt Securities to take account of realized losses on the Loans. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class Debt Securities could increase.

     Certain classes of Debt Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to REMIC regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC regular interests or Stripped Securities (as defined under "-Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC regular interests, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted


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Securities that are Stripped Securities. See "-Tax Status as a Grantor
Trust-Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Under section 1277 of the Code, the excess of investment interest expense paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, the underlying Loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. Excluding the discussion above regarding Interest Weighted Securities, a holder who purchases a Debt Security at a cost greater than its stated redemption price at maturity, generally may elect to amortize the premium as an offset to interest income on such security (but not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. An election to amortize premium will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder. Furthermore, the election will be irrevocable without the consent of the IRS. Purchasers who


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pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. A holder of a Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of The Remic and Its Holders

     General. In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Not withstanding the above, if less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

Remic Expenses; Single Class Remics

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of


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the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder.

Taxation of the Remic

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on the Loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to the Loans, and servicing fees and other expenses of the REMIC. In the case of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) deduction for servicing fees payable on the Loans (or other administrative expenses) for a given taxable year will be limited to the amount by which such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the Loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     If the REMIC's basis allocable to the Loans that it holds exceeds their principal amounts, the excess or premium will generally be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of


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any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. However, to the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a security representing a residual interest in a REMIC (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. Examples of situations of "phantom income," the reporting of taxable income without corresponding distributions include the receipt by the REMIC of OID income, or use of interest payments received to pay down principal on the regular interest securities. If this occurs, excluding the possibility of further losses, it is likely that cash distributions will exceed taxable income in later years. Accordingly, taxable income may also be greater in earlier years of the REMIC as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Furthermore, the Residual Interest Certificate may be structured so that it is unlikely to receive any significant cash distributions. Therefore, the after-tax yield on the Residual Interest Security may be negative (or less than that of a similar corporation bond or stripped instrument.)

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will


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recognize gain (treated as gain from the sale of the Residual Interest Security)
to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "-Restrictions on Ownership and Transfer of Residual Interest Securities" and "-Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC


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residual interest by any "Disqualified Organization." Disqualified Organizations
include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, the pooling and servicing agreement will require that a transferee of a Residual Interest Security deliver to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization, before a transfer of the Residual Interest Security.

     If, in violation of the restrictions set forth above, a Residual Interest Security is transferred to a Disqualified Organization, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-Tax Treatment of Foreign Investors."

     Any transfer of the Residual Interest Security will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "OFFSHORE LOCATION"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

     Under the first alternative test, a transfer by the holder of the Residual Interest Security will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest


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as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Interest Security will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Interest Security would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

     The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interest Security should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. Ordinarily, the REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     In the absence of a REMIC election, a trust fund generally will be classified as a grantor trust if (i) there is either only one class of securities that evidences the entire undivided beneficial ownership of the Trust Fund Assets, or, if there is more than one class of securities, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the related Agreement to vary the investment of the Securityholders. If these conditions are satisfied, the related Prospectus Supplement will


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recite that in the opinion of Sidley Austin Brown & Wood LLP, special counsel to the Depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the securities ("Stripped Securities") will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the Loans (without reduction for the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee"), and deduct such Servicing Fees as if the holder held the loans directly (according to the holder's tax accounting method. In the case of Pass-Through Securities, other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans. In the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. These percentages are scheduled to be reduced in 2006 and return to current levels in 2010.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their relative fair market values, determined as of the time of purchase of the securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, because the securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with more than a "de minimis" amount of OID or a Stripped Security, a holder of a security will be required to report as interest income its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount (or premium) on a Loan will be includible in income (or an amortized reduction of


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income) in the manner described above, except that in the case of Pass-Through
Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the security. See "-Taxation of Debt Securities; Market Discount" and "-Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price (or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest).

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities that technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If,


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however, the Loans prepay at a rate slower than the Prepayment Assumption, the use of this method may delay a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, although there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds classified as partnerships, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such REMIC regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds classified as partnerships, a holder, other than a holder of a Residual Interest Security, may, under certain


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circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Proposed Reporting Regulations

     In June 2002, the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds classified as partnerships, interest will normally qualify as portfolio interest unless (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at an applicable rate (unless reduced or eliminated by a tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"). Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984 and with respect to any foreclosure property owned by the trust funds.

     Notwithstanding the above, interest and OID of Securityholders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes United States withholding tax. It is clear that, to the extent that a payment constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in


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order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

     Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal the amount of tax resulting from the REMIC's excess inclusion income, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     In the absence of a REMIC election, a trust fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes. Sidley Austin Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a trust fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the Noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the notes will be classified as debt for federal income tax purposes. The tax treatment of the notes is described under the caption "Taxation of Debt Securities" set forth above.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The trust fund and the Master Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the certificates, the notes, the trust fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.


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     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on Loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the owner of the transferor interest. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to


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the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.

     If the trust fund acquires the Loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Code Section 708 and regulations thereunder, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received (or losses incurred) with respect to such Certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a Certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.


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     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the trust fund which will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after


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the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the applicable rate for their domestic U.S. counterparts in the case of corporate and noncorporate foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or (other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Each foreign holder may be required to file a U.S. income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a foreign certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. "Guaranteed payments" will not be considered "portfolio interest", and, therefore, may be subject to withholding tax (unless reduced or eliminated pursuant to an applicable treaty). In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Unless the holder is an exempt recipient, distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures.


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                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) Under this regulation (the "Plan Assets Regulation"), the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets, could be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, with respect to transactions involving the issuer's assets. The prospectus supplement with respect to a series of securities will indicate the expected treatment of that series under the Plan Assets Regulation.


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


     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed plan assets of each Plan that purchases equity securities, an investment in the equity securities by a Plan might result in a prohibited transaction under ERISA Sections 406 and 407 and that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions and underwritten or placed by that underwriter or underwritten by a syndicate managed or co-managed by the underwriter.

     Although each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities issued by the entity unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction");

          (3) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if in a Designated Transaction) from Standard & Poor's, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch") (each, a "rating agency");


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


          (4) the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

          (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

     The Underwriter Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

     The trust fund must also meet the following requirements:

          (i) the corpus of the investment pool must consist solely of assets of the type that have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories, (four in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.


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     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a entity holding receivables on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more entities containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to an eligible swap held in the trust fund and any affiliate of such parties (the "Restricted Group").

     The Underwriter Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to security-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the entity, may transferred to the entity within a 90-day or three-month period following the closing date (the "pre-funding period") instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     The rating of a security may change. If a security no longer has a rating of at least BBB- from at least one rating agency, it will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had acquired the security when it has an investment-grade rating would not be required by the Underwriter Exemption to dispose of it).

     The Prospectus Supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under


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


the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:


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


     o by negotiated firm commitment underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

     o the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

     o the method of determining the price at which the underwriters will sell the securities.

     Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

     If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

     The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating


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


categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                                            Page
                                                                            ----
APR ..........................................................................30
Asset Conservation Act........................................................81
BIF...........................................................................63
Capitalized Interest Account..................................................65
Cash Flow Bond Method........................................................105
CERCLA........................................................................81
Class Security Balance........................................................39
Code..........................................................................38
Credit Enhancement............................................................39
DOL..........................................................................113
DTC...........................................................................50
Eleventh District.............................................................47
eligible corporation.........................................................103
ERISA.........................................................................38
FDIC..........................................................................35
FHA...........................................................................27
FHLBSF........................................................................47
FHLMC.........................................................................34
Fitch........................................................................115
FNMA..........................................................................34
Interest Weighted Securities..................................................96
Loan Rate.....................................................................27
Morgan........................................................................52
National Cost of Funds Index..................................................48
Nonresidents.................................................................107
OID...........................................................................94
OID Regulations...............................................................94
OTS...........................................................................48
Parties in Interest..........................................................114
Pass-Through Securities......................................................104
Pay-Through Security..........................................................95
Plans........................................................................113
Prepayment Assumption.........................................................96
Property Improvement Loans....................................................88
PTCE.........................................................................114
Purchase Price................................................................36
Ratio Strip Securities.......................................................105
RCRA..........................................................................82
Relief Act....................................................................86
Residual Interest Security...................................................100
Restricted Group.............................................................116
S&P..........................................................................115
SAIF..........................................................................63
Security Account..............................................................63
Servicing Fee................................................................104
Single Family Properties......................................................28
SMMEA........................................................................117
Stripped Securities..........................................................104
TIN..........................................................................107
Title I Loans.................................................................88
Title I Program...............................................................88
Title V.......................................................................84
Trust Fund Assets.............................................................25
UCC...........................................................................80
Underwriter Exemptions.......................................................114
VA............................................................................27
VA Guaranty...................................................................70

                 HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                               SERIES SPMD 2004-B
                                     Issuer

                               INDYMAC ABS, INC.
                                   Depositor


                                IndyMac Bank'sm'
                           Seller and Master Servicer
                                  $969,000,000

              Home Equity Mortgage Loan Asset-Backed Certificates,
                               Series SPMD 2004-B


                            -----------------------
                             PROSPECTUS SUPPLEMENT
                            -----------------------


                            DEUTSCHE BANK SECURITIES

                        GREENWICH CAPITAL MARKETS, INC.

                                 MORGAN STANLEY

                              UBS INVESTMENT BANK


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series SPMD 2004-B Home Equity Mortgage Loan Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series SPMD 2004-B Home Equity Loan Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series SPMD 2004-B Home Equity Mortgage Loan Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                               September 28, 2004



                         STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as................. 'r'
The service mark symbol shall be expressed as......................... 'sm'
The British pound sterling sign shall be expressed as................. 'L'
The section symbol shall be expressed as.............................. 'SS'
The less-than-or-equal-to sign shall be expressed as.................. <=
The greater-than-or-equal-to sign shall be expressed as............... >=